    As Filed with the Securities and Exchange Commission on January 4, 2005
                              Registration No. 333-


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                              SIVAULT SYSTEMS, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                                     0-3071
                           ---------------------------
                              (Commission File No.)

          NEVADA                         4822                    98-0209119
         -------                     ------------                ----------
State or other Jurisdiction   (Primary Standard Industrial    (I.R.S. Employer
    of incorporation or        Classification Code Number)   Identification No.)
     organization)

                          500 FIFTH AVENUE, SUITE 1650
                               NEW YORK, NY 10110
                                 (212) 931-5760
          (Address and telephone number of principal executive offices and principal place of business)

                  Emilian Elefteratos, Chief Executive Officer
                              SiVault Systems, Inc.
                          500 Fifth Avenue, Suite 1650
                               New York, NY 10110
                                 (212) 931-5760
            (Name, address and telephone number of agent for service)

                                   Copies to:
                              Thomas G. Amon, Esq.
                          Law Offices of Thomas G. Amon
                          500 Fifth Avenue, Suite 1650
                               New York, NY 10110
                                 (212) 810-2430
                               212 819-2427 (Fax)

                    Approximate date of proposed sale to the
                public: FROM TIME TO TIME AFTER THIS REGISTRATION
                          STATEMENT BECOMES EFFECTIVE.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment pans, check the following box: [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

  Title of each class of                            Proposed maximum       Proposed maximum
     securities to be          Amount to be        offering price per     aggregate offering          Amount of
        registered            registered (1)           share (2)               price (2)          registration fee
Common Stock                     13,846,109              $ 2.50              $34,615,273            $  4,074.22

Common Stock issuable upon
exercise of outstanding
Warrants (5)                      4,685,898              $ 2.50              $11,714,745            $  1,378.83

Common Stock issuable upon
conversion of Convertible
Notes (3)                         2,666,667              $ 2.50              $ 6,666,668            $    784.67

Common Stock issuable upon
conversion of Common Stock
Purchase Warrant (4)                800,000              $ 2.50              $ 2,000,000            $    235.40


TOTAL                            21,998,674                                  $54,996,685            $  6,473.12



      (1) Includes 200% of shares issuable upon conversion of Convertible Notes due November 23, 2007, and 200% of shares underlying Warrants dated November 23, 2004.

      (2) The proposed offering price is estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the OTC Bulletin Board on December 29, 2004.

      (3)   Represents shares underlying 8% Convertible Promissory Notes.

      (4)   Represents shares underlying Class A Stock Purchase Warrants.

      (5)   Excluding Longview Class A Warrants.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The Information of this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission ("SEC") is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

   PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JANUARY 4, 2005

                              SIVAULT SYSTEMS, INC.
                        21,998,674 SHARES OF COMMON STOCK

                            THE SELLING STOCKHOLDERS

We are registering up to 21,998,674 shares of our common stock for offer or sale by the selling stockholders named in this prospectus. Of the shares being registered 2,666,667 shares represent 200% of the 1,333,333 shares which are issuable upon conversion of convertible notes issued to certain of the selling stockholders and 800,000 shares represent 200% of the 400,000 shares which are issuable upon exercise of warrants issued to certain of the selling security holders who may offer or sell all or a portion of their shares publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any proceeds from the shares being registered for offer and sale by the selling stockholders. We will, however, receive proceeds from the exercise price of certain warrants held by the selling stockholders to the extent that such warrants are exercised.

          INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK
                   SEE "RISK FACTORS" BEGINNING ON PAGE 5.

Our common stock is traded on the OTC Bulletin Board under the symbol "SVTL.OB". The last reported sale price of our common stock on December 29, 2004 was $2.50 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                   The date of this prospectus is ______, 2005

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY SIVAULT SYSTEMS, INC. WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE SALE IS NOT PERMITTED.

                                TABLE OF CONTENTS
                                                                            PAGE
PROSPECTUS SUMMARY

RISK FACTORS

FORWARD-LOOKING STATEMENTS

USE OF PROCEEDS

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

MANAGEMENT'S DISCUSSION AND ANALYSIS AND FINANCIAL CONDITION AND RESULTS OF OPERATIONS

DESCRIPTION OF BUSINESS

DESCRIPTION OF PROPERTY

LEGAL PROCEEDINGS

MANAGEMENT

EXECUTIVE COMPENSATION

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

DESCRIPTION OF SECURITIES

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

PLAN OF DISTRIBUTION

TERMS OF SECURED CONVERTIBLE NOTES

SELLING STOCKHOLDERS

EXPERTS

WHERE YOU CAN FIND ADDITIONAL INFORMATION

FINANCIAL STATEMENTS


You should rely on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Applicable rules of the Securities and Exchange Commission may require us to update this prospectus in the future.

                               PROSPECTUS SUMMARY

This section highlights selected information only and may not contain all of the information that may be important to you. Please read this entire prospectus before making your investment decision. This summary, including the summary financial information, is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus.

Throughout this prospectus, when we refer to SiVault or when we speak of ourselves generally, we are referring to SiVault Systems, Inc. (formerly known as Security Biometrics) unless the context indicates otherwise or as otherwise noted.

                              SIVAULT SYSTEMS, INC.

We are a publicly traded services company (OTC.SVTL.OB) with headquarters in New York and operations in San Jose, and Dallas. The company is a result of a recent merger between Security Biometrics, Inc. (a Nevada public company) and SiVault Analytics, Inc. (a private Delaware company.) Our services offering enables businesses to migrate from a paper-based transaction platform to a fully electronic, biometrically authenticated and cryptographically secured transaction platform. The technology is designed as a fully financially insured hosted service that provides a paperless captured, authenticated, private, and secured access to transactions, documents, data files, and content streams.

By establishing a centralized repository of biometrically captured signatures bound to structured documents and transactions, we are able to offer a wide range of services across the retail and healthcare sectors. Our business model is to charge customers transaction-based fees, and provide leasing and financing options for their hardware and software purchases to minimize barriers to entry. We are differentiated by virtue of an innovative technology platform, a transaction-based revenue model, a unique combination of strategic alliances and intellectual property, the experience and strength of the management team, and our shared vision of the importance of integrating paperless transactions with financial settlement and certainty.

Our competitive advantage consists of four significant technology initiatives:
(1) a proven biometric signature authentication technology that analyzes the dynamic features of a signature, (relative speed and acceleration, rhythm, and pen tilt) which not only authenticates the person writing the signature, but also leads to secure validation and 3rd party authorization of the transaction.
(2) a rule-based, one-to-many and many-to-one access control system, using high-strength encryption technology enabling easy and inexpensive access control for individuals to either deposit or retrieve millions of bits of data from multiple, geographically dispersed (Internet-based) transaction data-base locations. Authorized individuals gain access to the data, while unauthorized individuals cannot. (3) a robust ID-CHECK(R) technology for new-user registration purposes--which instantly reads, analyzes, and verifies the encoded data in magnetic stripes and barcodes on government-issued IDs to determine if the content and format is valid. (4) digital pen technology, consisting of a pen that writes ink strokes on paper forms--incorporating a camera and character-recognition software, enabling the storage and conversion of written characters to digital characters, thus allowing organizations to transition from paper and ink to digital information quickly and easily.

These four technology initiatives, along with other standard information technology product elements, including financial transaction settlement, will be integrated together using a state-of-the-art Service Oriented Architecture
(SOA). The SOA provides the technology as a pay-per-use service, and is modular, standardized, easy to implement and maintain, and easy to adjust and evolve. By bundling the technology initiatives, we enable customers to transform age-old paper-based business transactions to entirely paperless formats, and thus bring the benefits of drastically reduced cost, better response times, lower levels of mistakes and fraud, and the enablement of new benefits not possible with paper systems. These include instant query capability on any transaction, easy long term storage, and data mining for market, business, and scientific research.

The U.S. Retail and Healthcare markets are our target markets due to the compelling need for our solutions, recent legislation, sales cycle time, existing business contracts, and an opportunity to quickly increase market share. Global expansion will be driven by the customers' need to create a worldwide safety net for electronic transactions and the desire to reduce expenses associated with paper-based transactions and processes. As we develop our brand reputation in these initial markets, longer sales cycle verticals such as Banking and Insurance will be added, followed by the Government sector.

RETAIL MARKET (PRIMARY)-- Our authentication and validation solutions dramatically reduce the opportunities for identity theft, and provide a major breakthrough in dispute resolution. This reduces charge-backs, write-offs and credit card fraud through a bundled offering of non-repudiation and storage services that secure paperless transactions by authenticating an individual and making online receipts available instantly. The addition of digital pen and paper technology to our offering will allow companies to continue to capture more complex transactions information (e.g., buying a cell phone) on paper, and then throw the paper away.

HEALTHCARE (PRIMARY)--Our solutions will reduce prescription fraud and mistakes while maintaining Health Insurance Portability and Accountability Act of 1996 (HIPAA) compliance for record access, and can reduce high malpractice premium costs by biometrically validating both doctor and patient signatures when a prescription is given. The system will work with all platforms and infrastructures and promises to drop the average management cost of a typical paper-based prescription by a factor of seven times, while simultaneously reducing mistakes and fraud. The use of digital pen and paper will also allow capturing substantially more complex transactions data in the health care system--a system buried in paper-based processing--and thus allow companies to quickly jump the gaP between paper-based and electronic-based transactions processing, but without the cost and time involved in redesigning the entire front end of the data capture process.

BANKING (SECONDARY)--We will not only secure banking transactions, but we will drastically reduce the back-end office costs by enabling paperless transactions--from deposits to car, personal and mortgage loans. Multi-branch, multinational banks will enable customers to become members of the bank, and not just the branch, thereby removing paper from the entire system and expanding overall services to its customers.

 GOVERNMENT (SECONDARY)-- With the increased requirements due to legislation (e.g. the 2000 electronic signature act or the US Patriot act) and with exacerbated Homeland Security issues, we have identified the government sector for electronic passports, entry and exit requirements, credential authentication and validation. Our technology has far reaching benefits, with Federal, Local and State Governments for the reduction of paperwork, and for ensuring that individuals are authenticated prior to conducting electronic communication with government departments.

LIGHTEC COMMUNICATIONS, our installation and servicing subsidiary, provides out-sourced integration services. Lightec is a leading provider of design, installation and technical support for Information Technology (IT) systems. It fulfills a complete spectrum of network communications infrastructure needs, from fiber optic and/or copper cable to cable connection networking (LAN/WAN), wiring closets and network switching components (e.g. internal, data and video security).


THE OFFERING

Common stock                        Up to 13,846,109 shares of our common
                                    stock, and up to 8,152,565 shares of common stock issuable upon the conversion of 8%
                                    Convertible Notes and the exercise of
                                    outstanding warrants may be offered under this Prospectus.

Common Stock to be outstanding
After the Offering                  Up to 25,506,761 shares.

Use of proceeds                     All proceeds of this offering
                                    will be received by the selling
                                    stockholders for their own account.

Risk factors                        You should read the "Risk Factors"
                                    section beginning on page 3, as well as
                                    other cautionary statements throughout this prospectus, before investing in shares of our common stock.



OTC Bulletin Board(R) symbol        SVTL.OB

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following risk factors before deciding to invest in shares of our common stock. If any of the following risks actually occurs, it is likely that our business, financial condition and operating results would be harmed. As a result, the trading price of our common stock could decline, and you could lose part or all of your investment.

QUANTITATIVE AND QUALITATIVE DISCLOSURES AND FACTORS THAT MAY AFFECT FUTURE RESULTS.

Interest Rate Risk. The Company is seeking financing from various sources, either directly from financial institutions, or by way of lease financing of property and equipment. Such borrowing could be impacted by changes in interest rates, In addition, the Convertible Notes due 2007 sold to an investor group on November 23, 2004 bear interest at a floating rate that is the Prime rate plus 3.0% (subject to a 8.0% minimum) per annum. Increases in the Prime rate of interest will increase the cost of this financing instrument for the Company.

FACTORS THAT MAY AFFECT FUTURE RESULTS.

We may from time to time make written or oral statements that contain forward-looking information. However, our actual results may differ materially from our expectations, statements or projections. The following risks and uncertainties could cause actual results to differ from our expectations, statements or projections.

RISKS RELATED TO OUR BUSINESS.

We have a limited history of operations, which makes it difficult to anticipate our future performance.

We have a limited operating history and limited historical financial information upon which to base your evaluation of our performance, particularly in light of our recent change in business strategy. Our Lightec business, which is largely independent of our new technology solution offerings, has historically generated substantially all of our revenue. We have not generated any meaningful revenue from our new business strategy and our historical performance is not indicative of future performance.

OUR BUSINESS MODEL IS UNPROVEN AND MAY NOT SUCCEED.

We recently changed and continue to refine our business model and strategy. Although we have some customers for the turnkey solutions that form the core of our new business strategy, we have not yet validated our business model or strategy in the market. The success of our business model and strategy is dependent on a number of factors including:

- our ability develop and deliver our technology solutions within budgeted costs;
- our ability to enter into and implement successful channel partner arrangements
-     acceptance in the market of our technology solutions
-     our ability to price our technology solutions at competitive rates

Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies starting a new business, particularly companies in rapidly evolving markets such as the markets for our technology solutions.

WE HAVE INCURRED AND EXPECT TO CONTINUE TO INCUR SIGNIFICANT LOSSES AND MAY NEVER ACHIEVE PROFITABILITY.

WE HAVE INCURRED A LOSS OF $1,427,241 FOR THE QUARTER ENDED SEPTEMBER 30, 2004.

We incurred a net loss of $3,406,660 during the fiscal year ended June 30, 2004 and $13,577,615 during the prior fiscal year. At June 30, 2004, we had an accumulated deficit of $18,212,058. Our auditors have issued a qualification in their report on our financial statements for the year ended June 30, 2004, reflecting their concern about our ability to continue as a going concern for the current fiscal year. We expect to make significant expenditures in connection with the implementation of our new business strategy, including expenditures relating to sales and marketing activities, technology development and integration, potential acquisitions and administrative resources. As a result, we expect our losses to continue for the foreseeable future and we may never achieve profitability.

WE NEED AND MAY NOT BE ABLE TO OBTAIN ADDITIONAL FINANCING.

As of September 30, 2004, we had a working capital deficiency of $2,972,639. Despite raising approximately $3,500,000 in equity from June 30, 2004 through November 23, 2004, we need to raise additional capital in order to continue to fund our plan of operations. We have no sources of financing from which we can draw immediately. We cannot assure investors that we will have adequate capital resources to fund planned operations or that any additional funds will be available to our company when needed, or if available, will be available on favorable terms or in amounts required. If we are unable to obtain adequate capital resources to fund operations, we may be required to delay, scale back or eliminate some or all of our existing and planned operations.

WE ARE DEPENDENT ON A LIMITED NUMBER OF CUSTOMERS.

Substantially all of our historical revenue has been attributable to our Lightec business. During the year ended June 30, 2004, substantially all of our revenue was attributable to a contract with the Bridgeport School District funded by the Federal eRate program. While additional amounts have been budgeted for this project for the 2004-2005 school year, we have not yet received Federal approval under the eRate program. We have also been awarded contracts with the New Haven School Board for a total of $500,000. Our plan of operation is dependent on successfully fulfilling the Bridgeport and New Haven contracts. Should we fail for any reason to perform the balance of the contracts, or if Federal approval is not granted or Bridgeport or New Haven defaults on payments under the contract, we may not have sufficient funding to continue the Lightec business as planned and our other activities will be substantially harmed.

OUR LIGHTEC ASSETS MAY BE FORECLOSED TO SATISFY CERTAIN DEBT OBLIGATIONS UNDER WHICH WE ARE IN DEFAULT.

We have granted a first priority lien in the assets and revenue of Lightec to secure repayment of a debenture in the principal amount of $1,358,569 at September 30, 2004. On August 29, 2003, the holder of the debenture and the Company entered into a Settlement Agreement requiring the Company to make scheduled payments of principal and interest on the debenture and to allocate to the debenture holder 15% of all proceeds received under Lightec's contract with the City of Bridgeport Board of Education until the debenture is fully repaid. As of the date hereof, the Company has not paid 15% of all the receipts from the Bridgeport School contract and was notified on or about March 2004 by the debenture holder that it was not in technical compliance with the terms of the Settlement. Should the debenture holder choose to enforce its rights as a secured party, the assets of Lightec could be sold in a foreclosure action and a portion of the proceeds thereof could be applied to satisfy our obligations to the debenture holder. The existence of this security interest, as well as the lack of compliance with the court order, could adversely impact our liquidity and may make it more difficult for us to obtain additional debt or equity financing from other sources.

OUR REFOCUSED BUSINESS STRATEGY EXPOSES US TO LONG SALES AND IMPLEMENTATION CYCLES FOR OUR PRODUCTS.

Our target customers in the electronic transaction authentication, data storage and retrieval and access control markets include large retailers, financial institutions and government agencies, which typically require longer sales and implementation cycles than smaller, independent customers. We expect the longer sales and implementation cycles for these larger companies to continue to delay our ability to realize meaningful revenue from these prospective customers. In addition, budgetary constraints and economic slowdowns may also continue to delay purchasing decisions by these prospective customers. These initiatives have costs associated with them, and we cannot assure you that they ultimately will prove successful or result in meaningful revenue.

In addition, the loss or significant reduction in government spending by government entities could materially limit our ability to obtain government contracts. These limitations could also have a material adverse effect on our business, financial condition and results of operations. In addition, we will need to develop additional strategic relationships with large government contractors in order to successfully compete for government contracts. Our inability to develop these strategic relationships may limit our ability to implement our business strategy.

OUR PRODUCTS AND TECHNOLOGIES MAY NOT ACHIEVE MARKET ACCEPTANCE.

The markets for our products and technology are relatively new. Because of the emerging nature of these markets we are unable to predict whether we can sufficiently commercialize our products and technology and obtain and retain significant market acceptance. Demand and market acceptance for our electronic document authentication, data storage and retrieval and access control products and services is evolving and uncertain. Our products and technology involve changes to traditional ways of doing business and related processes, which, despite its efficiencies and potential cost savings, will likely encounter resistance to implementation. Our business may suffer if the market develops more slowly than anticipated and does not sustain market acceptance.

WE FACE COMPETITION IN THE MARKETS FOR OUR PRODUCTS AND SERVICES.

We face competition in each of our markets. Our competitors are generally more established, benefit from greater market recognition and have greater financial, development and marketing resources than we have. As such, our competitors may develop products or technologies that are more effective, easier to use or less expensive than ours. This could make our products and technologies obsolete or non-competitive.

WE MAY NOT BE SUCCESSFUL IN KEEPING PACE WITH THE RAPID TECHNOLOGICAL CHANGES THAT CHARACTERIZE OUR industry.

The technology incorporated in our technology solutions is characterized by rapid changes. Moreover, the emergence of new technologies can rapidly render existing products obsolete and unmarketable. Our ability to anticipate changes in technology and industry standards and successfully develop and introduce new and enhanced products which can gain market acceptance on a timely basis will be a critical factor in our ability to grow and to remain competitive. In addition, we may diversify our business by developing new products and applications based on our core technologies. There can be no assurance that we will timely or successfully complete the development of new or enhanced products or applications or successfully manage transitions from one release to the next, or that our future products or applications will achieve market acceptance.

If we are unable to adequately protect our intellectual property, third parties may be able to use our technology, which could adversely affect our ability to compete in the market as well as our financial condition and results of operations.

We seek to rely on a combination of patents, copyrights, trademarks, trade secrets and contractual provisions to protect our proprietary rights in our products and technologies. These protections may not adequately protect us for a number of reasons. First, our competitors may independently develop technologies that are substantially equivalent or superior to ours. Second, the laws of some of the countries in which our products may be licensed do not protect those products and our intellectual property rights to the same extent as do the laws of the United States. Third, because of the rapid evolution of technology and uncertainties in intellectual property law in the United States and internationally, our current and future products and technologies could be subject to infringement claims by others. Fourth, a substantial portion of our technology and know-how are trade secrets and are not protected by patent, trademark or copyright laws. We require our employees and contractors to execute written agreements that seek to protect our proprietary information. We also have a policy of requiring prospective business partners to enter into non-disclosure agreements before any of our proprietary information is revealed to them. However, measures taken by us to protect our technology, products and other proprietary rights may not be enforceable; to the extent they involve contractual restrictions, and otherwise might not adequately protect us against improper use.

We may be required to take legal action to protect or defend our proprietary rights. Litigation or third-party claims of intellectual property infringement could require us to spend substantial time and money and adversely affect our ability to develop and commercialize products. If we are required to defend against lawsuits brought by third parties, or if we sue to protect our proprietary rights, we may be required to pay substantial litigation costs, and our management and technical personnel's attention may be diverted from operating our business. If the results of any litigation are adverse to us, we may be required to expend significant resources to develop non-infringing technology or obtain licenses from third parties. If we are not successful in those efforts or if we are required to pay any substantial litigation costs, our business would be materially and adversely affected.

FAILURE TO MANAGE OUR OPERATIONS IF THEY EXPAND COULD IMPAIR OUR FUTURE GROWTH.

If we are able to expand our operations, particularly through sales to large retailers, financial institutions and government agencies, as well as implementation of our e-prescription solution, the expansion will place significant strain on our management, financial controls, operating systems, personnel and other resources. Our ability to manage future growth, should it occur, will depend to a large extent upon several factors, including our ability to do the following:

  -  build  and  train  our  sales  force;

  -  establish  and  maintain  relationships  with  channel  partners;

  -  develop  customer  support  systems;

  - develop expanded internal management and financial controls adequate to keep pace with growth in personnel and sales; and

  -  manage  the  use  of  third-party  manufacturers  and  suppliers.

If we are able to grow our business but do not manage our growth successfully, we may experience increased operating expenses, loss of customers, distributors or suppliers and declining or slowed growth of revenues.

WE ARE SUBJECT TO RISKS ASSOCIATED WITH PRODUCT FAILURE AND TECHNOLOGICAL FLAWS.

Our technology solutions incorporate complex software and hardware products that require extensive development and testing to ensure that they operate as intended. These solutions may contain undetected errors or result in failures when first introduced or when new versions are released. Despite vigorous product testing efforts and testing by current and potential customers, it is possible that errors will be found in a new product or enhancement after commencement of commercial shipments. The occurrence of product defects or errors could result in adverse publicity, delay in product introduction, diversion of resources to remedy defects, loss, of or a delay in market acceptance, claims by customers against us, or could cause us to incur additional costs, all of which could adversely affect our business.

OUR BUSINESS IS DEPENDENT ON OUR ABILITY TO ATTRACT AND RETAIN MANAGEMENT AND OTHER KEY PERSONNEL.

We depend to a significant degree on the skills, experience and efforts of our executive officers and other key management, technical, finance, sales and other personnel. Our failure to attract, integrate, motivate and retain existing or additional personnel could disrupt or otherwise harm our operations and financial results. While we have employment agreements with a number of our executives, many of these agreements do not have fixed terms. We do not presently carry key man life insurance policies covering any employees. The loss of services of certain of our key employees, an inability to attract or retain qualified personnel in the future, or delays in hiring additional personnel could delay the development of our business and could hurt our existing business.

WE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE AND ASSIMILATE ACQUISITIONS, INVESTMENTS AND STRATEGIC ALLIANCES, WHICH WOULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

We recently acquired SiVault Analytics, Inc., and substantially all of the assets of Viaquo Corporation, and we may in the future, acquire, make investments in, or enter into strategic alliances with companies which have technologies, customer bases, channel relationships and other value-added services or assets in our current markets or in areas into which we intend to expand our business.

ANY ACQUISITIONS, INVESTMENTS, STRATEGIC ALLIANCES, OR RELATED EFFORTS WILL BE ACCOMPANIED BY RISKS SUCH AS THE:

-  Difficulty of identifying appropriate acquisition candidates;

-  Difficulty of assimilating operations of respective entities;

-  Potential disruption of our ongoing business;

-  Potential liability for unknown debts;

-  Loss of key management and operating personnel;

- Difficulties managing joint ventures especially those in which we may hold less than a majority interest;

- Inability of management to integrate businesses and capitalize on opportunities presented by acquisitions, investments, strategic alliance or related efforts;

- Failure to successfully incorporate licensed or acquired technology and rights into our services;

-  Inability to maintain uniform standards, controls, procedures and policies;
   and

- Impairment of relationships with employees and customers as a result of changes in management.

If we are not able to successfully overcome these risks or any other problems encountered with such acquisitions, investments, strategic alliances or related efforts, the benefits of such transaction may not be realized and we could incur significant costs and suffer reductions in revenue form existing operations.

OUR NET OPERATING LOSS CARRY-FORWARDS MAY BE LIMITED.

Our net operating loss carry forwards may be limited in accordance with Section 382 of the Internal Revenue Code of 1986, as amended, based on certain changes in ownership that have occurred, or could in the future occur. Net operating loss carry forwards are utilized to offset future taxable income for federal and state income tax purposes.

RISKS RELATED TO ID-CHECK(TM) TECHNOLOGY.

Our licensed ID-Check software relies on reference data provided by government and quasi-government agencies. If these governmental and quasi-government agencies were to stop sharing data with our licensor, the utility of the id-check software would be diminished in those jurisdictions and our business would be damaged.

Our licensor of the ID-Check software relies on the cooperation of US state and Canadian provincial governmental agencies to cooperate with the licensor by providing sample identification cards so that the licensor may modify the ID-Check system terminal and other software products to read and analyze the encoded information found on such jurisdiction's identification cards. The data is generally encoded in a format that conforms to guidelines established by certain organizations responsible for implementing industry standards. We cannot assure you that each of these jurisdictions will continue to cooperate with our licensor. In the event that one or more of these jurisdictions do not continue to provide this reference data, the utility of the ID-Check software may be diminished in those jurisdictions.

FUTURE GOVERNMENT REGULATION RESTRICTING THE CAPTURE OF INFORMATION ELECTRONICALLY STORED ON IDENTIFICATION CARDS COULD ADVERSELY AFFECT OUR BUSINESS.

Our licensed ID-Check software and other proprietary software products are designed to read and capture information from identification cards. In certain states, such as New Hampshire, North Carolina and Texas, our customers are legally restricted from using this information for their own use without the card-holders' consent. Because issues of personal privacy continue to be a major topic of public policy debate, it is possible that in the future additional customers in these and other jurisdictions may be restricted from capturing this information. Therefore, the implementation of unfavorable regulations or unfavorable interpretations of existing regulations by courts or regulatory bodies could require us to incur significant compliance costs, cause the development of the affected markets to become impractical and otherwise adversely affect our business.

RISKS RELATED TO OUR SECURITIES AND TO THIS REGISTRATION.

Our stock may be affected by limited trading volume and may fluctuate significantly in price.

Our common stock is traded on the NASD OTC Bulletin Board. Trading in our stock has been limited and there can be no assurance that an active trading market for our stock will develop. As a result, this could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Thinly traded shares can be more volatile than shares traded in an active public market. The average daily trading volume of our common stock in November 2004 was 6,659 shares. The high and low bid price of our common stock for the last two years has ranged from $0.80 and $4.70 per share. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance.

WE HAVE ISSUED A SUBSTANTIAL NUMBER OF SECURITIES CONVERTIBLE INTO SHARES OF OUR COMMON STOCK WHICH WILL RESULT IN SUBSTANTIAL DILUTION TO THE OWNERSHIP INTERESTS OF OUR EXISTING SHAREHOLDER.

         As of December 29, 2004, approximately 8,669,231 shares of our common stock were reserved for issuance upon exercise or conversion of the following securities:

         o 1,333,333 shares upon conversion of outstanding convertible term notes;

         o 7,335,898 shares upon exercise of outstanding stock options and warrants.

         The exercise or conversion of these securities will result in a significant increase in the number of outstanding shares and substantially dilute the ownership interests of our existing shareholders.

A SUBSTANTIAL NUMBER OF OUR CONVERTIBLE SECURITIES ARE CONVERTIBLE INTO SHARES OF COMMON STOCK AT A CONVERSION PRICE OF $2.25 PER SHARE. MOST OF THESE SHARES ARE ELIGIBLE FOR PUBLIC RESALE. THE TRADING PRICE OF OUR COMMON STOCK AND OUR ABILITY TO RAISE ADDITIONAL FINANCING MAY BE ADVERSELY EFFECTED BY THE INFLUX INTO THE MARKET OF SUCH A SUBSTANTIAL NUMBER OF SHARES.

         Our outstanding convertible notes are convertible into 666,667 shares of common stock at a per share conversion price of $2.25 which is less than the current trading price of our shares. Although many of the shares issuable upon conversion of our convertible warrants are eligible for public resale under Securities and Exchange Commission Rule 144, we have agreed to file a registration statement to cover the public resale of all of these shares. This significant increase in number of shares available for public sale may have a negative impact on the trading price of our shares and substantially dilute the ownership interest of our existing shareholders. In the event that our stock trades below $2.25 per share, in order to raise additional financing we would likely be required to issue additional shares of common stock or securities convertible into common stock at a purchase or conversion price as applicable, of less that $2.25 per share. To the extent these factors are viewed negatively by the market, it may provide an incentive for persons to execute short sales of our common stock that could adversely affect the trading price of our common stock.

OUR COMMON STOCK IS DEEMED TO BE A "PENNY STOCK" WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS.

Our common stock is deemed to be a "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

-  With a price of less than $5.00 per share;

-  That are not traded on a "recognized" national exchange;

-  Whose prices are not quoted on the NASDAQ automated quotation system; or

- Of issuers with net tangible assets of less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if issuer has been in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for our shareholders to sell shares to third parties or to otherwise dispose of them. This could cause our share price to decline.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which generally include the plans and objectives of our management for future operations, including plans and objectives relating to our future economic performance and our current beliefs regarding revenues we might earn if we are successful in implementing our business strategies. The forward-looking statements and associated risks may include, relate to or be qualified by other important factors. You can identify forward-looking statements generally by the use of forward-looking terminology such as "believes," "expects," "may," "will," "intends," "plans," "should," "could," "seeks," "pro forma," "anticipates," "estimates," "continues," or other variations of those terms, including their use in the negative, or by discussions of strategies, opportunities, plans or intentions. You may find these forward-looking statements under the captions "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Description of Business," as well as captions elsewhere in this prospectus. A number of factors could cause results to differ materially from those anticipated by forward-looking statements, including those discussed under "Risk Factors" and "Description of Business."

These forward-looking statements necessarily depend upon assumptions and estimates that may prove to be incorrect. Although we believe that the assumptions and estimates reflected in the forward-looking statements are reasonable, we cannot guarantee that we will achieve our plans, intentions or expectations. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ in significant ways from any future results expressed or implied by the forward-looking statements.

Any of the factors described above or in the "Risk Factors" section above could cause our financial results, including our net income (loss) or growth in net income (loss) to differ materially from prior results, which in turn could, among other things, cause the price of our common stock to fluctuate substantially.

                                 USE OF PROCEEDS

We will not receive any proceeds from the resale of our common stock by the selling stockholders.

However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, Longview Equity Fund, Longview Fund, LP, and Longview International Fund, LP will be entitled to exercise up to approximately 400,000 warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the parties exercise the warrants on a cashless basis, then we will not receive proceeds from the exercise of those warrants. In addition, we have received gross proceeds $1,500,000 from the sale of the secured convertible notes and the investors are obligated to provide us with an additional $1,500,000 within five days of this prospectus being declared effective. The proceeds received from the sale of the secured convertible notes will be used for business development purposes to pay-off obligations to Edinburgh Investments, LLC, working capital needs, pre-payment of interest, payment of consulting, legal fees and other expenses.

           MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Period                                      High              Low
-----------------------------------         -----            -----

July 1, 2004 - September 30, 2004           $4.70             $0.83
April 1, 2004 - June 30, 2004               $2.70             $0.80
January 1, 2004 - March 30, 2004            $3.00             $1.90
October 1, 2003 - December 31, 2003         $3.00             $2.10
July 1, 2003 - September 30, 2003           $3.40             $1.50
April 1, 2003 - June 30, 2003               $3.60             $2.00
January 1, 2003 - March 30, 2003            $2.80             $1.40
October 1, 2002 - December 31, 2002         $3.60             $2.80
July 1, 2002 - September 30, 2002           $2.00             $1.60

HOLDERS

As of December 28, 2004, our common stock was owned by approximately 350 holders of record.

DIVIDENDS

We have never declared or paid any cash dividends. It is our present policy to retain earnings to finance the growth and development of the business and, therefore, we do not anticipate paying dividends on common stock in the foreseeable future.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

When used in this report, the words "anticipated", "estimate", "expect", and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions including the possibility that we will fail to generate planned revenues. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.
The following discussion and analysis of financial conditions and results of operation should be read in conjunction with our consolidated financial statements and notes thereto included elsewhere in this Prospectus. It is intended to assist the reader in understanding and evaluating our financial position.

CRITICAL ACCOUNTING POLICIES

Management discussion addresses our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of theses statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenue and expenses during the reporting period. On an on- going basis, management evaluates its estimates and judgment, including those related to revenue recognition, goodwill, bad debts, income taxes, and contingent liabilities. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments as to the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions and conditions.

The Securities and Exchange Commission ("SEC") defines "critical accounting policies" as those that require application of management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods.

The following discussion of critical accounting policies represents our attempt to report on those accounting policies which we believe are critical to our consolidated financial statements and other financial disclosure. It is not intended to be a comprehensive list of all of our significant accounting policies, which are more fully described in Note 2 of the Notes to the Consolidated Financial Statements for the years ended June 30, 2004 and 2003 included in this report.

We have identified the following as critical accounting policies affecting our company: Revenue Recognition; Income Taxes; and Goodwill and Other Long-Lived Assets

Revenue  Recognition

Our revenue recognition policies are significant because our revenue is a key component of our results of operations. Revenue recognition in connection with our Lightec business, which accounted for substantially all of our approximately $7.1 million in revenue for the most recent fiscal year, is particularly subjective as it has historically been generated from fixed-price or modified fixed-price contracts. Recognition of revenue from these contracts requires the estimation of the cost, scope and duration of each engagement. Revenue and the related costs for these projects are recognized using the percentage-of-completion method as costs (primarily labor and materials) are incurred, with revisions to estimates reflected in the period in which changes become known. If we do not accurately estimate the resources required or the scope of work to be performed, or do not manage our projects properly within the planned periods of time or satisfy our obligations under the contracts, then future revenue and margins from this business may be significantly and negatively affected or losses on existing contracts may need to be recognized. Any such resulting changes in revenues and reductions in margins or contract losses could be material to our results of operations.

Income Taxes

We have a history of losses. These losses generated sizeable federal net operating loss ("NOL") carryforwards as of June 30, 2004 of approximately $3,300,000.

Generally accepted accounting principles require that we record a valuation allowance against the deferred income tax asset associated with these NOL carryforwards and other deferred tax assets if it is "more likely than not" that we will not be able to utilize them to offset future income taxes. Due to our history of unprofitable operations, we only recognize net deferred tax assets in those subsidiaries in which we believe that it is "more likely than not" that we will be able to utilize them to offset future income taxes in the future. We currently provide for income taxes only to the extent that we expect to pay cash taxes on current income.

It is possible, however, that we could be profitable in the future at levels which cause management to conclude that it is more likely than not that we will realize all or a portion of the NOL carryforwards and other deferred tax assets. The net operating loss carry forwards may be limited in accordance with Section 382 of the Internal Revenue Code of 1986, as amended, based on certain changes in ownership that have occurred, or could occur in the future. Upon being profitable, we would immediately record the estimated net realizable value of the deferred tax assets at that time and would then provide for income taxes at a rate equal to our combined federal and state effective rates. Subsequent revisions to the estimated net realizable value of the deferred tax assets could cause our provision for income taxes to vary significantly from period to period.

Goodwill And Other Long-Lived Assets

We review the carrying value of our long-lived assets held for use whenever circumstances indicate there may be an impairment. For all assets excluding goodwill, the carrying value of a long-lived asset is considered impaired if the sum of the undiscounted cash flows is less than the carrying value of the asset. If this occurs, an impairment charge is recorded for the amount by which the carrying value of the long-lived asset exceeds its fair value. The fair value is determined by applying a market-rate multiple to the estimated near-term future revenue stream expected to be produced by the segment. We have adopted SFAS No. 142, "Goodwill and Other Intangible Assets."

Under this accounting standard, we do not amortize our goodwill and are required to complete an annual impairment test. For the purpose of implementing SFAS No. 142, we have designated the fourth quarter as the period of the annual test.

RESULTS OF OPERATIONS

Year Ended June 30, 2004 vs. Year Ended June 30, 2003

Our revenues for the year ended June 30, 2004 were $7,131,437, an increase of $5,984,297 or approximately 520% over the prior year. Our revenues were substantially all generated from the Lightec subsidiary, in regards to the Bridgeport School District ("Bridgeport") contract.

The cost of revenues incurred for the year ended June 30, 2004 were $3,649,302, an increase of $2,983,164 over the prior year. This was due to the costs associated with the increase in revenues from the Bridgeport contract.

The gross margins, as a percentage of sales, were 49% and 42% for the years ended June 30, 2004, and 2003, respectively. The increase in gross margins can be attributed to the increased efficiencies in delivering product and services to Bridgeport.

Our selling, general and administrative expenses for the year ended June 30, 2004 were $3,737,955, an increase of $1,768,329 or approximately a 90% increase over the prior year. Licensing fees increased by approximately $480,000 due to the minimum payments required by the licensing agreement with WonderNet. Payroll and other related costs increased by approximately $400,000 in fiscal 2004 due to an increase in officers and employees receiving salaries in that year. Professional fees increased by approximately $260,000 primarily due to increased legal fees regarding corporate matters and SEC required filings. Consulting fees increased due to hiring more consultants for product and corporate development. Travel costs increased primarily due to the corporate office moving from Vancouver to New York in early 2004, and the promotion of our biometric security products.

Other expenses for the year ended June 30, 2004 were $3,292,220, a decrease of $4,878,490, or approximately 60% from the prior comparable year. In 2003, we wrote- off the goodwill attributable to Lightec's acquisition in the amount of $7,527,654, and we wrote-off our investment in WonderNet of $187,500. Interest expense increased in 2004 by $404,706 due to the increase in average debt outstanding and a $150,000 penalty (recorded as interest expense) paid to Edinburgh Investments LLC as part of the August 29, 2003 settlement agreement. In 2004, we incurred charges relating to the issuance of stock warrants of $2,496,000.

For the year ended June 30, 2004, we had income from discontinued operations of $176,193 which was comprised of : $266,020 in income from Datadesk and a loss of $89,827 from Security Biometrics, Limited, both of which companies were former wholly-owned subsidiaries of our company. On August 20, 2003, we entered into a Stock and Transfer Agreement with Pan Pacifica Ltd. ("Pan Pacifica") to transfer all of the outstanding shares of Datadesk in exchange for Pan Pacifica assuming the net liabilities of Datadesk, which resulted in a gain on settlement. We had adopted a formal plan to dispose of Datadesk during the year ended June 30, 2003, in which we had a discontinued loss from Datadesk of $3,918,281 (including a goodwill write-down of $3,405,645).

Our net loss for the year ended June 30, 2004 was $3,406,660 as compared to a loss of $13,577,615 for the prior fiscal year, or a decrease of $10,170,955 or approximately 75%. The decrease was primarily attributable to: (i) a reduction in losses from operations of approximately $1,232,000, (ii) a write-down of goodwill and investment of approximately $7,715,000 in the prior fiscal year, and (iii) a decrease in losses from discontinued operations of $4,094,000, offset by an increase for the year ended June 30, 2004 in interest expense of $404,000 and charges relating to the issuance of warrants of $2,496,000.


Quarter Ended September 30, 2004 vs. Quarter Ended September 30, 2003

Our revenues for the quarter ended September 30, 2004 were $856,190, an increase of $685,423 or approximately 401% over the quarter ended September 30, 2003. Our revenues were substantially all generated from the Lightec subsidiary, in regards to the Bridgeport School District ("Bridgeport") contract.

The costs of revenues incurred for the quarter ended September 30, 2004 were $391,004, an increase of $313,893 over the quarter ended September 30, 2003. This was due to the costs associated with the increase in revenues from the Bridgeport contract.

The gross margins, as a percentage of sales, were 54% and 55% for the quarters ended September 30, 2004, and 2003, respectively. These relatively consistent gross margins can be attributed to the continued efficiencies in delivering product and services to Bridgeport.

Our selling, general and administrative expenses for the quarter ended September 30, 2004 were $1,118,007, an increase of $446,030 or approximately a 66% increase over the quarter ended September 30, 2003. Payroll and other related costs increased by approximately $300,000 in the quarter ended September 30, 2004 due to an increase in officers and employees, including the opening of San Jose office. Consulting fees increased by approximately $150,000 primarily due to hiring more consultants for product and corporate development. Travel costs increased primarily due to the corporate office moving from New York to San Jose in the quarter ended September 30, 2004, and the development through strategic partnerships of our biometric security products. In addition, the issuance of common stock and stock options for non-cash services expenses in the amount of $710,500 were recorded in the quarter ended September 30, 2004 as compared to $12,500 for the quarter ended September 30, 2003. The increase was for additional corporate development consulting services and for compensation for directors and certain officers reflecting an increase in full board and committee meetings to accomplish the acquisition of SiVault Analytics, Inc. and set our strategic direction.


Other expenses for the quarter ended September 30, 2004 were $63,920, a decrease of $26,269, or approximately 29% from the quarter ended September 30, 2003. This reduction in interest expense was primarily due to lower average balances owed on the notes payable and convertible debentures.

For the quarter ended September 30, 2004 there was no income or loss from discontinued operations, as compared to the quarter ended September 30, 2003, which had income from discontinued operations of $359,933. This was comprised of an operating loss of $22,140 from Datadesk Technologies, Inc. ("Datadesk") and a gain on disposition of Datadesk of $382,073. Datadesk was a wholly owned subsidiary of the Company until disposed of on August 20, 2003, when we entered into a Stock and Transfer Agreement with Pan Pacifica Ltd. ("Pan Pacifica") to transfer all of the outstanding shares of Datadesk in exchange for Pan Pacifica assuming the net liabilities of Datadesk, which resulted in the gain on settlement.

Our net loss for the quarter ended September 30, 2004 was $1,427,241 as compared to a loss of $321,077 for the quarter ended September 30, 2003, or an increased loss of $1,106,164 or approximately 345%. The increased loss was primarily attributable to: (i) larger losses from continuing operations of approximately $746,231 as discussed above, and (ii) a reduction in income from discontinued operations of $359,933 associated with the gain on disposition of Datadesk in the quarter ended September 30, 2003.

LIQUIDITY AND CAPITAL RESOURCES

For the quarter ended September 30, 2004, our consolidated operating activities did not generate positive cash flow. We financed our operations primarily through the placement of our common stock and cash flows from our Lightec subsidiary. We had a working capital deficit of approximately $3.0 million at September 30, 2004 as compared with $4.3 million at June 30, 2004. Cash increased by approximately $533,000 during the quarter ended September 30, 2004.

Net cash used in operating activities was $1,108,795 during the quarter ended September 30, 2004, as compared to $468,504 used for the quarter ended September 30, 2003. Net cash used in operations for the quarter ended September 30, 2004 resulted primarily from our net loss of $1.4 million and a decrease in accounts payable and accrued liabilities of approximately $413,000, offset by net collection of accounts receivable of approximately $257,000 and certain non-cash expenses of approximately $730,000.

Investing activities utilized $9,627 of cash during the quarter ended September 30, 2004, as compared to $201,056 for the quarter ended September 30, 2003. The reduction in cash used in investing activities was mainly due to the approximately $199,000 in advances to a discontinued subsidiary being made in the quarter ended September 30, 2003.

Financing activities provided $1,652,170 of cash during the quarter ended September 30, 2004 as compared to $819,021 for the quarter ended September 30, 2003. Net cash provided resulted primarily from the issuance of common stock and the exercise of stock warrants of approximately $1,959,000, offset by repayments of $115,000 on advances from shareholders and of $189,983 on notes payable.

During the quarter ended September 30, 2004, we raised approximately $1,958,000 in equity capital and settled amounts owing to related parties and others amounting to approximately $668,000 in exchange for equity in the Company. We also issued common stock and stock options in the amount of $710,000 for certain services. In addition, we reduced by $300,000 our payable balance to our largest supplier for Lightec. That supplier was owed approximately $960,000 at September 30, 2004.

In their audit report for the fiscal year ended June 30, 2004, our independent auditors, Miller Ellin & Company, expressed a qualification as to our ability to continue as a going concern. In our annual report on Form 10KSB for the fiscal year ended June 30, 2004, management outlined its plans for dealing with this situation during the 2005 fiscal year. These plans included expanding operations and additional capital raising activities.

During the quarter ending September 30, 2004, we raised approximately two million dollars in equity and we reduced outstanding indebtedness to related parties and others amounted to approximately $668,000, through the issuance of equity. We sold $3,000,000 principal amount of Convertible Notes due 2007 on November 23, 2004, of which an initial funding of $1,500,000 was received upon Closing and an additional $1,500,000 will be payable within 5 days of the effective date of the registration statement of the shares underlying the Notes and Warrants. We expect, in the quarter ending December 31, 2004, to raise up to an additional $1,500,000 in debt, equity or convertible debt. The sale of additional equity or debt securities will result in further dilution to our stockholders. These securities may also have rights senior to those of holders of our common stock. Any indebtedness could contain covenants, which restrict our operations and limit our ability to incur additional debt. The proceeds from any such private placement will be utilized to reduce or pay-off our outstanding obligations to Edinburgh Investments LLC and to fund expanded operations. During the quarter ended September 30, 2004 and in the quarter ended December 31, 2004, the Company has also entered into several strategic alliances and licensing agreements which it believes will result in increased revenues commencing in the fourth quarter of fiscal 2005. Management has projected that the Lightec business will expand to approximately $9.6 million for the fiscal year ending June 30, 2005.

We believe that our existing cash, cash flow from operations and financing activities will be sufficient to meet our anticipated cash needs for working capital and capital expenditures for the balance of the fiscal year.


                                    BUSINESS

RECENT DEVELOPMENTS

The following significant events have occurred since June 30, 2004:

SiVault  Acquisition;  Name  Change; New Management

 In July 2004, we completed the acquisition of SiVault Analytics Inc., a private Delaware corporation that provides secure storage and retrieval of signed documents and biometric signature-based authentication for processing of online transactions. Its services are designed to be compliant with regulations and standards in the retail and healthcare industries for authentication, authorization, transmission and storage of data. The acquisition was completed by means of a share exchange in which we issued 4,000,000 of our shares of common stock to the stockholders of SiVault Analytics in exchange for all of the outstanding stock of SiVault Analytics. Our shares were valued in the transaction at $1.80 per share, (market price as of July 9, 2004). The Company issued 140,000 shares valued at $1.60 per share as finder's fees in conjunction with this transaction. Following the acquisition, we merged SiVault Analytics into our company and changed the name of our company to SiVault Systems, Inc. and our stock trading symbol to SVTL.OB.

Following the SiVault Analytics acquisition, certain principals and management of SiVault Analytics were elected as members of our management and Board of Directors. Emilian Elefteratos was elected President and Chief Executive Officer, Igor J. Schmidt was elected Chief Strategy Officer, Steven Pollini was elected Vice President-Engineering and Operations and Alexander Gelf was elected Vice President-Analytics. Effective August 6, 2004, Messrs. Elefteratos and Schmidt were elected directors of our company. Following the acquisition, Wayne Taylor, Interim Chief Financial Officer, and Chris Farnworth, Vice President,- Corporate Development, remained in their existing positions.

Private Placement

On September 10, 2004, we completed a private placement in which we raised gross proceeds of approximately $1.5 Million. We sold an aggregate of 1,004,974 shares of our common stock in the private placement at a per share price of $1.50. For no additional consideration, we issued to the investors warrants to purchase a like number of shares at $2.00 per share. The warrants are scheduled to expire on August 22, 2006.

On September 13, 2004, we commenced another private placement in which we offered up to 10 units, with each unit representing 100,000 shares of Common Stock plus a like number of Warrants to purchase Common Stock. Each unit was offered at $1.50 per share. The Warrants are exercisable until September 13, 2006 at $2.00 per share. As of November 30, 2004, all but one of the units have been sold, raising aggregate proceeds of $1.35 Million from the sale of 903,150 shares of Common Stock.

Viaquo Acquisition

On December 7, 2004, we completed the purchase of all the principal assets of Viaquo Corporation ("Viaquo") a leading developer of computer security technology with effect as of November 30, 2004.

Under the terms of the Agreement for Purchase and Sale of Assets dated as of November 30, 2004 among SiVault, Viaquo and an Escrow Holder (the "Agreement"), we acquired all principal assets of Viaquo including physical equipment, technology, products and intellectual property. The majority of the Viaquo staff has joined us to support the continued development, sales and marketing of its technology. The core technology and intellectual property purchased represents Viaquo's patent pending ViaSeal(TM) security technology. ViaSeal provides cryptographic protection of electronic data for distribution or access by multiple parties without the cumbersome and costly process of private key management as seen in most modern Public Key Infrastructure (PKI) systems.


The Purchase Price for the assets consisted of 3,050,000 of our shares of restricted stock; 750,000 of the shares were issued and delivered to Viaquo at Closing; 2,050,000 of the shares were placed in escrow to be held until the earlier to occur of (i) the issuance of a U.S. Patent for certain U.S. Patent Applications acquired by us and (ii) the abandonment by us of the U.S. Patent Application following final rejection thereof by the U.S. Patent and Trademark Office; and the remaining 250,000 shares were placed in escrow to be held until the earlier to occur of (i) the issuance by the European Patent Office ("EPO") of a decision to grant a European Patent with respect to an European Patent Application acquired by us and (ii) the abandonment by us of European Patent Application following a final refusal by EPO to grant the European Patent.

The shares issued to Viaquo in consideration for the purchase of assets carry with them certain registration rights as set forth in a Registration Rights Agreement, dated as of November 30, 2004 between us and Viaquo. The summary of the foregoing transaction is qualified in its entirety by reference to the text of the related agreements, which are included as exhibits to the Registration Statement on Form SB-2, as to which this Prospectus forms a part.

OVERVIEW

We are a services company with headquarters in New York and operations in San Jose, and Dallas. Our services offering enables businesses to migrate from a paper-based transaction platform to a fully electronic, biometrically authenticated and cryptographically secured transaction platform. The technology is designed as a fully financially insured hosted service that provides a paperless captured, authenticated, private, and secured access to transactions, documents, data files, and content streams.

Through our wholly-owned subsidiary, Lightec Communications, Inc. ("Lightec"), we also provide design, installation and technical support services for information technology systems.

For the year ended June 30, 2004, we earned revenue of approximately $7.1 million and incurred a net loss of approximately $3.4 million (including approximately $2.5 million in non-cash charges). In the prior fiscal year, we earned revenue of approximately $1.1 million and incurred a net loss of approximately $13.6 million (including approximately $11.2 million in non-cash charges). Substantially all of our historical revenue has been generated from Lightec.

By enabling the transition to electronic transactions from traditional paper-based transactions, we believe that our products and services will promote reduced costs, quicker response times, lower levels of mistakes and fraud and the facilitation of other benefits not feasible for paper-based transactions such as instant transaction query capability, data mining for numerous business and research purposes and more efficient data storage.

STRATEGY

Our objective is to become a leading provider of technology solutions to assist in the migration of paper transactions to electronic transactions. With our recent management changes and expanded technology capabilities following the acquisition of SiVault Analytics, we have revised our business strategy to take advantage of our core competencies. Key elements of our strategy include:

1. Focus on the Retail and Healthcare Markets. While our technology solutions are appropriate for numerous markets, including retail, healthcare, banking and government, we believe the United States retail and healthcare markets represent the most immediate opportunities for our company due to their size, market inefficiencies and regulatory changes requiring increased data availability and higher levels of security. As such, our initial target markets will be retail and healthcare. For retail, we will offer our branded product ReceiptCity purchased in March 2004 from a subsidiary of Symbol Technologies. ReceiptCity is a software solution designed to store electronic copies of signed customer receipts to facilitate billing inquiries, lower the cost of dispute resolution and decrease the number of charge-backs that otherwise would occur due to merchants' inability to timely locate and present proof of transactions. For healthcare, we offer an electronic prescription service utilizing biometrically-authenticated signatures, thereby reducing prescription fraud and filling errors and facilitating compliance with new standards relating to medical record access.

2. Transaction-Based Revenue Model. To minimize up-front costs to customers, we price our services on a per transaction basis, depending on volume and type of transaction. Subject to financing availability, we may also offer our customers leasing and financing options for necessary hardware and software, to further offset implementation costs.

3. Expand Strategic Marketing Relationships. We have entered into a number of relationships designed to leverage our marketing capacity. These include relationships with Hewlett Packard, Intelli-Check, Viaquo, Opus Software, Symbol Technologies, Hypercom, MFXchange Holdings, Datawitness and Base Technologies. Some of these arrangements are licensing and marketing arrangements, and some involve offering other products and services bundled with our technology. We intend to continue to expand our marketing relationships, particularly in the retail and healthcare sectors.

4. Acquire New Technologies and Integrate with Existing Technologies. Our ability to offer turnkey solutions depends on our ability to offer a number of technologies and applications in a comprehensive service package. We devote considerable resources to ensuring that our existing technologies are compatible and well integrated and we will continue to seek out and integrate new technologies as appropriate to support our existing and planned product and service offerings.

5. Leverage Our Lightec Business. Lightec provides a significant source of our cash funding needs. During the year ended June 30, 2004, substantially all of our approximately $7.1 million in revenue was generated by Lightec. In addition, we believe that Lightec's system design and installation business and our other technology offerings can be synergistic in terms of mutually beneficial marketing opportunities.

6. Protect Our Intellectual Property. Protection of our intellectual property is important to generate maximum revenue from our products and services and to maximize the value of our business in general. To that end, we seek, whenever practicable, to obtain patent and other intellectual property protection for our technologies and we seek to ensure that others from whom we license important technologies do the same. We currently have pending five United States provisional patent applications relating to technologies owned by us. We also own and are considering applying for additional trademarks and/or copyrights.

OUR CORE TECHNOLOGIES

Our turnkey solutions may incorporate some or all of the following technologies, as well as other proprietary technologies that we may either license or otherwise obtain for the benefit of our customers, depending on the needs of the particular application. Our core technologies are comprised of the following:

1. Biometric Signature Authentication Technology - software designed to record and analyze biometric parameters relating to a person's handwritten signature. Parameters include image, speed, stroke sequence, pen tilt and acceleration. Recorded information is stored for each registered signer in a dynamic database that changes over time to reflect subtle changes in each registered signer's signature. Commercial applications of this technology include document approval, verification of the identity of users participating in electronic transactions and securing log-in access to computer systems or protected networks. Key components of this technology are licensed from two independent sources, WonderNet, Ltd. and Communications Intelligence Corporation.

2. Access Control Technology - a distributed access management software solution that permits only authorized users to access (put in or take out) protected information being shared among groups of all sizes. The system uses access credentials (permissions) that apply to each individual file (or field on an XML form) and distributed to each organizational member, and which are automatically refreshed over the Internet. This access control technology enables members to securely encrypt files or XML fields for use by groups that are defined by access credentials issued to each member by security administrators. Only individuals with the correct access credentials may consume (decrypt) or create (encrypt) the data. Individual members are assigned multiple credentials with read and/or write permissions according to their role in the organization. Once encrypted by the creator-e.g., the central database sending a report to an insurance company-the data remains protected by strong encryption (typically AES encryption ) and routed and/or stored to and from a number of locations before the properly authorized person with the read credential opens it to access the data. We license this technology on an exclusive basis in the healthcare field from Viaquo Corporation.

3. Service Oriented Architecture - Our technology solutions employ a number of electronic functionalities, including biometric authentication, database management, transaction processing, financial settlement, data communication, secure data access and storage, data mining and Internet-based service provision. We enable these functionalities and related system components to communicate with one another through a service oriented architecture designed for fast and easy integration of functionalities, as well as scalability to accommodate growth and adaptation to changing market needs. Our system components include Sun database servers, Solaris database operating system, EMC storage area network, Hewlett Packard blade application and web servers, Oracle database management software, InterNap primary production communication link (network provider) and Fiorano enterprise service bus. Our enterprise service business is a key component of our system architecture as it provides the basic connectivity backbone. It is designed to interoperate with a variety of disparate application servers simultaneously, potentially smoothing over technical differences and also providing services for communication and integration.

4. ID-Check Technology-Complementing our biometric signature authentication technology, ID-Check technology is designed to determine the authenticity of identification cards. The technology incorporates software, databases and hardware that instantly read, analyze and verify encoded data in magnetic stripes and barcodes on government issued identification cards to determine if the content and format is valid (i.e. that the card is authentic). The magnetic/barcode information is compared to a number of databases to ensure that the ID card is not a fake and that that person actually exists and has a paper trail authenticating his/her existence. We anticipate offering the ID-Check technology as a means of authenticating individuals at the time they register their signatures in our system database. Thereafter, subsequent transactions would be authenticated by biometrically comparing the signature entered at transaction time with the signatures entered at registration time. We license the ID-Check technology from Intelli-Check, Inc.

OUR  PRODUCTS  AND  SERVICES

While our core technologies have numerous applications, and can be customized to suit the needs of particular customers, we intend to focus on the following product and service offerings:

1. Biometric signature authentication - analyzes the dynamic features of a signature, (relative speed and acceleration, rhythm, and pen tilt) which not only authenticates the person writing the signature, but also leads to secure validation and 3rd party authorization of the transaction.

2. ID-CHECK(R) - instantly reads, analyzes, and verifies the encoded data in magnetic stripes and barcodes on government-issued IDs to determine if the content and format is valid.

3. Database security protection (access control) - enables easy and inexpensive access control for individuals to either deposit or retrieve millions of bits of data from multiple, geographically dispersed (Internet-based) transaction data-base locations. Authorized individuals gain access to the data, while unauthorized individuals cannot.

4. Service Oriented Architecture (SOA) - The SOA provides the technology as a pay-per-use service, and is modular, standardized, easy to implement and maintain, and easy to adjust and evolve. We enable customers to transform age-old paper-based business transactions to entirely paperless formats.

5. Digital pen and paper for forms input - consisting of a pen that writes ink strokes on paper forms--incorporating a camera and character-recognition software, enabling the storage and conversion of written characters to digital characters, thus allowing organizations to transition from paper and ink to digital information quickly and easily.

6. e-Prescriptions - The service will provide a systematic way to capture signatures of medical doctors who prescribe medication, utilizing devices such as signature pads, pen computers and person digital assistants (PDAs). Once authenticated, a secure prescription with a unique number will be created and centrally stored. A hard copy of the prescription can be given to the patient, and/or the prescription can be routed in electronic form directly to the dispensing pharmacy. To the extent permitted by law, the system would store prescription related data, and allow access by pharmacies, physicians and other groups involved in healthcare delivery, only to the extent authorized.

7. ReceiptCity - is a branded software solution targeted to retail enterprises that stores electronic copies of signed receipts of customers to facilitate billing inquiries, lower the cost of dispute resolution and decrease the number of charge-backs that otherwise would occur due to merchants' inability to timely locate and present proof of transactions.

8. Through our Lightec subsidiary, we offer design, installation and technical support for information technology systems.

TECHNOLOGY LICENSES

Our technology platform is comprised of a number of technologies, several of which we license from others. Set forth below is a summary of the material technology license agreements to which we are a party. Our rights to these technologies are dependent on our continued fulfillment of our responsibilities under these agreements, including our satisfaction of royalty and license fee payment obligations.

WonderNet

Effective August 15, 2003, we entered into an agreement with WonderNet, Ltd., an Israeli company, under which we license rights to WonderNet's Pen Flow biometric signature authentication software, software development kit and secure storage and data communication software. Under the agreement, we were granted the right to develop applications and products based on the licensed technology and to use, market, sell, distribute, sublicense and commercially exploit the licensed technology in the following markets: North America, Mexico, Central America, Bermuda and the Caribbean islands. Other territories on a case by case basis. Under the agreement, we are entitled to purchase software products at a discount ranging from 50%-60% depending on dollar volume, and we are entitled to purchase hardware products at a 10% discount. We agreed to pay minimum software license fees totaling $120,000 per quarter, in consideration for which we were granted exclusive sublicense and distribution rights in the territory. We notified WonderNet of a breach of the Agreement in November 2004 and terminated the agreement thereby ending any further obligation thereunder.

Communications  Intelligence  Corporation

Effective May 13, 2004, we entered into an agreement with Communications Intelligence Corporation ("CIC") pursuant to which we were granted a worldwide, non-exclusive license to use and incorporate CIC's iSign software and to distribute the licensed software embedded in our software or as part of hosted ASP services or for independent installation by our customers pursuant to authorized end user license agreements. In consideration for the license, we agreed to pay CIC a fee equal to 33.33% of all CIC-based transaction fee proceeds. For each unit shipped by us in a reseller capacity, we agreed to pay CIC 75% of its then published list price. For CIC support as contemplated by the agreement, we agreed to pay an additional 10% of the license fees otherwise payable. The term of the agreement is three years, subject to automatic one-year renewals if not terminated at least one month prior to the scheduled renewal date. In addition to standard termination provisions, the agreement is terminable by CIC if we have not generated revenue to CIC within 180 days of the effective date or if, in CIC's reasonable judgment, we do not make continual reasonable commercial use of the licensed technology.

@POS.com

Pursuant to an agreement dated March 2, 2004, we acquired assets of @POS.com, Inc., a subsidiary of Symbol Technologies, Inc., exclusively related to the business of capturing sales receipt transaction data for the purpose of providing access to such data on an ASP basis. Included in the acquired assets are the ReceiptCity.com software, hardware, a variety of hosted services related thereto and trademarks for the names "Crossvue" and "MyReceipts". The business was formerly conducted by the seller's wholly-owned subsidiary, Crossvue, Inc. We also acquired a non-exclusive worldwide, non-trasferable, non-sublicensable license under the seller's patent claims necessary to operate the acquired software and to make, use, sell and have sold the hosted software. Under the agreement, we granted @POS a non-exclusive, worldwide, perpetual, sublicensable license under copyright in all acquired software developed by @POS, provided that for two years from closing @POS agreed not to sublicense the licensed software as a substantially complete system for providing ASP functionality similar to the hosted services. In consideration for the acquired assets, we agreed to pay the following consideration to @POS: For the year ending December 31, 2005, 10% of net receipts accrued by us for that year, for the year ending December 31, 2006, 8% of net receipts accrued by us for that year, and for each year thereafter, 6% of net receipts accrued by us for that year, provided that the rate shall drop to 5% if and when patents under which the license is granted are no longer valid or enforceable. The agreement has no set term and no provision for termination following closing.

Intelli-Check

On August 24, 2004 we entered into a software license agreement with Intelli-Check Inc., a Delaware corporation, pursuant to which we were granted a nonexclusive, nontransferable right to use the licensed software in connection with the sale, by us or distributors, of our signature verification technology. In consideration for the license, we agreed to pay Intelli-Check a fee of $475 for each system that uses the licensed software, as well as additional amounts pursuant to agreed upon pricing for hardware and other products and services offered by Intelli-Check as well as software updates. The agreement has no fixed term and is cancelable by us for any reason upon 60 days' notice and by Intelli-Check only upon breach by us that remains uncured following two months'notice.

Opus

Effective September 15, 2004 we entered into a master agreement with Opus Software Solutions Pvt. Ltd, an India company, pursuant to which Opus will provide its customized and certified Electra suite of software products at our location to facilitate point-of-sale and credit card transaction authorization, processing, record keeping, management and other related electronic transaction functions. Under the agreement, we were granted a license to use the software at our location on a non-exclusive, non-transferable basis. The agreement shall remain valid until terminated. Opus may terminate the agreement after five years upon 90 days' prior notice. We may terminate the agreement upon 90 days' prior notice at any time. In consideration for the license, which for the first thirty months covers 3500 point-of-sale devices driven by Electra-POS and 250,000 cards issued by Electra-Card, we agreed to pay for the first thirty months $620,000 in monthly installments and annual interest at the rate of 10%. See Note 20 of Notes to the Consolidated Financial Statements included in this report for a more detailed description of the payment arrangement. We will also be obligated to pay annual maintenance fee for the base software license of $10,333 per month. Additional maintenance fees will be charged on additional customizations. All maintenance fees are payable on a revenue share model under which a percentage of our monthly profits will be applied to cover the maintenance fees.

MARKETING

We employ a channel-based sales strategy, with some direct selling efforts to targeted large prospects. Our managed network infrastructure services are priced on a transaction basis, determined by the volume and type of transaction. Related value-added services incur additional fees. Alternatively, large enterprises can license our service package(s) and manage their own system internally.

We have entered into agreements with a number of third parties to assist us in our marketing efforts. These arrangements are designed to leverage our presently limited sales force and to target defined geographic and business markets. We envision that certain of our technology license arrangements will also result in marketing opportunities with those companies. Set forth below is a summary of some of our existing marketing arrangements.

Hypercom

Effective May 13, 2004, we entered into an agreement with Hypercom U.S.A., Inc. under which we were appointed as a non-exclusive Hypercom reseller in the United States. Under the agreement, we are authorized to purchase Hypercom point of sale terminal products and peripherals and to resell them to end user customers. We agreed to use our best efforts to promote and market the products throughout the United States and to maintain an active and suitably trained sales force. The term of the agreement is three years from the effective date, subject to earlier termination upon three months' notice by either party for any reason. The agreement may also be terminated under a variety of circumstances for cause and without notice.

Rycom CCI

Effective September 22, 2004, we entered into a strategic alliance and exclusive management agreement with Rycom CCI Inc., a company located in Ontario, Canada ("Rycom"). Under the agreement, Rycom was authorized as our exclusive Canadian Strategic Manager to develop and operate a fully managed signature verification authentication system and other solutions using our proprietary technology for the Canadian market. In consideration for the agreement, we and Rycom agreed to share all software license and software maintenance revenue generated under the agreement on a 50-50 basis. Rycom's rights under the agreement are exclusive in Canada. The agreement has an initial term of three years, subject to automatic two-year renewal at the end of each term. The agreement can be terminated upon 90 days' prior notice upon either party's breach.

Viaquo

On December 7, 2004, we completed the purchase of all the principal assets of Viaquo Corporation ("Viaquo") a leading developer of computer security technology with effect as of November 30, 2004.

Under the terms of the Agreement for Purchase and Sale of Assets dated as of November 30, 2004, we acquired all principal assets of Viaquo including physical equipment, technology, products and intellectual property. The majority of the Viaquo staff has joined us to support the continued development, sales and marketing of its technology. The core technology and intellectual property purchased represents Viaquo's patent pending ViaSeal(TM) security technology. ViaSeal provides cryptographic protection of electronic data for distribution or access by multiple parties without the cumbersome and costly process of private key management as seen in most modern Public Key Infrastructure (PKI) systems.

COMPETITION

There are several companies that offer electronic biometric signature authentication technology. In addition, there are numerous electronic authentication and verification technologies such as pin, password, and other biometrics technologies.

In the retail market, we are aware of companies that offer technologies that store pictures of electronic signatures entered through point of sale terminals. Some of these companies enable the signature to be printed on the transaction receipt.

In the prescription management market, we are aware of a number of companies that provide electronic prescription services, including A4 Health Systems, Allscripts, SureScripts, Alteer, ChartLogic, eInformatics, E-Physician, Health Probe, I-Scribe, Medical Manager/WebMD, OnCall Data, Pocket Scripts, and RxMadeSimple.

We believe that we have a competitive advantage in some cases due to our range of product offerings. There can be no assurance, however, that competitors, including some with greater financial or other resources, will not succeed in developing products or technologies that are more effective, easier to use or less expensive than our products or technologies that would render our products or technologies obsolete or non-competitive.


LIGHTEC  COMMUNICATIONS

Lightec was established in 1994. It provides telecommunications design, installation and information technology services. Lightec's customer base, which is primarily located in Northeastern United States, includes governmental units, particularly school districts. We believe that Lightec's experience in bidding for government contracts and its relationships with governmental units may provide marketing opportunities for our other products and services.

Lightec's projects involve design and installation of cable and fiber optic networks. Lightec's clients include educational institutions, including universities and local school systems, governmental entities, hospitals and corporations.

Lightec's target market includes government, manufacturers, processors, utilities, banks, schools, universities, research complexes, media conglomerates, securities and commodities exchanges, law firms, consulting and research organizations and transportation service companies.

 Lightec competes on the basis of quality versus price. Lightec's services are largely delivered through long-term subcontractors and temporary staff. In the information technology sector, Lightec competes with large-scale project firms such as Verizon and SNET rather than maintenance shops or equipment resellers. In the general installation business Lightec competes with 20 to 30 small regional/local premise-wiring providers. In the fiber optic splicing market, Lightec competes with national and regional firms. Lightec views its real competition as the turnkey solution providers who can retain the value-added service contracts ensuring the longevity of the solution provided.

Lightec relies on one customer for the majority of its revenues. Lightec is under contract to provide supplies and services to this customer for the next two years. If Lightec were to be unable to supply requisite products or provide the needed services to the customer, or if the customer became unable to finance the continued acquisition of these supplies and services, the impact on Lightec's earnings would be significant.

For the year ended June 30, 2004, Lightec relied on one principal supplier that accounted for 69% of its purchases, primarily telecommunications equipment for that year. While we believe that there are numerous suppliers of such equipment, we believe that our arrangement with the existing supplier, including credit terms, is favorable. If we were forced to switch suppliers, we may not be able to obtain comparable terms.

HISTORY

We were incorporated in the State of Nevada on March 12, 1999 as Great Bear Resources, Inc. On May 25, 1999, we changed our name to Great Bear Investments Inc. On August 11, 2000, we changed our name to Security Biometrics, Inc. On July 23, 2004, we changed our name to SiVault Systems, Inc.

On August 25, 2000, we acquired all of the outstanding capital stock of Biometrics Security, Inc., a Nevada company, in a share exchange with its shareholders. In connection with the acquisition, we issued 1,875,000 shares of our common stock to Gesture Recognition Technologies International Limited in exchange for the preferred shares of Biometrics Security, Inc. it owned, and we issued approximately 25,000 shares of our common stock in exchange for the outstanding shares of common stock of Biometrics Security, Inc. On August 22, 2000, Biometrics Security, Inc. entered into an option agreement with DSI Datotech to acquire an exclusive license to that company's gesture recognition technology for banking and financial transactions. The exercise price of the option was $8,000,000, of which we paid $320,000. On December 2, 2002, the name of Biometrics Security, Inc. was changed to eMedRX, Inc.

On June 29, 2001, we acquired all of the outstanding membership interests of Netface LLC, a Connecticut limited liability company, in exchange for an aggregate of 1,000,000 shares of our common stock. NetFace held an option to acquire an exclusive royalty-free license to exploit DSI Datotech's gesture recognition technology for video games and Internet/television. The exercise price of the option was $5,000,000, of which we have paid $200,000, plus a 20% equity interest in NetFace LLC. Netface LLC is presently inactive.

We have elected not to exercise our options to acquire licenses to DSI Datotech's gesture recognition technology and the options have expired. Consequently, the Company expensed $320,000 in 2001 and the balance of the investment of $200,000 in 2002.

On June 14, 2002, we acquired Lightec Communications, Inc. through a merger with a wholly-owned subsidiary formed by us. The merger consideration consisted of 950,000 shares of our common stock and $4,000,000 in cash. 900,000 shares were issued to Maryanne Richard and 50,000 shares were issued to Dr. Nabil El-Hag. We financed the cash portion of the merger consideration through the issuance and sale of 9% promissory notes in the aggregate principal amount of $2,000,000 and the sale of common stock and warrants at $2.40 per share for gross proceeds of $850,000. The notes were issued in equal principal amounts to Synergex Group Partnership, whose managing partner is Gerard Munera, a director of our company, and Maryanne Richard, the owner of Lightec. We also entered into an employment agreement with the manager of Lightec, Michael Richard, under which we agreed to pay Mr. Richard an annual salary of $150,000 and performance related bonuses for 2002, 2003 and 2004. The employment agreement was subsequently terminated pursuant to the settlement described below. In connection with the acquisition, we issued 200,000 shares of common stock and accrued $200,000 as a finder's fees under a finder's fee agreement with Chris Farnworth. In August 2004, the $200,000 liability plus an additional approximately $32,000 due to Chris Farnworth was converted to 144,883 shares of common stock.

On June 4, 2004, we entered into a Settlement Agreement with MaryAnne Richard and Michael Richard, pursuant to which we and Lightec, on the one hand, and MaryAnne Richard and Michael Richard, on the other hand, agreed to settle all obligations and disputes between them. As part of the agreement, we arranged for the payment to the Richards of $1,189,983 in cash (including an $850,000 payment for the shares referred to below) and we issued to MaryAnne Richard a warrant to purchase 400,000 shares of our common stock at $2.50 per share, and the Richards
(i) transferred 850,000 shares of our common stock to third parties designated by our company for $850,000 in cash and (ii) surrendered a promissory note issued by us in the principal sum of $1,000,000. On July 2, 2004, the parties finalized the settlement and executed a mutual waiver and release of all claims of any kind whatsoever that each may have had against the other, and on that date the remaining balance of the settlement payment $339,983 was paid to the Richards.

On June 28, 2002 we acquired all of the outstanding stock of Datadesk Technologies, Inc., a Washington corporation ("Datadesk"), pursuant to a merger with a newly formed subsidiary of our company. In the merger, we issued approximately 550,000 shares of our common stock to the shareholders of Datadesk, and borrowed $1,680,000, pursuant to a one-year convertible debenture, $1,375,000 of the proceeds of which was used to pay Datadesk bank loans, certain liabilities and closing costs. In connection with and as a condition to the acquisition, we entered into a three-year employment agreement with Robert Solomon, pursuant to which we agreed to employ Mr. Solomon as chief technology officer at an annual base salary of $150,000 plus annual bonuses based on Datadesk sales.

Datadesk was in the business of designing, manufacturing, and selling desktop solutions, educational computing systems, and handheld and wireless devices. On August 20, 2003, we transferred ownership of Datadesk to Pan Pacifca Ltd. in consideration for assumption of the net liabilities of Datadesk. In connection with the transfer, Mr. Solomon's employment with our company was terminated. We recorded net income (loss) from discontinued operations of $266,021 and ($3,918,281) (including a writedown of goodwill of $3,405,645 ) for the years ending June 30, 2004 and 2003 to reflect the disposition of Datadesk.

On January 21, 2003, we established a new wholly-owned subsidiary, eMedRx, Inc., a British Columbia corporation ("eMedRx Canada"). EMedRx Canada entered into an exclusive worldwide license agreement with our Company to develop and market our electronic prescription system. eMedRx Canada had issued certain common stock to outside interests for approximately $50,000 thereby reducing our ownership of eMedRx Canada to below 100%. We also had two United States-based subsidiaries under the name eMedRx, Inc. On October 19, 2004, the Company entered into three Share Exchange Agreements with shareholders of eMedRx Delaware and eMedRx Canada and a shareholder of eMedRx Nevada (the "Agreements"). The Agreements call for the exchange of common shares of eMedRx Delaware, eMedRx Canada and of eMedRx Nevada now currently owned by the Company for 568,070 restricted shares of the Company's common stock.

On February 18, 2004, we entered into a stock purchase agreement to purchase all of the outstanding shares of Datagility, Inc. ("Datagility"). The transaction was consummated in May 2004. Datagility had developed a software application, CyberTrooper, that is designed to fulfill the scanning requirements of the United States Patriot Act and Office of Foreign Assets Control. The purchase price for the Datagility shares was (i) $200,000 in cash, $100,000 of which was paid at closing and the balance of which is payable on December 31, 2004, and
(ii) 116,278 shares of our common stock, which was issued at closing. Of the $100,000 payment scheduled to become due on December 31, 2004, $50,000 is payable to Mr. Herve Bertacchi, President of Lightec. Under the agreement, we agreed to pay additional cash consideration of up to $200,000 if revenues earned by us from CyberTrooper exceed certain targets by December 31, 2004 and June 30, 2005.

On July 9, 2004, we issued an aggregate of 4,000,0000 shares of our common stock, valued at $1.80 per share, to the shareholders of SiVault Analytics, Inc., a Delaware corporation, in exchange for all of the outstanding stock of SiVault Analytics, Inc. Thereafter, on July 23, 2004, we merged that company into ours and simultaneously changed our name to SiVault Systems, Inc.

Viaquo

On December 7, 2004, we completed the purchase of all the principal assets of Viaquo Corporation ("Viaquo") a leading developer of computer security technology with effect as of November 30, 2004.

Under the terms of the Agreement for Purchase and Sale of Assets dated as of November 30, 2004, we acquired all principal assets of Viaquo including physical equipment, technology, products and intellectual property. The majority of the Viaquo staff has joined us to support the continued development, sales and marketing of its technology. The core technology and intellectual property purchased represents Viaquo's patent pending ViaSeal(TM) security technology. ViaSeal provides cryptographic protection of electronic data for distribution or access by multiple parties without the cumbersome and costly process of private key management as seen in most modern Public Key Infrastructure (PKI) systems.

DESCRIPTION OF PROPERTY

We occupy approximately 3,500 square feet of space at 500 Fifth Avenue, Suite 1650, New York, New York, under a lease expiring March 2007, at a base rent of $9,486 per month. A little more than half of the space is sub-leased to an unrelated party pursuant to an arrangement under which the party pays 57% of our rent and costs. In San Jose, California, we sublease office and data facility space at 2665 North 1st Street, under a sublease expiring May 31, 2008. The first six months of the term are at a reduced square footage of 15,000. Beginning in month seven the square footage increases to approximately 35,000. The facility will be designed to provide our customers with data management, data center support, engineering services, settlement management, a maintenance platform, call center support, data storage retrieval, and integration services. The base rent is approximately $ 15,750 for the first six months, increasing to $36,636.60 on March 24, 2005. Lightec rents the space required to support its functions on a month-to-month basis. We believe that our existing facilities are suitable and provide adequate capacity for our presently foreseeable needs.

HUMAN  RESOURCES

As of December 29, 2004, we had 33 employees, all of whom were full-time employees.

LEGAL PROCEEDINGS

Neither we, nor any of our subsidiaries, are a party to any material legal proceeding, nor, to our knowledge, is any material litigation threatened against us or our subsidiaries.

REGISTRAR AND TRANSFER AGENT

The registrar and transfer agent for our common stock is Interwest Transfer Co, Salt Lake City, Utah

                                   MANAGEMENT

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth information with respect to the persons who, as of the date of this current report, were serving or are expected to serve in the near future as directors and executive officers of the Company. Each director holds office until the next annual meeting of shareholders or until his successor has been elected and qualified.

DIRECTORS


     NAME                        AGE                          POSITION                            DIRECTOR SINCE
     ----                        ---                          --------                            --------------

Emilian Elefteratos(4)           44               Chief Executive Officer, President
                                                  and Director                                         2004
Wayne Taylor (3)(4)              52               Interim Chief Financial Officer and
                                                  Director                                             2003
Igor J. Schmidt                  38               Chief Strategy Officer and Director                  2004
Dr. David Dalton(3)(4)           55               Chairman of eMedRx, Inc. and Director                2003
Allan Gibbons (1)(2)             56               Director                                             2000
Gerard Munera (2)(4)             66               Director                                             2001
Elaine Bloom (1)(3)              67               Director                                             2003
Stuart Platt (1)(4) (2)          68               Director                                             2004
Kenneth Taylor (5)               61               Director                                             2003
Gilbert F. Amelio (6)            61               Director                                             2005

(1)  Member of the Audit Committee
(2)  Member of the Compensation Committee
(3)  Member of the Corporate Governance Committee
(4)  Member of the Executive Committee
(5)  Resigned, effective November 9, 2004
(6)  Mr. Amelio joined the Board as Chairman, effective January 1, 2005

         Emilian Elefteratos joined our company as Chief Executive Officer and President following the acquisition of SiVault Analytics, Inc. in July 2004. He was elected a director in August 2004. Mr. Elefteratos has 20 years of global business experience in a variety of management functions including finance, sales operations, business development, professional services and network operations. From 1982 to 1986 he served as a senior manager of British Telecommunications PLC, with responsibility for mergers and acquisitions. He served as a senior manager of Cisco Systems from 1996 to 2002, with responsibility for sales finance and worldwide joint ventures. During 2002 until he joined SiVault Analytics, Inc. in 2003, he served as a director of sales finance for Brocade Communications. Mr. Elefteratos joined SiVault Analytics, Inc. in 2003, and served as its chief operating officer.

         Wayne Taylor is a founder of our company. He served as Chief Financial Officer from June 1999 to March 2002 and from March 2003 to August 2003, and has served as interim Chief Financial Officer since June 2004 to present. Mr. Taylor joined our Board of Directors in September of 2003. He is President of FGH Insurance Agencies Ltd. and has developed both creditor insurance and specialty products for some of the largest international banks. Mr. Taylor was employed by HSBC Canada from 1977 to 1986 and served in a senior management capacity for that institution. As the international database representative for OKRA Marketing Corporation, Mr. Taylor was responsible for selling software systems to major financial institutions.

         Igor J. Schmidt joined our company as Chief Strategy Officer following our acquisition of SiVault Analytics, Inc. in July 2004 and was elected a director in August 2004. Prior thereto and since 1993, Mr. Schmidt had been employed by SiVault Analytics, Inc. as chief strategy officer. From 2000 to 2003, Mr. Schmidt served as vice president-business development for Performance Central. In 1997, he co-founded OneNetwork, where he served as chief technology officer until 2000. Prior to that, in 1994 he co-founded iVenture Group and served as chief technology officer until 1997. From 1990 to 1994 he served as a senior business development manager of Vacation Channel Corp.

         Dr. David Dalton has served as Chairman of eMedRx, Inc. and as a director of our company since February 2004. During the past five years, Dr. Dalton has served as the chief executive of Pharmacy Services, Health Resources, Inc., and Univec Inc. companies engaged in sale of health-related products. Dr. Dalton has spent his professional career in the pharmaceutical industry and brings over 30 years of experience to the group. He served in several capacities with Rite Aid Corporation from 1971 to 1999, including Corporate Vice President. Dr. Dalton has served as a board member on such organizations as Blue Shield of Pennsylvania, United Way, National Health Association, and National Association of Chain Drug Sores and is one of the original members and Director of the National Council of Prescription Drug Programs.

         Allan Gibbins has been a Director since November 6, 2000. Mr. Gibbins was interim Vice President, General Manager beginning in June 1992 and was appointed President and Chief Executive Officer of Hubbell Canada Inc., a subsidiary of Hubbell Incorporated, in September 1993. He is the Chairman of the Electrical, an Electrical Manufacturer, and Electronic Manufacturers Association of Canada (EEMAC). From September 1988 to May 1992, Mr. Gibbins was Vice President and General Manager of Nutone Electrical Inc. Prior to that he held senior management positions with duPont Canada Inc. for 16 years. He also was a Director of DSI Datotech Systems Inc. from December 2000 until July 2003.

         Gerard Munera has been a Director since June 26, 2001. Since 1995, Mr. Munera has been Managing Director of Synergex Group Partnership, a Connecticut general partnership, with majority participations since 1996 in Arcadia, a manufacturer of low-rise curtain walls, storefronts and office partitions, and in Estancia El Olmo, a large cattle ranch. From 1994 to 1996, Mr. Munera was chairman and chief executive officerof Latin American Gold Inc., a junior gold exploration and mining company with activities in Ecuador and Venezuela.. From 1991 to 1994, Mr. Munera was president and chief executive officer of Minorco
(USA), a diversified natural resources group with interests in base and precious metals, industrial minerals, oil and gas, chemicals and fertilizers, in both the U.S. and Canada.

         Elaine Bloom joined the board in July of 2003 as a former Florida State Representative and served as Speaker Pro-Tempore of the Florida House of Representatives (1992-94). She has provided leadership for South Florida in elected public office, on local government boards and commissions, and in community organizations. Rep. Bloom also chaired many important committees and subcommittees during her 18 years in the Florida Legislature. She authored more than 100 major laws, including the Florida International Banking Act, the Health Care Reform Act, the Florida Emergency Management Act, and the Law Enforcement Protection Act. She chaired the Health Care Committee (1990-92) and the Joint Legislative Management Committee (1992-94).

   Rear Admiral Stuart Platt, SC, USN, RET, who joined the Company's Board of Directors effective May 14, 2004. Rear Admiral Platt has enjoyed a distinguished 31-year military career in the United States Navy, where he led an historic reform program to improve the way the Navy buys ships, aircrafts and weapons systems. He was Deputy Commander of the Naval Sea Systems, where he was responsible for the acquisition of Navy surface ships and submarines during the buildup of the 600 ship Navy. He was recently honored by being named to the Cold War Leadership Hall of Fame by the Submarine Force Library and Museum Association. He serves as the Chairman of the Historic Ships Foundation in San Francisco and as a Presidential appointee to the Board of Governors of the United States Merchant Marine Academy. Admiral Platt is the Chairman of The Wornick Company, the largest seller of combat rations to the Department of Defense and the Chairman of IDM Services, a Washington based, international data storage firm. He also serves on the Board of DRS Technologies, a New York Stock Exchange listed Defense Electronics Company.

         Dr. Gilbert F. Amelio, who holds a PhD in physics from the Georgia Institute of Technology, has had a distinguished career as a scientist as well as serving as the head of three Fortune 500 companies. He was chief executive and chairman of Apple Computer; the president, chief executive and chairman of National Semiconductor and the president of Rockwell Communication Systems, a unit of Rockwell International. Since 1998, Dr. Amelio has been a venture capitalist, most recently with Sienna Ventures. He is also an author or co-author of three books: An American Imperative (1993), Profit from Experience
(1995), On the Firing Line (1998). Prior to his management career, Dr. Amelio was a successful technologist. He is responsible for the development of the first practical charge coupled (CCD) image sensor, which is used today to register images in consumer camcorders, professional video cameras, digital still cameras and in astronomical and other equipment. The CCD is the eyeball of the Hubble Space Telescope and is used extensively at observatories around the world. Dr. Amelio is currently serving on the Audit Committee and the Human Resources Committee for SBC Communications and is a former director and chairman of the Semiconductor Industry Association and was a member of the Board of Governors of the Electronics Industries Association. Since 1996, he has been an advisor to the Malaysia Multimedia Super Corridor and to the Prime Minister of the country. His current and past directorships also include Pacific Telesis Corp., Chiron Corp., Sematech, the Georgia Tech Advisory Board (chairman) and the American Film Institute. Dr. Amelio holds 16 patents and is the recipient of numerous awards including the FIU Entrepreneur of the Year Award, the Georgia Tech Business Achievement Award, the National Management Association's Silver Knight of Management Award and the Masara Ibuka Consumer Electronics Award.


The following table provides information concerning our current named executive officers.

NAME                    AGE     POSITION
----                    ---     --------

Emilian Elefteratos     44      Chief Executive Officer, President and Director
Wayne Taylor            52      Interim Chief Financial Officer and Director
Igor J. Schmidt         38      Chief Strategy Officer and Director
Steven Pollini          49      Vice President-Engineering and Operations
Alexander Gelf          37      Vice President-Analytics
Herve Bertacchi         35      President of Lightec Communications, Inc.
Russel Davis            40      Chief Technology Officer

         Emilian Elefteratos joined our company as Chief Executive Officer and President following the acquisition of SiVault Analytics, Inc. in July 2004.

         Wayne Taylor served as Chief Financial Officer from June 1999 to March 2002 and from March 2003 to August 2003, and has served as interim Chief Financial Officer since June 2004 to present.

         Igor J. Schmidt joined our company as Chief Strategy Officer following our acquisition of SiVault Analytics, Inc. in July 2004 and was elected a director in August 2004, served as a senior business development manager of Vacation Channel Corp.

         Steve Pollini joined our company as Vice President-Engineering and Operations following our acquisition of SiVault Analytics, Inc. in July 2004. Prior thereto and since 2003, Mr. Pollini had been employed by SiVualt Analytics, Inc. as vice president engineering and network operations. Mr. Pollini has more than 25 years of technical and management experience in both startup and large corporate environments. In 2002 he co-founded Vivin Systems, a computer networking company where he served as vice president-engineering until joining SiVault Analytics, Inc. He served as vice-president-engineering and network operations for Qiva, Inc. from 2000 to 2001, a software service hosting company. For about nine years prior thereto, Mr. Pollini held senior technical leadership and managerial positions in UPS' R&D and Information Systems groups as well as within General DataComm's high-speed networking multiplexer division.

         Alexander Gelf joined our company as Vice President-Analytics following our acquisition of SiVault Analytics, Inc. in July 2004. Prior thereto and since 2003, Mr. Gelf had been employed by SiVualt Analytics, Inc. as a vice president. Mr. Gelf has over 15 years of experience in systems design and analysis, software architecting, project management and product development. Mr. Gelf was employed by Sun Microsystems, Inc., a hardware and software manufacturer from 1997 until 2003, including as senior architect and project leader since 1999. From 1995 to 1997 he served as a member of the technical staff of SunSoft, Inc. He spent 10 years working for Sun Microsystems in various positions, from software engineer to senior software architect. Mr. Gelf holds several patents related to data processing. Mr. Gelf was a founder and the chief executive officer of DLI, a Silicon Valley consulting company, that provided software consulting services to a number of companies including Cisco Systems, 3Com and Longs Drugs.

         Herve Bertacchi has served as President of Lightec since August 2003. From March 2003 to August 2003 Mr. Bertacchi served as president of Datagility, Inc., a private company. Mr. Bertacchi is a senior information security specialist with more than 10 years of experience in security risk assessment, vulnerability assessment and security architecture design. As security consultant for Cap Gemini E&Y US from 1994 to March 2003, Mr. Bertacchi was responsible for the creation of CGE&Y's security practice in the United States.

         Mr. Davis joined SiVault in November 15, 2004 with over 20 years industry experience in technology development, support and organizational management. His last assignment from May 1987 to November 12, 2004, included heading up all aspects of Product Development for Communication Intelligence Corporation (Cici; NASDAQ) and overseeing business planning for its joint venture in mainland China. His primary focus was on the development of commercial applications of the company's core technologies and as a result, introduced three product lines totaling thirteen individual products. Mr. Davis has also held senior technical and operational management positions at Everex Systems, Inc. and Centel Information Systems. He spent six years in the field of Electronic Warfare while serving in the US Navy.

                             EXECUTIVE COMPENSATION

The following table sets forth the aggregate compensation earned by, paid to, or accrued for our chief executive officer and each other executive officer whose aggregate compensation, was in excess of $100,000, based on their salary and bonus for the fiscal year ended June 30, 2004, who we refer to as our named executive officers.


                           SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION                                 LONG-TERM COMPENSATION
                                  ---------------------------------------    -----------------------------------------------------
                                                   AWARDS                      AWARDS                     PAYOUTS
                                                 -----------  -----------    -----------                  -------
                                                               OTHER         RESTRICTED   SECURITIES
NAME AND                         FISCAL                        ANNUAL          STOCK      UNDERLYING        LTIP      ALL OTHER
PRINCIPAL POSITION                YEAR    SALARY   BONUS    COMPENSATION       AWARDS     OPTIONS/SARS     PAYOUTS   COMPENSATION
-----------------------------    -------  -------  -------  --------------   ----------   ------------    --------   -------------
Emilian Elefteratos (1)          2004     ______     __          __              __            __            __           __
President and Chief              2003     ______     __          __              __            __            __           __
Executive Officer                2002     ______     __          __              __            __            __           __

-----------------------------
Wayne                            2004    $______     __          __              __            __            __           __
Taylor, (2) Chief Financial      2003    $______     __          __              __            __            __        $ 18,000
Officer                          2002    $______     __          __              __            __            __           __

-----------------------------    -------  -------  -------  --------------   ----------   ------------    --------  -------------
Chris                            2004    $ 61,000    __          __              __            __            __           __
Farnworth (3)                    2003    $______     __          __              __            __            __        $126,000
Vice President                   2002    $______     __          __              __            __            __        $126,000

-----------------------------    -------  -------  -------  --------------   ----------   ------------    --------  -------------
Herve' Bertacchi, (4)            2004    $160,000    __          __              __            __            __           __
President Lightec                2003    $______     __          __              __            __            __           __
Communication, Inc.              2002    $______     __          __              __            __            __           __
-----------------------------    -------  -------  -------  --------------   ----------   ------------    --------  -------------

(1) Mr. Elefteratos joined the Company in July, 2004. He is currently compensated at the rate of $225,000 per annum.
(2) Mr. Taylor re-joined the Company in June 2004. He is currently compensated at the rate of $220,000 per annum.
(3) Mr. Farnworth joined the Company as an employee in January, 2004; prior to that time he served as a consultant to the Company from September 2002; Mr. Farnworth resigned from the Company in November 2004.
(4) Herve' Bertacchi joined the Company in August, 2003. He is currently compensated at the rate of $160,000 per annum.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS

The following table contains certain information concerning stock options/SARs granted to our named executive officers during the fiscal year ended June 30, 2004:


                                                  %AGE OF TOTAL
                               NUMBER OF           OPTIONS/SARS
                               SECURITIES           GRANTED TO       EXERCISE OR
                               UNDERLYING          EMPLOYEES IN      BASE PRICE     EXPIRATION     MARKET PRICE ON DATE OF
          NAME            OPTIONS/SARS GRANTED     FISCAL YEAR        ($/SHARE)        DATE                 GRANT
--------------------      --------------------     -----------        ---------     -----------    -----------------------
Emilian Elefteratos                 __                __                 __             ___                   ___

Wayne Taylor                        __                __                 __             ___                   ___

Chris Farnworth                     __                __                 __             ___                   ___

Herve' Bertacchi                    __                __                 __             ___                   ___


 AGGREGATED OPTION/SAR EXERCISES DURING THE FISCAL YEAR-ENDED JUNE 30, 2004 AND
                       FISCAL YEAR-END OPTION/SAR VALUES

         The following table sets forth certain information concerning the number and value of securities underlying exercisable and un-exercisable stock options/SARs as of the fiscal year ended June 30, 2004 by the Company's named executive officers.


                                                     NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED              VALUE OF UNEXERCISED
                           SHARES ACQUIRED ON        OPTIONS/SARS AT FISCAL              IN-THE-MONEY OPTIONS/SARS AT
                           EXERCISE                  YEAR-END                            FISCAL YEAR-END *
                           ---------------------     -----------------------------       -----------------------------
NAME OF                                  VALUE
EXECUTIVE OFFICER          NUMBER       REALIZED     EXERCISABLE    UN-EXERCISABLE       EXERCISABLE    UNEXERCISABLE
-----------------          ------       --------     -----------    --------------       -----------    -------------
Emilian Elefteratos        __           __           __             __                   __             __
Wayne Taylor               __           __           __             __                   __             __
Chris Farnworth            __           __           __             __                   __             __
Herve' Bertacchi           __           __           __             __                   __             __

* The closing price for our common stock on June 30, 2004 was $1.75 per share.

EMPLOYMENT CONTRACTS

As of December 29, 2004, six individuals have employment or consulting agreement contracts with the Company:

     Emilian Elefteratos as CEO for a three year term, Wayne Taylor as CFO for a three year term, Igor Schmidt for a three year term as Chief Strategy Officer, Alexander Gelf for a five year term as Vice President - Analytics, Steven Pollini as Vice President Engineering and Operations (no term), and Herve Bertacchi as our Technical Vice President and President of Lightec Communications (no term).

STOCK OPTION PLAN

         In April 2004 the Company adopted its 2004 Incentive Stock Plan (the "2004 Plan").

         The 2004 Plan permits the grant of stock options, stock awards (awards in the form of shares of our stock or stock units, in either case for which no payment by the participant is required) and restricted stock purchase awards.

         Stock options granted under the 2004 Plan may be options intended to qualify as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code or nonqualified stock options ("NSOs"), which are options that are not intended to qualify as ISOs. Stock options granted to a person who owns more than ten percent of our or any of our subsidiary's voting power shall have exercise prices of at least 110% of fair market value of our stock on the date of grant. Stock options granted to others will have exercise prices of not less than 100% of the fair market value of our stock on the date of grant if they are ISOs and not less than 85% of the fair market value of our stock on the date of grant if the are NSOs. Stock options granted under the 2004 Plan may only be transferred by will or the laws of descent and distribution. Stock options granted under the 2004 Plan will have terms of not more than 10 years.

         Stock awards give participants shares of our common stock or the right to receive shares of our common stock. A participant's rights with respect to stock awards may be subject to conditions established by our Board of Directors or Executive Compensation Committee, including continued service, achievement of specified business objectives, indices, attaining growth rates and other measurements of our performance, conditioned upon satisfaction of company or individual performance goals. Stock awards may also be awarded free of restrictions. Restricted stock purchase awards give participants the opportunity to purchase shares of our common stock, subject to restrictions prescribed by our Board of Directors or Executive Compensation Committee. With certain limited exceptions described in the 2004 Plan, stock awards and restricted stock purchase awards granted under the 2004 Plan are not transferable. The effect of a termination of employment or service on a participant's stock options depends on the reason for the termination, and is described in the 2004 Plan and award agreements.

         The 2004 Plan provides for the issuance of up to 2,250,000 shares pursuant to awards. Stock issued under the 2004 Plan may be authorized but unissued stock or stock that was issued and outstanding for some other purpose and subsequently we have reacquired it and it is eligible for this purpose. Shares covered by awards that terminate or expire and shares that we repurchase in accordance with the terms of an award shall again be available for issuance under the 2004 Plan. In the event of a change in our outstanding stock in connection with a stock split, stock dividend, recapitalization, merger, spin off or similar event, the number of shares that may be issued under the 2004 Plan and the number and price of shares subject to outstanding awards may be adjusted by the Board of Directors or the Compensation Committee.

         The 2004 Plan is administered by the Compensation Committee of the Board of Directors. The committee has authority to grant awards, determine from the eligible group of participants those to whom awards will be granted, determine the terms of awards, construe and interpret the plan, amend outstanding awards, and perform such other duties relating to the plan's administration. The Board may, at any time and from time to time, alter, amend, suspend or terminate the 2004 Plan in whole or in part, subject to certain restrictions as stated in the 2004 Plan.

         Awards under the 2004 Plan may be made to employees, directors and consultants of SiVault Systems, Inc. or its subsidiaries, as selected by the 2004 Plan's administrator. The approximate number of persons who are currently eligible to participate under the 2004 Plan is 43, which includes 31 employees, 8 directors and 4 consultants. As of June 30, 2004 no options to purchase shares had been issued to employees under the 2004 Plan. Management intends to seek approval in January or February 2005 from the Compensation Committee of the Board to grant 2,054,000 options under the plan.

         EQUITY COMPENSATION PLANS

   The following table sets forth certain information as of the fiscal year ended June 30, 2004 with respect to our compensation plans (including individual compensations arrangements).

                 EQUITY COMPENSATION PLAN INFORMATION TABLE (1)

------------------------------ ---------------------------- ---------------------------- ----------------------------
                                           (a)                          (b)                          (c)
------------------------------ ---------------------------- ---------------------------- ----------------------------
                                                                                            Number of securities
                                                                                           remaining available for
                               Number of securities to be    Weighted-average exercise      future issuance under
                                 issued upon exercise of       price of outstanding       equity compensation plans
                                  outstanding options,         options, warrants and        (excluding securities
Plan Category                      warrants and rights                rights              reflected in column (a))
------------------------------ ---------------------------- ---------------------------- ----------------------------
Equity compensation plans              ______                          _____                      ______
approved by security holders
------------------------------ ---------------------------- ---------------------------- ----------------------------
Equity compensation plans
not approved by security               ______                          _____                      ______
holders
------------------------------ ---------------------------- ---------------------------- ----------------------------
Total                                  ______                          _____                      ______
------------------------------ ---------------------------- ---------------------------- ----------------------------


         (1) The Company adopted a stock option plan on April 30, 2004. No options were issued under the plan during the 2004 fiscal year. The Company has reserved 2,250,000 shares for issuance under the plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   On July 2, 2004, we borrowed $150,000 from Synergex Group LLC (of which Gerard Munera, a director of our company, is managing partner) to provide short term financing for paying off a loan from a stockholder. The notes evidencing these loans are unsecured and payable on demand by Synergex at any time on or after July 2, 2005 at an interest rate of the LIBOR Rate plus one percent per annum and is payable on a quarterly basis beginning October 1, 2004. We believe that the term of these loans from Synergex are as favorable to us as those which we could have obtained from an unaffiliated party.

   On June 28, 2002 in connection with the acquisition of Lightec, 4,000,000 shares of common stock were issued and a $200,000 fee was accrued to Chris Farnworth, our Vice President for Business Development, as a finder's fee, under the terms of his December 15, 2001 consultancy agreement with us. On August 9, 2004 this $200,000 amount plus an additional $31,813 due to Mr. Farnworth was converted into 144,883 shares of Common Stock.

   On June 30, 2002, the Company issued a convertible debenture to Edinburgh Investments LLC ("Edinburgh") in the amount of $1,680,000. The debenture is secured in the first priority against the revenues and assets of the Lightec business originally matured June 30, 2003 and accrued interest at 10% payable quarterly.

   On August 29, 2003, Edinburgh and the Company entered into a settlement agreement requiring the Company to pay the following:

         i) pay Edinburgh $50,000 on each of, October 31, 2003 and November 28, 2003 and December 31, 2003 ($150,000 paid);

         ii) pay Edinburgh the principal plus all interest accrued on the outstanding principal balance at the rate of 18% per annum from June 28, 2002 until paid in full. All outstanding principal and accrued interest shall be paid to Edinburgh no later than December 31, 2004.

         iii) pay Edinburgh the accrued interest from September 1, 2003 onward on January 5, 2004, April 5, 2004, July 15, 2004 and October 5, 2004;

         iv) pay Edinburgh 15% of all funds received from the Bridgeport School contract until the principal and interest is fully paid;

   The Company delivered to Edinburgh a five year warrant to purchase 672,000 shares of common stock at an exercise price of $3.00 per share.

   The current balance due to Edinburgh is $1,302,215. The Company intends to pay this indebtedness in full on or before February 15, 2005.

   On June 11, 2002, Synergex loaned the Company $1,000,000 to facilitate the acquisition of Lightec. The note bore interest at 9% per annum.

   Pursuant to an agreement dated September 12, 2003, the Company was required to pay Synergex the following:

         i) the principal plus all interest accrued in the outstanding principal balance at the rate of 9% per annum from the date of receipt of the first payment related to the Lightec's Bridgeport School contract until paid in full;

         ii) 7.4% of all money received on account of the Bridgeport School contract until paid in full;

     The note was secured by certain Lightec assets. On May 25, 2004, the Company agreed to grant a warrant to Synergex to purchase 400,000 shares of common stock at a price of $2.50 for a period of two years, in order to extend the initial repayment term of the note by three months.

     On June 24, 2004, the Company entered into a settlement agreement with Synergex. Under the terms of the settlement, Synergex was issued 485,484 shares (48,548 of these shares were directed to legal counsel) of common stock of the Company valued at $2.00 per share, in exchange for surrender of the note with the remaining balance due of $970,958.

    From time to time, we have obtained advances from certain officers. Between February 18, 2002 and May 24, 2002, Wayne Taylor, our Chief Financial Officer until April 1, 2002 and a promoter of our company, advanced $72,519 to us. Mr. Taylor has converted these amounts owed into shares.

   Certain Officers/employees have converted deferred compensation due to them into common shares of the Company. These include:

   Chris Farnworth         Amount Converted to S8 shares      $ 231,813

   Wayne Taylor            Amount Converted to S8 shares      $ 114,547

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS

      The following table indicates how many shares of common stock were beneficially owned, as of December 29, 2004 by (1) each person known by us to be the owner of more than 5% of the outstanding shares of common stock, (2) each director, (3) each executive officer named in the Summary Compensation Table and
(4) all directors and executive officers as a group. In general, "beneficial ownership" includes those shares a person has the power to vote or the power to transfer, and stock options and other rights to acquire common stock that are exercisable currently or become exercisable within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on December 29, 2004, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. We based our calculation of the percentage owned on December 29, 2004 by our officers and directors as a group as being 5,402,957 shares of the 19,087,530 shares of common stock outstanding.


                                                            AMOUNT AND NATURE OF        PERCENT OF
      NAME AND ADDRESS OF BENEFICIAL OWNER (1)             BENEFICIAL OWNERSHIP(2)         CLASS
-------------------------------------------------------    -----------------------      -----------
Gesture Recognition Technologies International Limited          1,130,124                   5.92%
c/o CIBC Trust and Merchant Bank
(Barbados) Limited Bank Warrens Street,
Michael's Bar, Barbados (3)

Wayne Taylor (4)                                                1,179,124                   6.18%

Allan Gibbins (11)                                                 50,000                       *
212 Westridge Drive
Kleinberg, ON Canada

Synergex Group LLC (5)                                          1,163,936                   6.10%
16 Old Mill Road
Greenwich, CT

Gerard E. Munera (6)                                            1,390,936                   7.29%
16 Old Mill Road
Greenwich CT

Emelian Elefteratos (7)                                         1,040,000                   5.45%

Igor Schmidt (12)                                               1,040,000                   5.45%

Chris Farnworth                                                   304,883                   1.60%

Ken Taylor                                                         50,000                       *

David Dalton (8)                                                  120,000                       *

Elaine Bloom (9)                                                   71,875                       *

Stuart Platt (10)                                                  50,000                       *

Viaquo Corporation (13)                                         3,050,000                  15.98%

All officers and directors as a group                           5,402,957                  28.31%
(10 individuals)

* Indicates less than 1% of the outstanding shares of the Company's common stock

---------------
1. Except as otherwise noted, the address of each beneficial owner is c/o SiVault Systems, Inc., 500 Fifth Avenue, Suite 1650, New York, New York, 10110.

2. Except as otherwise noted in the footnotes to this table, the named person owns directly and exercises sole voting and investment power over the shares listed as beneficially owned by such persons. Includes any securities that such person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

3. Shares are owned by the GRT Family Trust established by Mr. Taylor and as to which he maintains beneficial ownership.

4. Includes shares owned by the GRT Trust as to which Mr. Taylor maintains beneficial ownership; does not include options to purchase 25,000 shares of common stock which are exercisable within 60 days and which were granted to Mr. Taylor in October 2004.

5. Synergex Group LLC ("Synergex")is a family holding company as to which Mr. Gerard Munera serves as Managing Partner and owns an approximately 17% beneficial interest.

6. Includes 1,113,936 shares owned by Synergex. Does not include 400,000 shares that he may acquire upon exercise of a warrant more than 60 days after November 30, 2004 or options to purchase 25,000 shares of common stock granted to Mr. Munera in October 2004.

7. Does not include options to purchase 25,000 shares of common stock which were granted to Mr. Elferatos in October 2004.

8. Does not include options to purchase 25,000 shares of common which were granted to Mr. Dalton in October 2004.

9. Does not include options to purchase 25,000 shares of common stock which were issued to Ms. Bloom in October 2004.

10. Does not include options to purchase 25,000 shares of common stock issued to Mr. Platt in October 2004.

11. Does not include options to purchase 25,000 shares of common stock issued to Mr. Gibbins in October 2004.

12. Does not include options to purchase 25,000 shares of common stock issued to Mr. Schmidt in October 2004.

13. Includes 2,300,000 shares placed in escrow subject to certain conditions.

                            DESCRIPTION OF SECURITIES

THE FOLLOWING DESCRIPTION OF OUR CAPITAL STOCK IS A SUMMARY AND IS QUALIFIED IN ITS ENTIRETY BY THE PROVISIONS OF OUR ARTICLES OF INCORPORATION, WITH AMENDMENTS, ALL OF WHICH HAVE BEEN FILED AS EXHIBITS TO OUR REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.

Our Amended Articles of Incorporation authorize the issuance of 50,000,000 shares of common stock, $.001 par value per share. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under the Nevada General Corporation Law and our Articles of Incorporation, as amended, and our Bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our Articles of Incorporation and Bylaws is to eliminate the rights of our Company and our stockholders (through stockholder's derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of our Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our Bylaws provide that if the Nevada General Corporation Law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block a principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

-     privately-negotiated transactions;

-     short sales;

- broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

-     a combination of any such methods of sale; and

-     any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. None of the selling stockholders currently have open positions in One Voice.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. If any such arrangements are entered into, this prospectus will be amended to disclose the arrangements and name of the broker-dealer participating in the offering.

In addition, the selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the selling stockholders and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus. Accordingly, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the selling stockholders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

The selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts. We and the selling stockholders have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

PENNY STOCK

The Securities and Exchange Commission (the "Commission") has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require:

      (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience objectives of the person; and

      (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge an experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

      (i) sets forth the basis on which the broker or dealer made the suitability determination; and

      (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, the selling stockholders will not continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

None of the selling shareholders are registered broker-dealers or affiliated with a registered broker-dealer.


                                                               Beneficial Ownership of
                                                               Common Stock after Offering
                                           Shares of         ------------------------------------------
                                           Common Stock                                 Percentage of
                                           Included in                                  Common
                                           Prospectus            Number                 Stock
                                           ----------------- -----------------          -------------
Longview Equity Fund, LP (3)        Up to  1,063,111               -                        0.00%
Longview Fund LP (4)                Up to  404,444                 -                        0.00%
Longview International
Equity Fund LP (5)                  Up to  265,778                 -                        0.00%
Gesture Recognition Technologies
c/o CIBC Trust and Merchant Bank           1,130,124               1,130,124                5.92%
(Barbados) Limited
Bank Warrens Street,
International Limited
Michael's Bar, Barbados (6) (16)
Wayne Taylor (7)(16)                       1,179,124               1,179,124                6.18%
Allan Gibbins (8)(16)                      50,000                  50,000                   0.26%
212 Westridge Drive
Kleinberg, ON Canada
Synergex Group LLC (9)(16)                 1,163,936               1,163,936                6.10%
16 Old Mill Road
Greenwich, CT
Gerard E. Munera (10)(16)                  1,390,936               1,390,936                7.29%
16 Old Mill Road
Greenwich CT
Emelian Elefteratos (11)(16)               1,040,000               1,040,000                5.45%
Igor Schmidt (12)(16)                      1,040,000               1,040,000                5.45%
Chris Farnworth (16)                       304,883                 304,883                  1.60%
Ken Taylor (16)                            50,000                  50,000                   0.26%
David Dalton (13)(16)                      120,000                 120,000                  0.63%
Elaine Bloom (15)(16)                      71,875                  71,875                   0.38%
Stuart Platt (16)                          50,000                  50,000                   0.26%

Viaquo Corporation (17)                    3,050,000               2,300,000               12.05%
American Communication                     50,000                  -                        0.00%
Mario Andretti                             105,000                 -                        0.00%
Erik Aplas                                 2,875                   -                        0.00%
Arpel Security Systems                     5,917                   -                        0.00%
Kevin Aycock                               5,000                   -                        0.00%
Craig Barton                               10,000                  -                        0.00%
Betty Bauer                                4,500                   -                        0.00%
John Bell                                  58,139                  -                        0.00%
Herve Bertacchi                            58,139                  -                        0.00%
Alex Biggan                                12,500                  -                        0.00%
Tom Brandt                                 36,100                  -                        0.00%
Lester Bulawa                              100,000                 -                        0.00%
Michael/Jacquelyn Campbell                 42,117                  -                        0.00%
William Carleton                           61                      -                        0.00%
Daniel Cole                                10,000                  -                        0.00%
James Cole                                 5,000                   -                        0.00%
CRC Holdings                               20,000                  -                        0.00%
CRC Holdings & Management                  166,667                 -                        0.00%
Monica Crowne                              12,500                  -                        0.00%
Jim Davis                                  10,000                  -                        0.00%
Des Delaney                                5,000                   -                        0.00%
Sarah Desrosier                            2,500                   -                        0.00%
Maria Diaconu                              820,000                 -                        0.00%
James Dixon                                17,500                  -                        0.00%
William Dolha                              5,000                   -                        0.00%
Michael Dornemann                          100,000                 -                        0.00%
Gavin Eckford                              2,500                   -                        0.00%
Edward Essa                                20,000                  -                        0.00%
European Biometric Security                100,000                 -                        0.00%
David Faust                                32,364                  -                        0.00%
Dennis Nusser                              1,312                   -                        0.00%
Margaret Nusser                            1,312                   -                        0.00%
Janice Breyer                              3,281                   -                        0.00%
Kitti Ford                                 10,050                  -                        0.00%
Greg Forzani                               5                       -                        0.00%
Paula Franco                               1,333                   -                        0.00%
Joseph Fuoco                               667                     -                        0.00%
G&C Thunen                                 87,500                  -                        0.00%
Maccullinen Gaffney                        250                     -                        0.00%
Bob Gaudet                                 15,000                  -                        0.00%
Alexander Gelf                             1,040,000               -                        0.00%
Coleman Gertler                            750                     -                        0.00%
David Gertler                              500                     -                        0.00%
John David Gibbins                         200,000                 -                        0.00%
Richard/Maureen Godfrey                    12,500                  -                        0.00%
Donald Gooden                              5,000                   -                        0.00%
Glen Goodman                               16,666                  -                        0.00%
George Gould                               10,000                  -                        0.00%

David/Deborah Grashin                      1,640                   -                        0.00%
Brown Family Trust                         10,000                  -                        0.00%
Michael Hart                               77,500                  -                        0.00%
Stephen Henry                              10,000                  -                        0.00%
Byron Hill                                 166,667                 -                        0.00%
Maureen Hockin                             5,000                   -                        0.00%
Denise Hubbard                             21,144                  -                        0.00%
Mathew Hubbard                             3,200                   -                        0.00%
Stefanie Hubbard                           1,200                   -                        0.00%
Ken Judson                                 1,333                   -                        0.00%
Michel Kadosh                              100,000                 -                        0.00%
Dawson Kern                                2,500                   -                        0.00%
Orhan Sadik Khan                           200,000                 -                        0.00%
Alyssa Killingsworth                       2,200                   -                        0.00%
Cyhthis Kohn                               20,000                  -                        0.00%
John Kohn                                  5,000                   -                        0.00%
Sharon Lampard                             5,500                   -                        0.00%
John Legate                                32,500                  -                        0.00%
Lana Liddle                                1,333                   -                        0.00%
Anthony Low Beer                           100,000                 -                        0.00%
John A Mahoney                             160,250                 -                        0.00%
Ashifa Mawani                              4,000                   -                        0.00%
Jeff Maynard                               25,000                  -                        0.00%
David McClay                               10,000                  -                        0.00%
Kevin McCormack                            6,250                   -                        0.00%
Bruce McGregor                             5,000                   -                        0.00%
Wendy McIlvride                            4,000                   -                        0.00%
William Schwartz                           3,281                   -                        0.00%
Patrick Miller                             8,000                   -                        0.00%
Richard Moore                              110,000                 -                        0.00%
N&M Young                                  6,250                   -                        0.00%
Christine Nicolas                          500                     -                        0.00%
Emmanuel Nicolas                           1,000                   -                        0.00%
Stephen Oppenheim                          32,366                  -                        0.00%
Pushpa Pabla                               1,333                   -                        0.00%
Joseph Pallant                             12,500                  -                        0.00%
Patsy Pang                                 6,667                   -                        0.00%
Erick Peake                                5,000                   -                        0.00%
Anthony Low Beer IRA                       100,000                 -                        0.00%
Andrew Phillips                            500                     -                        0.00%
Steve Pollini                              60,000                  -                        0.00%
Robert Pope                                625                     -                        0.00%
David Rabbach                              62,116                  -                        0.00%
David Rosencrantz                          21,656                  -                        0.00%
Norm Rosenthal/Tempest Systems
Inc.                                       37,500                  -                        0.00%
Marcel Tremblay                            100,000                 -                        0.00%
Peter Samaha                               2,500                   -                        0.00%
Joseph Sayour                              70,000                  -                        0.00%
Kolby Schoenrock                           250                     -                        0.00%
Taggart Schoenrock                         400                     -                        0.00%

   Rehman Scholz                           10,050                  -                        0.00%
   Kendra Smith                            5,500                   -                        0.00%
   Keegan Smith Kirkpartick                250                     -                        0.00%
   Snow Becker Kraus                       38,050                  -                        0.00%
   Robert Solomon/Eugene Seligman          92,372                  -                        0.00%
   Gerry St Germain                        10,000                  -                        0.00%
   Matthew Steele                          2,500                   -                        0.00%
   Storm International Consulting          18,750                  -                        0.00%
   William Sweet                           50,000                  -                        0.00%
   Steven Tallent                          200,000                 -                        0.00%
   Antonio/Barb Tanaka                     7,500                   -                        0.00%
   Marilynn Tesan                          1,333                   -                        0.00%
   Victor Tesan                            1,333                   -                        0.00%
   Kevin Thomasson                         687                     -                        0.00%
   Darryl Turner                           5,000                   -                        0.00%
   Robert Unwin                            11,000                  -                        0.00%
   Marc Vivori                             30,000                  -                        0.00%
   Charlie Weber                           10,000                  -                        0.00%
   Robert Wiebe                            500                     -                        0.00%
   Adrienne Williams                       27,500                  -                        0.00%
   Mark Witham                             18,750                  -                        0.00%
   Wondernet Ltd                           106,250                 -                        0.00%
   Dewie O Woods                           2,800                   -                        0.00%



WARRANT HOLDERS

   John Mahoney (18)                       6,000                   ____                     0.00%
   Joy Broomfield (18)                     500                     ____                     0.00%
   June Hills (18)                         500                     ____                     0.00%
   Janet Franzius (18)                     1,000                   ____                     0.00%
   Rauni Franzius (18)                     500                     ____                     0.00%
   Alannah Shandler (18)                   500                     ____                     0.00%
   Dean Lashley (18)                       500                     ____                     0.00%
   Moneca Shandler (18)                    500                     ____                     0.00%
   Annie E. Payne (18)                     500                     ____                     0.00%
   Jeanette Hebert (18)                    500                     ____                     0.00%
   Verna Maki (18)                         500                     ____                     0.00%
   S. Ali Barnet/D. Lynne Daniels (18)     500                     ____                     0.00%
   Teresa Jackson (18)                     500                     ____                     0.00%
   Bill Grossholz (18)                     3,000                   ____                     0.00%
   Dimitri Kotsalis (18)                   1,000                   ____                     0.00%
   David Hopwood (18)                      1,500                   ____                     0.00%
   Ruth Langer (18)                        3,000                   ____                     0.00%
   Amrit Khunana (18)                      2,500                   ____                     0.00%
   Jasjit Khunana (18)                     4,000                   ____                     0.00%
   Daljit Thind (18)                       5,500                   ____                     0.00%
   Argus Holdings (18)                     2,000                   ____                     0.00%
   Lloyn Callahan (18)                     3,250                   ____                     0.00%


   Ted Callahan (18)                                 3,250                             ____                              0.00%
   Bruce Callahan (18)                               3,250                             ____                              0.00%
   Bob Callahan (18)                                 3,250                             ____                              0.00%
   Ray Glicksohn (18)                                2,000                             ____                              0.00%
   Wayne Taylor (18)                                 16,500                            ____                              0.00%
   Wayne Taylor (18)                                 22,500                            ____                              0.00%
   Dave McLay (18)                                   1,500                             ____                              0.00%
   David Hopwood (18)                                1,000                             ____                              0.00%
   Michael & Jacquelyn Campbell (19)                 1,500                             ____                              0.00%
   William J Durfey (19)                             750                               ____                              0.00%
   Chris L. Robertson (19)                           225                               ____                              0.00%
   Kevin M Thomasson (19)                            375                               ____                              0.00%
   Christopher L. Toyer (19)                         150                               ____                              0.00%
   John Rehmann (19)                                 375                               ____                              0.00%
   Anthony Low-Beer IRA (20)                         187,500                           ____                              0.00%
   James F. Dixon (21)                               10,000                            ____                              0.00%
   Robert F. Unwin (21)                              2,500                             ____                              0.00%
   Charles S. Walker (21)                            10,000                            ____                              0.00%
   Carta Financial Services Inc. (21)                5,000                             ____                              0.00%
   John Mahoney (21)                                 55,000                            ____                              0.00%
   Josh Pasnak (21)                                  100                               ____                              0.00%
   Allen Pasnak (21)                                 250                               ____                              0.00%
   Judi Pasnak (21)                                  150                               ____                              0.00%
   Joe Sigurdur (21)                                 500                               ____                              0.00%
   Mike Campbell (21)                                1,500                             ____                              0.00%
   Arpel Security Systems Ltd. (21)                  5,000                             ____                              0.00%
   Charles S. Walker (21)                            5,000                             ____                              0.00%
   Martin Bloom (21)                                 50,000                            ____                              0.00%
   Michael Lessey (21)                               500                               ____                              0.00%
   Khurana, Jaljit (21)                              560                               ____                              0.00%
   Khurana, Jaljit (21)                              2,000                             ____                              0.00%
   Khurana, Jaljit (21)                              5,000                             ____                              0.00%
   Daljit Thind (21)                                 10,313                            ____                              0.00%
   Irene Simons (21)                                 5,000                             ____                              0.00%
   Lisa Greenlaw (21)                                5,000                             ____                              0.00%
   Denise Hubbard (21)                               1,500                             ____                              0.00%
   Gary Mattson (21)                                 2,500                             ____                              0.00%
   Joseph Pallant (21)                               12,500                            ____                              0.00%
   Fontainbleu Apartments Ltd. (21)                  25,000                            ____                              0.00%
   Mike Campbell (21)                                1,500                             ____                              0.00%
   Chris Robertson (21)                              188                               ____                              0.00%
   William Durfey (21)                               625                               ____                              0.00%
   Kevin Tomasson (21)                               313                               ____                              0.00%
   Chris Troyer (21)                                 125                               ____                              0.00%
   Patsy Pang (21)                                   6,500                             ____                              0.00%
   Doug Bruce (21)                                   500                               ____                              0.00%
   John Mahoney (21)                                 5,000                             ____                              0.00%
   Alex Biggan (21)                                  1,000                             ____                              0.00%
   Joy Broomfield (21)                               1,000                             ____                              0.00%


   Ken Judson (21)                                   1,250                             ____                              0.00%
   Robert Unwin (21)                                 2,500                             ____                              0.00%
   CPP Holdings Inc. (P Polasek) (21)                15,000                            ____                              0.00%
   Louis/June Stefani (21)                           1,000                             ____                              0.00%
   Adolph J. Berger (21)                             7,813                             ____                              0.00%
   Elaine/Philip Bloom (21)                          21,875                            ____                              0.00%
   Helene Berger (21)                                7,813                             ____                              0.00%
   Eugene Murphy (21)                                2,500                             ____                              0.00%
   Alberto Babani (21)                               3,125                             ____                              0.00%
   Norma & Martin Rubin (21)                         3,125                             ____                              0.00%
   C & S Insurance Services Inc. (21)                1,250                             ____                              0.00%
   J. Henry Combrink (21)                            875                               ____                              0.00%
   Michael Hart (21)                                 15,000                            ____                              0.00%
   Carl Pines (21)                                   6,000                             ____                              0.00%
   Lynda Ann Bell (21)                               1,500                             ____                              0.00%
   Michel Berty (21)                                 62,500                            ____                              0.00%
   Norman S. Klein (21)                              3,125                             ____                              0.00%
   Gregory P. Borgognoni (21)                        3,125                             ____                              0.00%
   Leroy Fuller (21)                                 10,000                            ____                              0.00%
   Anthony Low-Beer (21)                             200,000                           ____                              0.00%
   Robert W. Pope (22)                               625                               ____                              0.00%
   Gordon Travis (22)                                3,125                             ____                              0.00%
   Paul Torolf Moen (22)                             100,000                           ____                              0.00%
   Brian J Koch (22)                                 1,000                             ____                              0.00%
   Paul Shipton (22)                                 1,000                             ____                              0.00%
   Vance Kenneth Travis (22)                         6,250                             ____                              0.00%
   Mike Campbell (22)                                2,000                             ____                              0.00%
   Randy & Mary Ihme (22)                            1,000                             ____                              0.00%
   Carl Stacey (22)                                  5,000                             ____                              0.00%
   Irene Simons (22)                                 5,000                             ____                              0.00%
   Gerald Ruttan  (22)                               5,000                             ____                              0.00%
   William Dolha (22)                                5,000                             ____                              0.00%
   Diane Akelaitis (22)                              625                               ____                              0.00%
   Douglas MacLean (22)                              1,250                             ____                              0.00%
   John Francis (22)                                 1,000                             ____                              0.00%
   David Bosch (23)                                  500                               ____                              0.00%
   Ashrat Mawani (23)                                625                               ____                              0.00%
   Bob Brown (23)                                    10,000                            ____                              0.00%
   CRC Holdings (23)                                 10,000                            ____                              0.00%
   James Dixon (23)                                  7,500                             ____                              0.00%
   Robert Gaudet (23)                                5,000                             ____                              0.00%
   Gerry Gill (23)                                   5,000                             ____                              0.00%
   Michael Hart (23)                                 62,500                            ____                              0.00%
   Louise & June Stefani (23)                        4,000                             ____                              0.00%
   Peter Inches (23)                                 5,250                             ____                              0.00%
   John Mahoney (23)                                 5,000                             ____                              0.00%
   Robert Maki (23)                                  650                               ____                              0.00%
   Verna Maki (23)                                   1,500                             ____                              0.00%
   Violet May (23)                                   1,500                             ____                              0.00%
   Tonio & Barb Tanaka (23)                          7,500                             ____                              0.00%


   Ian Watson (23)                                   2,500                             ____                              0.00%
   Tom Brandt (23)                                   5,000                             ____                              0.00%
   Sharon Lampard (23)                               5,500                             ____                              0.00%
   Monica Crowe (23)                                 12,500                            ____                              0.00%
   Darryl Turner (23)                                5,000                             ____                              0.00%
   Bruce McGregor (23)                               5,000                             ____                              0.00%
   Des Delaney (23)                                  2,500                             ____                              0.00%
   Kendra Smith (23)                                 2,500                             ____                              0.00%
   John Mahoney (23)                                 10,000                            ____                              0.00%
   Glen Chipchar (23)                                2,500                             ____                              0.00%
   Don Gooden (23)                                   5,000                             ____                              0.00%
   Tony Low Beer (24)                                100,000                           ____                              0.00%
   Orhan Sadik Khan (24)                             100,000                           ____                              0.00%
   Tony Low Beer (24)                                100,000                           ____                              0.00%
   CRC Holding & Management (24)                     166,667                           ____                              0.00%
   Byron Hill (24)                                   166,667                           ____                              0.00%
   Michel Kadosh (24)                                100,000                           ____                              0.00%
   Marc Vivori (24)                                  16,666                            ____                              0.00%
   Marcel Tremblay (24)                              100,000                           ____                              0.00%
   Denise Hubbard (24)                               2,000                             ____                              0.00%
   Mathew Hubbard (24)                               1,000                             ____                              0.00%
   Mathew Hubbard (24)                               1,200                             ____                              0.00%
   Alyssa Killingsworth (24)                         1,200                             ____                              0.00%
   Stefanie Hubbard (24)                             1,200                             ____                              0.00%
   Dewie O. Woods (24)                               1,800                             ____                              0.00%
   Denise Hubbard (24)                               2,700                             ____                              0.00%
   Jacquelyn Campbell (24)                           2,000                             ____                              0.00%
   Jacquelyn Campbell (24)                           5,000                             ____                              0.00%
   Erik Aplas (24)                                   2,875                             ____                              0.00%
   Rick Moore (24)                                   100,000                           ____                              0.00%
   Wendy McIlvride (24)                              4,000                             ____                              0.00%
   Marc Vivori (24)                                  13,333                            ____                              0.00%
   Glen Goodman  (24)                                16,667                            ____                              0.00%
   Gavin Eckford (25)                                2,500                             ____                              0.00%
   Mathew Steele (25)                                2,500                             ____                              0.00%
   Patrick Miller (25)                               8,000                             ____                              0.00%
   Lester Bulawa (25)                                100,000                           ____                              0.00%
   Betty Brauer (25)                                 4,500                             ____                              0.00%
   Richard Godrfey (25)                              12,500                            ____                              0.00%
   Alex Biggan (25)                                  12,500                            ____                              0.00%
   Daniel Cole (25)                                  10,000                            ____                              0.00%
   James Cole (25)                                   5,000                             ____                              0.00%
   Kevin Aylock (25)                                 5,000                             ____                              0.00%
   Erick Peake (25)                                  5,000                             ____                              0.00%
   Kendra Smith (25)                                 3,000                             ____                              0.00%
   Taggart Schoenrock (25)                           400                               ____                              0.00%
   Keegan Smith-Kirpartick (25)                      250                               ____                              0.00%
   Tom Brandt (25)                                   36,100                            ____                              0.00%
   Bob Gaudet (25)                                   10,000                            ____                              0.00%
   Rick Moore (25)                                   10,000                            ____                              0.00%
   Orhan Sadik Khan (25)                             100,000                           ____                              0.00%


   Mike Campbell (25)                                32,200                            ____                              0.00%
   Denis Hubbard (25)                                11,950                            ____                              0.00%
   Dewie Woods (25)                                  1,000                             ____                              0.00%
   Mathew Hubbard (25)                               1,000                             ____                              0.00%
   Alyssa Killingsworth (25)                         1,000                             ____                              0.00%
   Joseph Sayour (25)                                70,000                            ____                              0.00%
   John Mahoney (25)                                 17,500                            ____                              0.00%
   Mario Andretti  (25)                              105,000                           ____                              0.00%
   John David Gibbins (25)                           200,000                           ____                              0.00%
   Bob Unwin (25)                                    11,000                            ____                              0.00%
   Dawson Kern (Mahoney) (25)                        2,500                             ____                              0.00%
   Sarah Desrosier (25)                              2,500                             ____                              0.00%
   Edward Essa (25)                                  20,000                            ____                              0.00%

   Michael Dornemann (25)                            100,000                           ____                              0.00%
   Kolby Schoenrock (25)                            250                               ____                              0.00%
   MaryAnne Richard (26)                             400,000                           ____                              0.00%

   Synergex Group (Gerard Munera) (27)               400,000                        400,000                              2.10%
   Craig Barton (28)                                 50,000                            ____                              0.00%
   John Mahoney (29)                                 50,000                            ____                              0.00%
   Edinburgh Investments, LLC (30)                   672,000                           ____                              0.00%

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible preferred stock is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

1. Includes 200% of the shares issuable upon conversion of the convertible Notes and 200% of the shares issuable upon exercise of Class A and Class B warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the convertible note is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. However the selling stockholders has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

2. Assumes that all securities registered will be sold. Except as otherwise noted, the address of each beneficial owner is c/o SiVault Systems, Inc., 500 Fifth Avenue, Suite 1650, New York, New York, 10110. Except as otherwise noted in the footnotes to this table, the named person owns directly and exercises sole voting and investment power over the shares listed as beneficially owned by such persons. Includes any securities that such person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

3. Includes (i) 408,889 shares of common stock underlying a $920,000 convertible note pursuant to our first closing; (ii) 408,889 shares of common stock underlying a $920,000 convertible note pursuant to our second closing; and (iii) 245,333 shares underlying Class A warrants that will be exercisable following both closings. In accordance with rule 13d-3 under the securities exchange act of 1934, Longview Equity Fund, LP is a private investment fund that is owned by all of its investors and managed by Redwood Grove Capital Management, LLC. Wayne
H. Coleson, CEO may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

4. Includes (i) 155,556 shares of common stock underlying a $350,000 convertible note pursuant to our first closing; (ii) 155,556 shares of common stock underlying a $350,000 convertible note pursuant to our second closing
(iii) 93,333 shares underlying Class A warrants that will be exercisable following both closings. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Longview Fund LP is a private investment fund that is owned by all its investors and managed by Viking Asset Management, LLC. Peter T. Benz, Chairman may be deemed control persons of the shares owned by such entity, with final voting power and investment control over such shares.

5. Includes (i) 102,222 shares of common stock underlying a $230,000 convertible note pursuant to our first closing; (ii) 102,222 shares of common stock underlying a 230,000 convertible note pursuant to our second closing; and (iii) 61,333 shares underlying Class A warrants that will be exercisable following both closings. In accordance with rule 13d-3 under the securities exchange act of 1934, Longview International Equity Fund, LP is a private investment fund that is owned by all of its investors and managed by Redwood Grove Capital Management, LLC. Wayne H. Coleson, CEO may be deemed Control persons of the shares owned by such entity, with final voting power and investment control over such shares.

6. Shares are owned by GRT Family Trust established by Mr. Taylor and as to which he maintains beneficial ownership.

7. Includes shares owned by the GRT Trust as to which Mr. Taylor maintains beneficial ownership; does not include options to purchase 25,000 shares of common stock which are exercisable within 60 days and which were granted to Mr. Taylor in October 2004.

8. Does not include options to purchase 25,000 shares of common stock issued to Mr. Gibbons in October 2004.

9. Synergex Group LLC ("Synergex")is a family holding company as to which Mr. Gerard Munera serves as Managing Partner and owns an approximately 17% beneficial interest.

10. Includes 1,113,936 shares owned by Synergex. Does not include 400,000 shares that he may acquire upon exercise of a warrant more than 60 days after November 30, 2004 or options to purchase 25,000 shares of common stock granted to Mr. Munera in October 2004.

11. Does not include options to purchase 25,000 shares of common stock which were granted to Mr. Elferatos in October 2004.

12. Does not include options to purchase 25,000 shares of common which were granted to Mr. Schmidt in October 2004.

13. Does not include options to purchase 25,000 shares of common stock which were issued to Ms. Dalton in October 2004.

14. Does not include options to purchase 25,000 shares of common stock issued to Ms. Bloom in October 2004.

15. Does not include options to purchase 25,000 shares of common stock issued to Mr. Platt in October 2004.

16. In connection with the Longview Financing, each shareholder agreed not to sell any shares for six-months following the effective date of this Prospectus.

17. 750,000 of the shares were issued to Viaquo Corporation at Closing; 2,050,000 of the Shares were placed in escrow to be held until the earlier to occur of (i) the issuance of a U.S. Patent for certain U.S. Patent Applications acquired by us and (ii) the abandonment by us of the U.S. Patent Application following final rejection thereof by the U.S. Patent and Trademark Office; and the remaining 250,000 shares were placed in escrow to be held until the earlier to occur of (i) the issuance by the European Patent Office ("EPO") of a decision to grant a European Patent with respect to an European Patent Application acquired by us and (ii) the abandonment by us of European Patent Application following a final refusal by EPO to grant the European Patent.

---------------

(18) Warrants issued on February, 18, 2003 expiration February 17, 2005, exercise price $3.00.

(19) Warrants issued on March 20, 2003, expiration March 2006, exercise price $3.00.

(20) Warrants issued on June 14, 2002; expiration September 13, 2006; exercise price $2.00.

(21) Warrants issued on September 19, 2003; expiration October 18, 2006; exercise price $3.00.

(22) Warrants issued on November 20, 2003; expiration November 19, 2005; exercise price $3.00.

(23) Warrants issued on December 23, 2003; expiration December 22, 2005; exercise price $3.60.

(24) Warrants issued on August 10, 2004; expiration August 22, 2006; exercise price $2.00.

(25) Warrants issued on September 13, 2004; expiration September 13, 2006; exercise price $2.00.

(26)  Expiration date May 7, 2006; exercise price $2.50.

(27)  Expiration date May 25, 2006; exercise price $2.50.

(28)  Expiration date May 9, 2006; exercise price $3.00.

(29)  Expiration date December 23, 2006; exercise price $2.67.

(30)  Expiration date September 30, 2008; exercise price $3.00

                       TERMS OF SECURED CONVERTIBLE NOTES

To obtain funding for our ongoing operations, we entered into Subscription Agreements with Longview Equity Fund, LP, Longview Fund, LP and Longview International Equity Fund, LP on November 23, 2004 for the sale of (i) $3,000,000 in secured convertible notes and (ii) warrants to buy approximately 400,000 shares of our common stock.

The investors are obligated to provide us with the funds as follows:

      o    $1,500,000 was disbursed on November 23, 2004

      o $1,500,000 will be disbursed within five days of the effectiveness of this Prospectus.

Accordingly, we have received a total of $1,500,000 pursuant to the Subscription Agreement.

The notes currently bear interest at 8%, mature five years from the date of issuance, and are convertible into our common stock at $2.25 per share.

The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Subscription Agreement for a period of two years from the date that the investors distribute the final $1,500,000. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Subscription Agreement, we are liable to pay liquidated damages in shares and cash, at the election of the investors, equal to three percent of outstanding amount of the secured convertible notes per month accrued and unpaid interests. In the event that we breach any covenant as set forth in the Subscription Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party to for additional financing, reserve and have authorized the required number of shares of common stock or maintenance of our snares of common stock on an exchange or automated quotation system, the we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.

The warrants are exercisable until five years from the date of issuance at a purchase price of $3.00 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at price below market, with the exception of any securities issued as of the date of the warrant or issued in connection with the secured convertible notes issued pursuant to the Subscription Agreement, dated November 23, 2004.

Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position

Lomgview Equity Fund, LP, Longview Fund, LP and Longview International Equity Fund, LP have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

A complete copy of the Subscription Agreements and related documents are filed with the SEC as exhibits to our Form SB-2 relating to this Prospectus.

                                     EXPERTS

SiVault's consolidated financial statements as of June 30, 2004 and for the year ended June 30, 2004 have been audited by Miller Ellin & Company, LLP independent public accountants. SiVault's consolidated financial statements as of June 30, 2003 and for the year ended June 30, 2003 have been audited by Amisano Hanson, independent public accountants. These financials have been included in this Prospectus in reliance upon the reports of Miller Ellin & Company, LLP and Amisano Hanson (which are also included in this Prospectus and both of which include an explanatory paragraph concerning the Company's ability to continue as a going concern) and upon each firm's authority as experts in accounting and auditing.

                                OTHER INFORMATION

This Prospectus is part of a registration statement on Form SB-2 that we have filed with the SEC. Certain information is contained in the registration statement that is not contained in this Prospectus. Please consult the registration statement for further information.

You should rely only on the information contained in this prospectus. We have not authorized any person to provide any other information. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date on the front of the Prospectus or any supplement. This prospectus is neither offering to sell nor seeking an offer to buy any securities other than the shares covered this Prospectus, nor is this Prospectus offering to sell or seeking an offer to buy securities in any unlawful way.

                     SIVAULT SYSTEMS, INC. AND SUBSIDIARIES

                                      INDEX

PART I

                         Item 1
        Financial Information                                        Page No.
        ---------------------                                        --------

        Consolidated Balance Sheets as of September 30, 2004 and
        June 30, 2004                                                F-2 - F-3

        Consolidated Statements of Comprehensive Loss for the
        three months ended September 30, 2004 and 2003                  F-4

        Consolidated Statements of Operations for the three
        months ended September 30, 2004 and 2003                        F-5

        Consolidated Statements of Stockholders' Equity for the
        three months ended September 30, 2004                           F-6

        Consolidated Statements of Cash Flows for the three
        months ended September 30, 2004 and 2003                     F-7 - F-8

        Notes to Consolidated Financial Statements for the period
        ended September 30, 2004                                     F-9 - F-23

SIVAULT SYSTEMS, INC. AND SUBSIDIARIES
(FORMERLY SECURITY BIOMETRICS, INC.)
CONSOLIDATED BALANCE SHEETS


                                                 SEPTEMBER 30,     JUNE 30,
                                                     2004            2004
                                                --------------   ------------

CURRENT ASSETS
  Cash                                          $     646,539    $   112,880
  Accounts receivable                                 591,748        848,617
  Inventory                                             3,884          3,884
  Prepaid expenses and other current assets           168,040         58,788
                                                --------------   ------------
         TOTAL CURRENT ASSETS                       1,410,211      1,024,169

PROPERTY AND EQUIPMENT, NET OF ACCUMULATED
 DEPRECIATION                                         683,426        636,994

SECURITY DEPOSITS                                     112,866         56,916

EXCESS COST OVER NET ASSETS ACQUIRED                7,863,060              -
                                                --------------   ------------

                                                $  10,069,563    $ 1,718,079
                                                ==============   ============


The accompanying notes are an integral part of these consolidated financial statements.

SIVAULT SYSTEMS, INC. AND SUBSIDIARIES
(FORMERLY SECURITY BIOMETRICS, INC.)
CONSOLIDATED BALANCE SHEETS (CONTINUED)


                                                                      SEPTEMBER 30,    JUNE 30,
                                                                         2004           2004
                                                                      -------------  ------------
CURRENT LIABILITIES
    Accounts payable and accrued liabilities - non-related parties      $ 2,352,454   $ 2,558,883
    Accounts payable and accrued liabilities - related parties              296,315       789,410
    Billings in excess of costs and estimated earnings on
     uncompleted contracts                                                        -        90,018
    Convertible debenture payable                                         1,358,569     1,358,569
    Notes payable - related parties                                         150,000       339,983
    Capital lease obligations                                                 1,679         3,329
    Corporate income taxes payable                                          129,920       129,920
    Current liabilities of discontinued operations                           93,913        93,913
                                                                      -------------  ------------
      TOTAL CURRENT LIABILITIES                                           4,382,850     5,364,025
                                                                      -------------  ------------


DEFERRED RENT EXPENSE                                                        15,339        16,954
                                                                      ------------- -------------

COMMITMENTS AND CONTINGENCIES


STOCKHOLDERS' EQUITY (DEFICIENCY):
  Common stock
     Authorized - 50,000,000 shares $0.001 par value
     Issued and outstanding - 14,458,410 shares and 7,924,664 shares
     at September 30, 2004 and June 30, 2004, respectively                  14,457          7,924
  Additional paid-in capital                                            25,303,527     14,548,456
  Accumulated other comprehensive loss                                      (7,311)        (7,222)
  Accumulated deficit                                                  (19,639,299)   (18,212,058)
                                                                      ------------   ------------
     TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                             5,671,374     (3,662,900)
                                                                      ------------   ------------

                                                                      $ 10,069,563   $  1,718,079
                                                                      ============   ============

The accompanying notes are an integral part of these consolidated financial statements.

SIVAULT SYSTEMS, INC. AND SUBSIDIARIES
(FORMERLY SECURITY BIOMETRICS, INC.)
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

                                          Three Months Ended
                                              SEPTEMBER 30,
                                        -----------------------
                                            2004        2003
                                        ----------   ----------

NET LOSS                                $(1,427,241) $ (321,077)
 OTHER COMPREHENSIVE LOSS
  Foreign currency translation
   adjustment                                   (89)     (1,206)
                                        -----------  ----------
COMPREHENSIVE LOSS                      $(1,427,330) $ (322,283)
                                        ===========  ==========








The accompanying notes are an integral part of these consolidated financial statements.

SIVAULT SYSTEMS, INC. AND SUBSIDIARIES
(FORMERLY SECURITY BIOMETRICS, INC.)
CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                  THREE MONTHS ENDED
                                                                      SEPTEMBER 30,
                                                               -------------------------
                                                                    2004        2003
                                                               ------------  -----------
REVENUES
  Contract revenues earned                                     $    851,990  $  158,700
  Other revenues                                                      4,200      12,067
                                                               ------------  -----------
    TOTAL REVENUES                                                  856,190     170,767
                                                               ------------  -----------

OPERATING EXPENSES:
  Cost of revenues earned                                           391,004      77,111
  Selling, general and administrative                             1,118,007     671,977
  Issuance of common stock and stock options for services           710,500      12,500
                                                               ------------  -----------
                                                                  2,219,511     761,588
                                                               ------------  -----------

LOSS FROM OPERATIONS                                             (1,363,321)   (590,821)
                                                               ------------  -----------
OTHER EXPENSES:
  Interest expense                                                   63,920      90,189
                                                               ------------  -----------
                                                                     63,920      90,189
                                                               ------------  -----------

LOSS BEFORE PROVISION FOR INCOME TAXES                           (1,427,241)   (681,010)

PROVISION FOR INCOME TAXES                                                -           -
                                                               ------------  -----------

LOSS FROM CONTINUING OPERATIONS                                  (1,427,241)   (681,010)

INCOME FROM DISCONTINUED OPERATIONS                                       -     359,933
                                                               ------------  -----------

NET LOSS                                                       $(1,427,241)  $ (321,077)
                                                               ============  ===========

BASIC AND DILUTED LOSS PER COMMON SHARE:
  Continuing operations                                        $     (0.11)  $   (0.11)
                                                               ============  ===========
  Discontinued operations                                      $          -  $    0.06
                                                               ============  ===========
  Net loss                                                     $     (0.11)  $   (0.05)
                                                               ============  ===========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
 OUTSTANDING                                                     12,783,494   6,249,755
                                                               ============  ===========

The accompanying notes are an integral part of these consolidated financial statements.

SIVAULT SYSTEMS, INC. AND SUBSIDIARIES
(FORMERLY SECURITY BIOMETRICS, INC.)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
THREE MONTHS ENDED SEPTEMBER 30, 2004


                                                                                                                       TOTAL
                                        COMMON STOCK            ADDITIONAL          OTHER                          STOCKHOLDERS'
                                ------------------------------   PAID IN        COMPREHENSIVE     ACCUMULATED         EQUITY
                                   SHARES          AMOUNT        CAPITAL            LOSS            DEFICIT        (DEFICIENCY)
                                -------------- --------------- --------------- ----------------- ----------------- ----------------
BALANCE, JUNE 30, 2004
(AUDITED)                           7,924,664  $       7,924   $  14,548,456   $      (7,222)    $  (18,212,058)   $  (3,662,900)

ISSUANCE OF COMMON
 STOCK FOR:
  Cash (net of finders fees)        1,412,074          1,411       1,624,058               -                 -         1,625,469
  Services                            395,000            395         633,105               -                 -           633,500

ISSUANCE OF COMMON STOCK TO
  SETTLE ACCOUNTS PAYABLES
  AND ACCRUED LIABILITIES             420,005            420         667,881               -                 -           668,301

ISSUANCE OF COMMON STOCK FOR
THE ACQUISITION OF SIVAULT
ANALYTICS, INC. AND RELATED
COSTS                               4,140,000          4,140       7,419,860               -                 -         7,424,000

EXERCISE OF STOCK WARRANTS            166,667            167         333,167               -                 -           333,334

ISSUANCE OF STOCK OPTIONS FOR
SERVICES                                    -              -          77,000               -                 -            77,000

OTHER COMPREHENSIVE LOSS                    -              -               -             (89)                -               (89)

NET LOSS                                    -              -               -               -        (1,427,241)       (1,427,241)
                                -------------- --------------- --------------- ----------------- ----------------- ----------------

BALANCE, SEPTEMBER  30, 2004
(UNAUDITED)                        14,458,410  $      14,457   $  25,303,527   $      (7,311)    $ (19,639,299)    $   5,671,374
                                ============== =============== =============== ================= ================= ================

The accompanying notes are an integral part of these consolidated financial statements.

SIVAULT SYSTEMS, INC. AND SUBSIDIARIES
(FORMERLY SECURITY BIOMETRICS, INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                           THREE MONTHS ENDED
                                                                              September 30,
                                                                    -------------------------------
                                                                          2004             2003
                                                                    ---------------- --------------

CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net loss from continuing operations                                $   (1,427,241)  $     (681,010)
 Adjustments  to  reconcile  net income to net cash  provided by operating activities:
  Depreciation of property and equipment                                    20,632            2,487
  Issuance of common stock for consulting services                         633,500           12,500
  Issuance of options for consulting services                               77,000                -
  Deferred rent expense                                                     (1,615)               -
 Changes in assets and liabilities:
  Accounts receivable                                                      256,869          (77,826)
  Inventory                                                                      -           (8,366)
  Prepaid expenses and other current assets                               (109,252)           4,526
  Security deposits                                                        (55,500)               -
  Accounts payable and accrued liabilities                                (413,170)         279,185
  Costs and estimated earnings in excess of billings
    on uncompleted contracts                                               (90,018)               -
                                                                    --------------   --------------
NET CASH USED IN OPERATING ACTIVITIES                                   (1,108,795)        (468,504)
                                                                    --------------   --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Cash acquired in acquisition                                                5,622                -
 Purchase of property and equipment                                        (15,249)          (2,087)
 Advances to discontinued subsidiary                                             -         (198,969)
                                                                    --------------   --------------

NET CASH USED IN INVESTING ACTIVITIES                                       (9,627)        (201,056)
                                                                    --------------   --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Net proceeds from the issuance of common stock                          1,625,469          820,329
 Proceeds from the exercise of stock warrants                              333,334                -
 Repayments of shareholders' advances                                     (115,000)               -
 Repayment of note payable - related party                                (189,983)               -
 Repayments on capital lease obligations                                    (1,650)          (1,308)
                                                                    --------------   --------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                1,652,170          819,021
                                                                    --------------   --------------

EFFECT OF FOREIGN EXCHANGE RATE
  CHANGES ON CASH                                                              (89)          (1,206)
                                                                    --------------   --------------

NET INCREASE IN CASH                                                       533,659          148,255
                                                                    --------------   --------------

CASH, AT BEGINNING OF PERIOD                                               112,880            4,092
                                                                    --------------   --------------

CASH, AT END OF PERIOD                                              $      646,539   $      152,347
                                                                    ==============   ==============

The accompanying notes are an integral part of these consolidated financial statements.

SIVAULT SYSTEMS, INC. AND SUBSIDIARIES
(FORMERLY SECURITY BIOMETRICS, INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)


                                                                                  THREE MONTHS ENDED
                                                                                      September 30,
                                                                           --------------------------------
                                                                                 2004              2003
                                                                           ---------------- ---------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID DURING THE PERIOD FOR:
 Interest                                                                  $        58,185    $            -
                                                                           ================   ==============
 Income taxes                                                              $              -   $            -
                                                                           ================   ==============

NON-CASH INVESTING AND FINANCING ACTIVITIES
  Issuance of common stock for:
  Services                                                                 $        633,500   $       12,500
                                                                           ================   ==============
  Settlement of accounts payables and accrued
  liabilities                                                              $        688,301   $            -
                                                                           ================   ==============
  Prepaid expenses                                                         $              -   $       62,500
                                                                           ================   ==============
  Settlement of convertible debenture                                      $              -   $      100,000
                                                                           ================   ==============

  Excess cost of net assets acquired in the
  acquisition of SiVault Analytics, Inc.                                   $      7,857,438   $            -
                                                                           ================   ==============

 Issuance of stock options for services                                    $         77,000   $            -
                                                                           ================   ==============

 Issuance  of a note  payable - related  party to
  payoff a note payable - related party                                    $        150,000   $            -
                                                                           ================   ==============

The accompanying notes are an integral part of these consolidated financial statements.

                     SIVAULT SYSTEMS, INC. AND SUBSIDIARIES
                      (FORMERLY SECURITY BIOMETRICS, INC.)
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Security Biometrics, Inc. pursuant to the acquisition of SiVault Analytics, Inc. ("SiVault Analytics") changed its name to SiVault Systems, Inc. ("SiVault") on July 28, 2004.

SiVault (together with its consolidated subsidiaries, unless the context otherwise requires, "the Company") is a Nevada corporation incorporated on March 12, 1999. SiVault and its subsidiaries are engaged in the commercialization of technologies designed to implement secure electronic storage and retrieval of signed documents and biometric signature-based authentification for electronic transactions technologies which the Company has developed, acquired or licensed from others. Lightec Communications Corp. ("Lightec"), a wholly-owned subsidiary of SiVault, is a provider of telecommunications design, installation and technical support for information technology systems.

ORGANIZATION

On August 25, 2000, SiVault acquired all of the issued and outstanding stock of Biometric Security, Inc. (hereinafter referred to as "BSI") in exchange for 1,912,884 shares of the Company's common stock. (1,875,000 of these shares were owned by a trust whose beneficiaries were the children of a officer of the Company). This transaction had the effect of what is commonly referred to as a "reverse acquisition" in that the Company is the legal acquirer; however, BSI was the accounting acquirer. In connection with the legal form of this transaction, BSI became a wholly-owned subsidiary of SiVault. For accounting purposes, the acquisition was treated as a recapitalization of BSI rather than a business combination. BSI was subsequently renamed eMedRx, Inc. ("eMedRx Nevada") on December 2, 2002, which is still in the development stage as of September 30, 2004.

On June 29, 2001, SiVault acquired all of the outstanding membership interest of Netface, LLC ("Netface"). Netface is a Connecticut limited liability corporation. Netface held an option to acquire on exclusive worldwide perpetual, royalty-free license to exploit the Gesture Recognition Technology developed by DSI Datotech Systems, Inc. (hereinafter referred to as Datotech) for video games and internet/television. In the year ended June 30,2002, Netface, LLC abandoned its Datotech option and is now inactive.

On March 14, 2002, SiVault acquired 100% of the outstanding common stock of Lightec Communications Corp. ("Lightec"). Lightec is a New York corporation incorporated on July 2, 1996.

On June 28, 2002, SiVault acquired 100% of the outstanding common stock of Datadesk Technologies, Inc. ("Datadesk"). Datadesk designed and produced (through subcontractors) advanced digital input devices and appliances. The Company discontinued its operations as of August 20, 2003.

On January 21, 2003, SiVault incorporated a new subsidiary, eMedRx, Inc. ("eMedRx Canada") under the Company Act of the Province of British Columbia, Canada. eMedRx Canada entered into an exclusive license agreement with the Company to develop and market its electronic medical prescription system around the world. eMedRx Canada was in the development stage at September 30, 2004.

On October 1, 2003, SiVault established a new subsidiary to sell, market and implement the eMedRx product and PenFlow application in the U.S. Healthcare delivery market. In return for the rights to the product, SiVault received consideration of 49% of the stock of the new subsidiary, eMedRx, Inc. ("eMedRx Delaware"). SiVault appointed the chairman, who owns 51% of eMedRx Delaware as of September 30, 2004. The chairman of eMedRx Delaware is also a director of SiVault. EMedRx Delaware has not generated any revenues to date, and its losses have been funded by SiVault. Accordingly, eMedRx Delaware was considered a variable interest entity and has been consolidated in SiVault's financial statements.

NOTE 1        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

On February 18, 2004, SiVault acquired Datagility Inc. ("Datagility"), a software company specializing in anti-money laundering solutions and application service provider services. Its assets include primarily the CyberTrooper software application. Datagility Inc. was acquired in a Stock Purchase Agreement for initial cash consideration of $100,000 and 116,279 shares of common stock valued at $300,000, using the average closing price of the Company's common stock during the 30 trading days subsequent to January 1, 2004. Additional consideration of $100,000 is due on or before December 31, 2004. No revenues have been generated by Datagility Inc. to date.

On July 9, 2004, SiVault acquired SiVault Analytics, Inc., ("SiVault Analytics"), which is in the business of providing products and services to implement secure storage and retrieval of signed documents and signature-based authentication for processing on-line transactions. The acquisition was completed on July 14, 2004, by the Company's purchase of all the outstanding common shares of SiVault Analytics in exchange for 4 million of the Company's newly issued common stock valued at $1.80 per share. SiVault Analytics was incorporated in the State of Delaware on June 16, 2003 under the name of "PERFORMANCE CENTRAL, INC." and changed its name to SiVault Analytics, Inc. on November 5, 2003.

BASIS OF PRESENTATION

The unaudited consolidated financial statements of the Company as at September 30, 2004, and for the three months ended September 30, 2004 and 2003 have been prepared in accordance with accounting principles generally accepted in the United States for interim reporting. Accordingly, they do not include all of the disclosures required by accounting principles generally accepted in the United States for complete financial statements and notes thereto included in the Company's Form 10-KSB for the year ended June 30, 2004. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of the interim financial information have been included. The results of operations for any interim period are not necessarily indicative of the results of operations for the entire year.

GOING CONCERN

The consolidated financial statements have been prepared assuming the Company will continue to operate as a going concern which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company has experienced significant operating losses since inception. In addition, as at September 30, 2004, the Company has a working capital deficit amounting to approximately $3.0 million.

The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of SiVault Systems, Inc. and its subsidiaries. All significant inter-company accounts and transactions have been eliminated.

NOTE 1        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

VARIABLE INTEREST ENTITIES

In January 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" which was replaced in December 2003 by the issuance of FIN 46R ("FIN 46R"). FIN 46R explains how to identify variable interest entities ("VIEs") and how a company should assess its interests in a variable interest entity to decide whether to consolidate that entity. FIN 46R requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. The Company is considered the primary beneficiary of eMedRx Delaware, and accordingly, has consolidated the assets, liabilities and the results of operations of eMedRx Delaware, as of and for the period ended September 30, 2004.

ACCOUNTING ESTIMATES

Management uses estimates and assumptions in preparing consolidated financial statements in accordance with generally accepted accounting principles in the United States. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used. Significant estimates made by management include revenue recognition, the fair values of warrants issued, allowances on receivables, the valuation allowance on deferred tax assets and the valuation of intangible assets.

REVENUE RECOGNITION

The Company recognizes product revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectibility is reasonably assured. In instances where the customer specifies final acceptance of the product, system, or solution, revenue is deferred until all acceptance criteria have been met. Service revenue is generally deferred and, in most cases, recognized ratably over the period during which the services are to be performed, which is typically approximately one year. Cash payments received in advance of product or service revenue are recorded as deferred revenue.

When a sale involves multiple elements, such as sales of products that include services, the entire fee from the arrangement is allocated to each respective element based on its relative fair value and recognized when revenue recognition criteria for each element are met. Fair value for each element is established based on the sales price charged when the same element is sold separately.

Lightec recognizes revenues from fixed-price and modified fixed-price contracts on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. This method is used because management considers total cost to be the best available measure of progress on the contracts. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

NOTE 1        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue from time-and-materials contracts is recognized currently as the work is performed.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined. Changes in estimated job profitability are accounted for as changes in estimates in the current period.

The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts", represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts", represents billings in excess of revenues recognized.

Revenue from claims is recognized when realization is probable and the amount can be reliably estimated. When realization is probable, but the amount cannot be reliably estimated, revenue is recognized to the extent of costs incurred.

ACCOUNTS RECEIVABLE

Management performs ongoing credit evaluations of its customers and estimated that an allowance was not necessary at September 30, 2004 and 2003. Such estimates may change in the future. Accounts receivable represent amounts due from a contract entered into by Lightec.

Accounts would be written off if significantly past due and management deemed them to be uncollectible after exhaustive efforts to collect them. However, no write-offs have been necessary.

INVENTORY

The Company's inventory is stated at the lower of cost (determined on the first-in, first-out method) or market.

SOFTWARE DEVELOPMENT COSTS

The Company accounts for software development costs in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed."

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

NOTE 1        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company depreciates its property and equipment for financial reporting purposes using the straight-line method based upon the following useful lives of the assets:

               Furniture and fixtures                       7 Years
               Machinery and equipment                      5 Years
               Computer equipment                           5 Years
               Software                                     3 Years

INCOME TAXES

The Company adopted SFAS No. 109, "Accounting for Income Taxes," which requires the use of the liability method of accounting for income taxes. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur.

PATENTS AND TRADEMARK

Costs incurred for the application of patents and trademarks are capitalized and amortized on the straight-line method, based on their estimated useful lives, commencing upon approval of the patent and trademarks. These costs are charged to expense if the patent or trademark is unsuccessful. As of the date of this report, no patents have yet been approved.

GOODWILL

The Company adopted the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets," for the accounting for goodwill. According to the FASB requirements, goodwill is capitalized and not amortized. Each year, management is required to review goodwill to determine if there has been an impairment loss to recognize on the carrying value of goodwill.

LONG-LIVED ASSETS

SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets," requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset in question may not be recoverable. For the three month period ended September 30, 2004 and 2003, SFAS No. 144 did not have a material effect on the Company's results of operations, cash flows or financial condition.

DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company estimates that the fair value of all financial instruments as of September 30, 2004 and 2003, as defined in SFAS No. 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying consolidated balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

NOTE 1        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STOCK-BASED COMPENSATION

The Company accounts for stock-based compensation in accordance with the provision of SFAS No. 148, ""Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of SFAS No. 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. Warrants and options issued to consultants and others are expensed in accordance with SFAS No. 123, as amended by SFAS No. 148.

STOCK ISSUED BY SUBSIDIARY

The issuance of stock by a subsidiary to third parties reduces the proportionate ownership interest in the investee. The subsidiary had raised funds through private placements and, as a result, the additional equity raised was included in additional paid-in capital.

COMPREHENSIVE INCOME

The Company follows the provisions of SFAS No. 130, "Reporting Comprehensive Income". Comprehensive income is comprised of foreign currency translation adjustments.

CONCENTRATIONS OF CREDIT RISK

The Company derived substantially all of its revenues from one customer.

The Company maintains cash balances in banks, which, at times, may exceed the limits of the Federal Deposit Insurance Corp.

SHIPPING AND HANDLING COSTS

The Company's policy is to classify shipping and handling costs as part of cost of goods sold in the statement of operations.

FOREIGN CURRENCY TRANSLATION

The financial statements of the Company are measured using the United States dollar as the functional and reporting currency. Assets, liabilities and equity accounts of the Company are translated from foreign currency to United States currency at exchange rates as of the balance sheet date or historical acquisition date, depending on the nature of the account. Revenues and expenses are translated at average rates of exchange in effect during the year. The resulting cumulative translation adjustments have been recorded as a separate component of stockholders' equity.

NOTE 1        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECLASSIFICATION

Certain 2003 amounts have been reclassified to conform with the 2004 financial statement presentation.

NOTE 2        DISCONTINUED OPERATIONS

The Company entered into a Stock and Note Transfer Agreement (the "Transfer Agreement") with Pan Pacifica Ltd. ("Pan Pacifica"), effective as of August 20, 2003, to transfer all of the outstanding shares of Datadesk, a wholly-owned subsidiary of the Company, in exchange for Pan Pacifica assuming the net liabilities of Datadesk. The Transfer Agreement was entered into simultaneously with a settlement agreement between the Company and its former officer. In connection with the settlement, the Company transferred available funds in the amount of $151,020 to Pan Pacifica. The Company realized a net gain on the disposal of Datadesk subsidiary of $382,073 for the three months ended September 30, 2003, which was recognized at the date of disposition. During the year ended June 30, 2003, the Company had adopted a formal plan to dispose of Datadesk.

The consolidated financial statements include the following amounts related to discontinued operations of Datadesk:

                                                          SEPTEMBER 30,           JUNE 30,
                                                              2004                  2004
                                                       ----------------      ----------------

            Accounts payable                           $         93,912      $         93,912
                                                       ----------------      ----------------

            Current liabilities of discontinued
            operations                                 $         93,912      $         93,912
                                                       ================      ================

Income from discontinued operations is as follows:

                                                                 THREE MONTHS ENDED
                                                                   SEPTEMBER, 30,
                                                       -------------------------------------
                                                              2004                2003
                                                       ----------------     ----------------

            Revenue                                    $              -     $          6,431
            Direct expenses                                           -                    -
                                                       ----------------     ----------------

            Gross profit                                              -                6,431

            Selling, general and administrative                       -               28,571
                                                       ----------------     ----------------
             Net operating loss                                       -              (22,140)
             Gain on disposition of subsidiary                        -              382,073
                                                       ----------------     ----------------
             Income from discontinued
              operations for the period                $              -     $        359,933
                                                       ================     ================

         CASH FLOWS FROM DISCONTINUED OPERATIONS ARE AS FOLLOWS:

                                                                                THREE MONTHS ENDED
                                                                                  SEPTEMBER 30,
                                                                        ------------------------------
                                                                            2004            2003
                                                                        --------------  --------------
Cash Flows From Operating Activities:
  Net income for the period                                             $            -  $      359,933
  Items not involving cash:
     Gain on disposition of subsidiary                                               -        (382,073)
  Changes in non-cash working capital balances consist of:
     Accounts receivable                                                             -          (2,910)
     Inventories                                                                     -           2,375
     Accounts payable and accrued liabilities                                        -        (182,198)
                                                                        --------------  --------------



NET CASH USED IN OPERATING ACTIVITIES                                                -        (204,873)
                                                                        --------------  --------------

Cash Flows From Financing Activities:
  Bank indebtedness                                                                  -           5,904
  Advances from parent company                                                       -         198,969
                                                                        --------------  --------------

 NET CASH USED IN FINANCING ACTIVITIES                                               -         204,873
                                                                        --------------  --------------

 Net change in cash from discontinued operations during the period                   -               -
                                                                        --------------  --------------

 CASH, beginning of the period                                                       -               -
                                                                        --------------  --------------

 CASH, end of the period                                                $            -  $            -
                                                                        ==============  ==============

NOTE 3 - ACQUISITION OF SIVAULT ANALYTICS

On July 9, 2004, the Company acquired all of the outstanding common shares of SiVault Analytics in exchange for 4 million of the Company's restricted common stock valued at $1.80 per share (market price as of July 9, 2004). The Company issued 140,000 of its common shares valued at $1.60 as finders fees in conjunction with this acquisition. The results of SiVault Analytics' operations have been included in the Company's consolidated financial statements since the date of acquisition.

The following table summarizes the estimated fair values of assets acquired and liabilities assumed from SiVault Analytics at the date of acquisition. SiVault is in the process of evaluating the valuations of certain intangible assets.

         Assets:
             Cash                                                $         5,622
             Property and equipment                                       51,815
             Deposits                                                        450
             Excess cost over net assets acquired                      7,863,060
                                                                 ---------------
                                                                 $     7,920,947
         Liabilities:
             Accrued expenses                                    $       381,947
             Shareholders' advance                                       115,000
                                                                 ---------------
                                                                         496,987

         Net assets acquired                                     $     7,424,000
                                                                 ===============

The pro forma (unaudited) results of operations as if SiVault Analytics was acquired at the beginning of fiscal 2005 would not be materially different from the consolidated statement of operations for the quarter ended September 30, 2004.

NOTE 4 - PER SHARE INFORMATION

In accordance with SFAS No. 128, "Earnings Per Share," basic net income per common share ("Basic EPS") is computed by dividing net income attributable to common shareholders by the weighted-average number of common shares outstanding. Diluted net income per common share ("Diluted EPS") is computed by dividing the net income by the weighted-average number of common shares and dilutive common share equivalents and convertible debentures then outstanding. SFAS No. 128 requires the presentation of both Basic EPS and Diluted EPS on the face of the Company's consolidated statements of operations. Common stock equivalents totaling 4,314,609 and 2,000,093 were excluded from the calculation of Diluted EPS for the three months ended September 30, 2004 and 2003, respectively, as the exercise prices of the stock options and warrants and convertible debentures were greater than the average share price for the three months ended September 30, 2004, and, therefore, their inclusion would have been anti-dilutive.

The following table sets forth the computation of basic and diluted per share information:

                                                                                    THREE MONTHS ENDED
                                                                                      SEPTEMBER 30,
                                                                                      (IN THOUSANDS)
                                                                           ---------------------------------
                                                                                 2004              2003
                                                                           -----------------  --------------
  NUMERATOR:
    Loss from continuing operations                                        $        (1,427)   $       (681)
    Income from discontinued operations                                                  -             360
                                                                           ---------------    -------------
       Net loss                                                            $        (1,427)   $       (321)
                                                                           ===============    =============

  DENOMINATOR:
     Weighted average common shares outstanding                                     12,783           6,250
     Dilutive effect of:

       Common stock equivalents                                                          -               -
                                                                           ---------------    -------------
     Weighted average common shares outstanding, assuming dilution                  12,783           6,250
                                                                           ===============    =============

   BASIC AND DILUTED PER SHARE INFORMATION:
    Loss from continuing operations                                        $         (0.11)   $      (0.11)
     Income from discontinued operations                                                 -            0.06
                                                                           ---------------    -------------
       Net loss                                                            $         (0.11)   $      (0.05)
                                                                           ===============    =============

NOTE 5 - NOTES PAYABLE - RELATED PARTIES

                                                                                           SEPTEMBER 30            JUNE 30,
                                                                                               2004                  2004
                                                                                          -------------         --------------

MARYANNE RICHARD

On June 13, 2002, the Company issued a note payable to MaryAnne Richard in the amount of $1,000,000 as part of the consideration for the purchase of Lightec.
Pursuant to an agreement dated October 29, 2003, the Company agreed to set the principal of the note at $1,105,000 ("new principal"). Interest accrued on the new principal at the rate of 9% per annum commencing on the date of the first receipt of funds generated from the Lightec contract with the City of Bridgeport
Board of Education. 9% of the receipts from the Bridgeport School contract was applied against the new principal and accrued interest.

On June 4, 2004, the Company entered into a settlement Agreement with MaryAnne and Michael Richard (together, the "Richards") whereby the Richards agreed to settle all obligations and disputes with the Company. The Company agreed to a payment to the Richards of $1,189,983 (new principal and accrued interest) and the May 7, 2004 issuance of a warrant for 400,000 shares of the Company's common stock at $2.50 per share. The Richards agreed to (i) a June 7, 2004 transfer of
850,000 shares (valued at $850,000) of the Company's common stock to a third-party designees of the Company and (ii) settlement of the promissory note.
On July 2, 2004, the parties finalized the settlement and executed a mutual waiver and release of all claims against each other. On July 2, 2004, the
remaining balance of $339,983 was paid to the Richards.                                   $           -         $      339,983

SYNERGEX GROUP LLC

On July 2, 2004, the Company issued a $150,000 unsecured note to Synergex Group
LLC ("Synergex"), a related party. The principal and any accrued and unpaid interest on this note is payable on demand by Synergex at any time on or after
July 2, 2005. Interest on the note is equal to the LIBOR Rate plus one percent per annum and is payable on a quarterly basis commencing October 1, 2004. The proceeds from this note were utilized to
payoff the remaining balance on the Richard note.                                               150,000                      -
                                                                                          -------------         --------------
                                                                                          $     150,000         $      339,983
                                                                                          =============         ==============

NOTE 6 - CONVERTIBLE DEBENTURE PAYABLE

On June 30, 2002, the Company issued a convertible debenture to Edinburgh Investments LLC ("Edinburgh") in the amount of $1,680,000. The debenture was secured by a first priority interest in the revenues and assets of Lightec and originally matured on June 30, 2003. Accrued interest at 10% was payable quarterly. Edinburgh has the option to convert the debenture into the Company's common stock at a conversion price of $6.00 per share, subject to anti-dilution adjustments.

On August 29, 2003, Edinburgh and the Company entered into a settlement agreement requiring the Company to pay the following:

i) $50,000 on each of October 31, 2003, November 28, 2003 and December 31, 2003, ($150,000 paid as penalty has been included in interest expense);

ii) principal plus all interest accrued on the outstanding principal balance at the rate of 18% per annum from June 28, 2002. All outstanding principal and accrued interest shall be paid to Edinburgh no later than December 31, 2004;

iii) accrued interest at the rate of 18% from September 1, 2003 payable on January 5, 2004, April 5, 2004, July 5, 2004 and October 5, 2004;

iv) 15% of all funds received from Lightec's Bridgeport School contract until the principal and interest is fully paid;

The Company delivered to Edinburgh a five-year warrant to purchase 672,000 shares of common stock at an exercise price of $3.00 per share. This warrant was issued as consideration for extending the maturity date to December 31, 2004.

The Company has not paid 15% of all the receipts from the Bridgeport School Contract and was notified by Edinburgh that it was not in technical compliance with the terms of the settlement.

The convertible debenture balance at September 30 and June 30, 2004 was $1,358,569.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

LEASES

On January 23, 2004, the Company entered into a sublease for its new office space in New York City. On June 22, 2004, the Company entered into a sub-sublease for part of this office space. The sublease and sub-sublease expires on December 30, 2007. In September 2004, the Company sub-subleased a facility space in San Jose, California which expires on May 31, 2008. The sublessor, in the San Jose lease, has the option to terminate, if, on or before January 2, 2005, the Company fails to provide the sublessor with satisfactory evidence that (i) the Company has net cash of at least $3 million, or (ii) the Company has obtained new equity financing of $5 million. If these requirements are not met, the sublessor could terminate the lease after January 2, 2005 with a written notice of at least thirty days prior to such termination. Future annual minimum lease payments as of September 30, 2004 are as follows:

                                                     MINIMUM ANNUAL        MINIMUM ANNUAL
                 YEAR ENDING JUNE 30,                RENTAL EXPENSE        RENTAL INCOME
        ---------------------------------------    ------------------    ------------------

                         2005 (remaining)          $          321,000    $           49,000
                         2006                                 573,000                65,000
                         2007                                 590,000                65,000
                         2008                                 432,000                33,000
                                                   ------------------    ------------------

                                                   $        1,916,000    $          212,000
                                                   ==================    ==================

Lightec rents its Connecticut facilities on a month-to-month basis.

WONDERNET, LTD. AGREEMENT

On August 15, 2003, the Company entered into new exclusive distribution and partnership agreement with WonderNet, Ltd. ("WonderNet") whereby the Company was granted the right to develop products based on WonderNet's technology and to use, market, sell, distribute and exploit the technology in North America, Central America, Bermuda and the Caribbean Islands. The Company is required to pay WonderNet a minimum of $120,000 per quarter and to pay a 12% royalty on gross sales of the product. As of the date of this report, the Company is intending to end their exclusive distribution agreement, thereby ending the Company's minimum $120,000 quarterly payment. For the three month period ended September 30, 2004, there was no payment or accrual of the $120,000 quarterly amount since management believes that it has ended its exclusive distribution agreement.

EMPLOYMENT AND CONSULTING AGREEMENTS

Four key executives of the Company have employment agreements as of October 1, 2004. The future minimum base compensation of the four executives is as follows:

                                                          MINIMUM ANNUAL
                   YEAR ENDING JUNE 30,                    COMPENSATION
        -------------------------------------------    ----------------------

                         2005 (remaining)              $            468,750
                         2006                                       658,750
                         2007                                       682,500
                         2008                                       315,000
                         2009                                        90,000
                                                       ----------------------

                                                       $          2,215,000
                                                       ======================

The four key executives are entitled to a bonus each quarter for 15% of their yearly compensation based upon the performance and approval by the Board of Directors.

In addition, three additional executives are entitled to minimum compensation of $472,000 and certain performance bonuses. These agreements have no fixed date of expiration.

ACQUISITION  OF  DATAGILITY

In accordance with the Stock Purchase Agreement entered into on February 18, 2004, the Company is required to pay $100,000 in cash as fixed consideration to the former stockholders of Datagility before December 31, 2004. In addition, the Company may owe the former stockholders of Datagility (including one officer of the Company) the following additional cash consideration if, on or before the following dates, revenues received in connection with Datagility's CyberTrooper software application exceed the following amounts:

      CYBERTROOPER                ACHIEVEMENT          CONTINGENT ADDITIONAL
        REVENUES                     DATES              CASH CONSIDERATION
     --------------            -----------------       ---------------------

     $      500,000            December 31, 2004          $      100,000
            750,000            June 30, 2005                     100,000

CONVERTIBLE DEBENTURE PAYABLE

The Company is currently not in technical compliance of its obligations under a convertible debenture held by Edinburgh Investments LLC, as further discussed in
Note 6.

PIVOT GROUP

The Company and a subsidiary received a summary judgment against them dated September 12, 2003 for $93,912 for an unpaid account. Management is currently in negotiations to settle this claim. This amount has been provided for in the current liabilities of discontinued operations.

NOTE 8 - STOCKHOLDERS' EQUITY (DEFICIENCY)

REVERSE STOCK SPLIT

On April 30, 2004, the Company's stockholders approved a one-for-twenty reverse stock split which was effective on June 7, 2004. All references in the accompanying consolidated financial statements and notes thereto relating to common stock an additional paid-in capital and warrants per share and share data have been retroactively adjusted to reflect the one-for-twenty reverse stock split.

INCREASE IN AUTHORIZED SHARES

On April 30, 2004, the Company's stockholders approved an increase in the authorized number of common shares to 50 million from 15 million which became effective on the date of the reverse stock split.

NOTE 9 - STOCK-BASED WARRANTS

At September 30, 2004 the Company had the following warrants outstanding:

       WARRANTS             EXERCISE PRICE
      OUTSTANDING              PER SHARE              EXPIRATION DATE
      -----------           --------------            ---------------
        90,500   (A)           $3.00                 February 17, 2005
         1,000   (A)            3.00                 February 27, 2005
         3,375   (A)            3.00                 March 20, 2005
       137,875                  3.00                 November 19, 2005
       184,525                  3.60                 December 22, 2005
       400,000                  2.50                 May 7, 2006
        55,000                  3.00                 May 9, 2006
       400,000                  2.50                 May 25, 2006
       988,308                  2.00                 August 22, 2006
       267,100                  2.00                 September 13, 2006
       187,500   (B)            2.00                 September 13, 2006
       600,998   (A)            3.00                 October 18, 2006
       672,000                  3.00                 September 29, 2008
    ----------
    $3,988,181

(A)      The Company extended the warrants by a term of one year.

(B) The Company repriced warrants expiring on June 14, 2005 with an exercise price of $7.00 per share. The exercise price of the repriced warrants dated September 13, 2004 are as follows: if exercised within 30 days $2.00 per share, within one year $4.00 per share, and within 2 years $6.00 per share. 166,667 warrants were exercised in September 2004 at $2.00 per share.

NOTE 10 - STOCK OPTIONS

On April 30, 2004, the Company's stockholders approved the SiVault Systems, Inc. 2004 Incentive Stock Plan (the "2004 Plan") which provides for the issuance of up to 2,250,000 shares. The 2004 Plan permits the grant of stock options, stock awards and restricted stock purchase awards. Stock options granted under the 2004 Plan may be options intended to qualify as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code or nonqualified stock options ("NSOs"), which are options that are not intended to qualify as ISOs. Stock options granted to a person who owns more than 10% of the Company's voting power shall have exercise prices of at least 110% of fair market value of the Company's stock on the date of the grant. Stock options granted to others will have exercise prices of not less than 100% of the fair market value of the Company's stock on the date of grant if they are ISOs, and not less than 85% of the fair market value of the Company's stock on the date of grant if they are NSOs. Stock options granted under the 2004 Plan will have terms of not more than 10 years.

On September 1, 2004, a stock option to purchase 100,000 shares at an exercise price of $1.50 with a five year expiration date was issued to an individual for investment banking services.

The fair value of the options issued in September 2004 is estimated on the date of grant using the Black-Scholes binomial pricing model with the following assumptions:

              Expected life        5  years
              Interest rate       7%
              Volatility         78%
              Dividend yield       -

NOTE 11 - BUSINESS  SEGMENTS

SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information", requires companies to provide certain information about their operating segments. The Company has three reportable segments: SiVault Systems, Inc., Lightec, and eMedRx.

The summarized financial information, concerning the Company's reportable segments for the three months ended September 30, 2004, as follows:

                                            SIVAULT
                                            SYSTEMS              LIGHTEC              EMEDRX               TOTAL
                                        -----------------     ---------------     ----------------    ----------------

   Net sales to external companies      $         4,200       $      851,990      $            -      $      856,190
   Operating earnings (loss)                 (1,676,506)             374,201             (61,016)        (1,363,321)
   Total assets                                9,130,474             859,829              79,260          10,069,563
   Depreciation and
    amortization                                  19,946                 686                   -              20,632
   Capital expenditures                           15,243                   -                   -              15,243
   Interest expense                               63,920                   -                   -              63,920

NOTE 12 - SUBSEQUENT EVENT

On October 19, 2004, the Company entered into three Binding Share Exchange Agreements with the shareholders of eMedRx Delaware and eMedRx Canada and a shareholder of eMedRx Nevada (the "Agreements"). The Agreements call for the exchange of common shares of eMedRx Delaware, eMedRx Canada and of eMedRx Nevada not currently owned by the Company for 567,893 restricted shares of the Company's common stock.

                     SIVAULT SYSTEMS, INC. AND SUBSIDIARIES
                      (FORMERLY SECURITY BIOMETRICS, INC.)
                        CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2004 AND 2003


                                    CONTENTS




                                                                       PAGE

INDEPENDENT AUDITORS' REPORT                                           F-25

INDEPENDENT AUDITOR'S REPORTS                                          F-26

CONSOLIDATED BALANCE SHEETS                                            F-27

CONSOLIDATED STATEMENT OF OPERATIONS                                   F-28

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)           F-29

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)                 F-30

CONSOLIDATED STATEMENT OF CASH FLOWS                                   F31 - F32

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                             F33 - F58

                          INDEPENDENT AUDITORS' REPORT

To  the  Stockholders,
SiVault Systems, Inc. (formerly
  Security Biometrics, Inc.) and  Subsidiaries

We have audited the accompanying consolidated balance sheet of SiVault Systems, Inc. (formerly Security Biometrics, Inc.) and Subsidiaries as of June 30, 2004 and the related consolidated statements of operations, stockholders' deficiency and cash flows for the year ended June 30, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of SiVault Systems, Inc. (formerly Security Biometrics, Inc.) and Subsidiaries as of June 30, 2003 and the related consolidated statements of operations, stockholders' deficiency and cash flows for the year ended June 30, 2003 were audited by other auditors whose report dated November 6, 2003 expressed an unqualified opinion on those statements, but included an explanatory paragraph that stated these consolidated financial statements were prepared assuming the company will continue as a going concern.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the financial position of SiVault Systems, Inc. (formerly Security Biometrics, Inc.) and Subsidiaries as of June 30, 2004 and the results of their operations and their cash flows for the year ended June 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements referred to above have been prepared assuming the Company will continue as a going concern. As discussed in
Note 2 to the consolidated financial statements, conditions exist which raise substantial doubt about the Company's ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations. Management's plan in this regard to these matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                      /s/ Miller, Ellin & Company, LLP
                                      ----------------------------------------
New York, New York                    CERTIFIED PUBLIC ACCOUNTANTS
October 1, 2004

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders,
Security Biometrics, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Security Biometrics, Inc. and Subsidiaries as of June 30, 2003 and the related consolidated statements of operations, stockholders' deficiency and cash flows for the year ended June 30, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements arc free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the financial position of Security Biometrics, Inc. and Subsidiaries as of June 30, 2003 and the results of their operations and their cash flows for the year ended June 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements referred to above have been prepared assuming the Company will continue as a going concern. As discussed in
Note 1 to the financial statements, conditions exist which raise substantial doubt about the Company's ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations. Management's plan in this regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver, Canada                          /s/  Amisano Hanson
November 6, 2003                           ------------------------------------
                                           Certified Public Accountants

                     SIVAULT SYSTEMS, INC. AND SUBSIDIARIES
                      (FORMERLY SECURITY BIOMETRICS, INC.)
                           CONSOLIDATED BALANCE SHEETS

                                                                                        JUNE 30,
                                                                         ----------------------------------------
                                                                               2004                         2003
                                                                         -----------                -------------
ASSETS
CURRENT ASSETS
   Cash                                                                  $   112,880                $       4,092
   Accounts receivable                                                       848,617                       94,634
   Inventory                                                                   3,884                            -
   Prepaid expenses and other current assets                                  58,788                       19,064
   Current assets of discontinued operations                                     -                        137,270
                                                                         -----------                -------------
             Total current assets                                          1,024,169                      255,060

PROPERTY AND EQUIPMENT, NET OF ACCUMULATED DEPRECIATION                      636,994                       65,018

SECURITY DEPOSITS                                                             56,916                            -
LONG-TERM ASSETS OF DISCONTINUED OPERATIONS                                      -                         23,783
                                                                         -----------                -------------

                                                                         $ 1,718,079                $     343,861
                                                                         ===========                =============
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES
   Accounts payable and accrued liabilities - non-related parties        $ 2,558,883     $                686,762
   Accounts payable and accrued liabilities - related parties                789,410                    1,540,704
   Billings in excess of costs and estimated earnings on
      uncompleted contracts                                                   90,018                            -
   Convertible debenture payable                                           1,358,569                    1,780,000
   Notes payable - related parties                                           339,983                    2,000,000
   Capital lease obligations                                                   3,329                        5,230
   Corporate income taxes payable                                            129,920                       94,986
   Current liabilities of discontinued operations                             93,913                      719,955
                                                                         -----------                -------------
             Total current liabilities                                     5,364,025                    6,827,637

DEFERRED RENT EXPENSE                                                         16,954                            -
                                                                         -----------                -------------

NOTE PAYABLE - NET OF CURRENT PORTION                                              -                          872
                                                                         -----------                -------------

MINORITY INTEREST IN EQUITY OF CONSOLIDATED SUBSIDIARY                             -                          193

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY
  Common stock
      Authorized - 50,000,000 shares $0.001 par value
      Issued and outstanding - 7,924,664 and 6,214,813 at
           June 30, 2004 and 2003, respectively                                7,924                        6,215
  Additional paid-in capital                                              14,548,456                    8,319,589
  Accumulated other comprehensive loss                                        (7,222)                      (5,247)
  Accumulated deficit                                                    (18,212,058)               $ (14,805,398)
                                                                         -----------                -------------
        TOTAL STOCKHOLDERS' DEFICIENCY                                    (3,662,900)                  (6,484,841)
                                                                         -----------                -------------

                                                                         $ 1,718,079                $     343,861
                                                                         ===========                =============

The accompanying notes are an integral part of these consolidated financial statements.

                     SIVAULT SYSTEMS, INC. AND SUBSIDIARIES
                      (FORMERLY SECURITY BIOMETRICS, INC.)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                  YEARS ENDED JUNE 30,
                                                                         ----------------------------------------
                                                                             2004                        2003
                                                                         -----------                -------------

REVENUES:
   Contract revenues earned                                              $ 7,110,034                $   1,147,140
   Other revenues                                                             21,403                           -
                                                                         -----------                -------------
      Total revenues                                                       7,131,437                    1,147,140
                                                                         -----------                -------------

OPERATING EXPENSES:
   Costs of revenue earned                                                 3,649,302                      666,138
   Selling, general and administrative                                     3,737,955                    1,969,626
                                                                         -----------                -------------
                                                                           7,387,257                    2,635,764

LOSS FROM OPERATIONS                                                        (255,820)                  (1,488,624)
                                                                         -----------                -------------

OTHER EXPENSES:
   Interest expense                                                          796,220                      391,514
   Charge relating to issuance of stock warrants                           2,496,000                           -
   Write-down of capital assets                                                   -                        64,042
   Write-down of investment                                                       -                       187,500
   Write-down of goodwill                                                         -                     7,527,654
                                                                         -----------                -------------
                                                                           3,292,220                    8,170,710

LOSS BEFORE PROVISION FOR
    INCOME TAXES                                                          (3,548,040)                  (9,659,334)

PROVISION FOR INCOME TAXES                                                    34,934                           -
                                                                         -----------                -------------

LOSS FROM CONTINUING OPERATIONS
   BEFORE MINORITY INTEREST IN LOSS
   OF SUBSIDIARY                                                          (3,582,974)                  (9,659,334)

Minority interest in loss of subsidiary                                          121                           -
                                                                         -----------                -------------

LOSS FROM CONTINUING OPERATIONS                                           (3,582,853)                  (9,659,334)

INCOME (LOSS) FROM DISCONTINUED
   OPERATIONS                                                                176,193                   (3,918,281)
                                                                         -----------                -------------

NET LOSS                                                                 $(3,406,660)               $ (13,577,615)
                                                                         ===========                =============
BASIC AND DILUTED LOSS PER COMMON SHARE                                  $     (0.51)               $       (1.60)
   CONTINUING OPERATIONS
                                                                         ===========                =============
   DISCONTINUED OPERATIONS                                               $      0.02                $       (0.65)
                                                                         ===========                =============
   NET LOSS                                                              $     (0.49)               $       (2.25)
                                                                         ===========                =============
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                       6,971,497                    6,037,476
                                                                         ===========                =============



The accompanying notes are an integral part of these consolidated financial statements.

                     SIVAULT SYSTEMS, INC. AND SUBSIDIARIES
                      (FORMERLY SECURITY BIOMETRICS, INC.)
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                       YEARS ENDED JUNE 30, 2004 AND 2003

                                                                                                                          TOTAL
                                                      COMMON STOCK        ADDITIONAL     ACCUMULATED       OTHER       STOCKHOLDERS'
                                                 -----------------------   PAID IN       ACCUMULATED   COMPREHENSIVE       EQUITY
                                                   SHARES      AMOUNT      CAPITAL         DEFICIT         LOSS         (DEFICIENCY)
                                                 -----------------------------------------------------------------------------------

BALANCE, JUNE 30, 2002 - AS ORIGINALLY REPORTED    5,880,063  $ 5,880    $   7,458,366    $(1,557,339)  $     (6,989)    $5,899,918

Prior period adjustment                                   -        -                -         329,556             -        329,556
                                                   ---------  -------    -------------   ------------   ------------   -----------

BALANCE, JUNE 30, 2002 - AS RESTATED               5,880,063    5,880        7,458,366     (1,227,783)        (6,989)    6,229,474

ISSUANCE OF COMMON STOCK FOR:
  Cash                                               281,781      282          615,419             -              -        615,701
  Services                                            52,969       53          104,497             -              -        104,550
  Compensation                                            -         -           85,500             -              -         85,500

ISSUANCE OF COMMON STOCK BY SUBSIDIARY                    -         -           55,807             -              -         55,807

OTHER COMPREHENSIVE LOSS                                  -         -              -               -            1,742        1,742

NET LOSS                                                  -         -              -      (13,577,615)             -   (13,577,615)
                                                   ---------  -------    -------------   ------------   ------------   -----------

BALANCE, JUNE 30, 2003 - AS RESTATED               6,214,813    6,215        8,319,589    (14,805,398)        (5,247)   (6,484,841)

ISSUANCE OF COMMON STOCK FOR:
  Cash                                               935,588      935        1,426,080             -              -      1,427,015
  Services                                            92,500       93          193,907             -              -        194,000
  Software                                           141,279      141          374,859             -              -        375,000

ISSUANCE OF SHARES TO SETTLE DEBT                    540,484      540        1,070,428             -              -      1,070,968

ISSUANCE OF COMMON STOCK BY SUBSIDIARY                    -        -            27,593             -              -         27,593

ISSUANCE OF STOCK WARRANTS TO:
  Extend convertible debenture                                     -         2,016,000             -              -      2,016,000
  Extend note                                                      -           480,000             -              -        480,000
  Settle debt                                                      -           640,000             -              -        640,000

OTHER COMPREHENSIVE LOSS                                           -                -               -         (1,975)       (1,975)

NET LOSS                                                           -                -      (3,406,660)            -     (3,406,660)
                                                   ---------  -------    -------------   ------------   ------------   -----------

BALANCE, JUNE 30, 2004                             7,924,664  $ 7,924    $  14,548,456   $(18,212,058)  $     (7,222)  $(3,662,900)
                                                   =========  =======    =============   ============   ============   ===========



The accompanying notes are an integral part of these consolidated financial statements.

                              SIVAULT SYSTEMS, INC.
                      (FORMERLY SECURITY BIOMETRICS, INC.)
             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                 ----------------------------------------------




                                                                                                YEARS ENDED JUNE 30,
                                                                                          -------------------------------
                                                                                                2004             2003
                                                                                                ----             ----

Net loss for the year. . . . . . . . . .                                                  $  (3,406,660)    $(13,577,615)

Other comprehensive income (loss)
Foreign currency translation adjustment. . . .                                                   (1,975)           1,742
                                                                                          -------------     ------------

Net comprehensive loss . . . . . . . . .                                                  $  (3,408,635)    $(13,575,873)
                                                                                          =============     ============


The accompanying notes are an integral part of these consolidated financial statements.

                     SIVAULT SYSTEMS, INC. AND SUBSIDIARIES
                      (FORMERLY SECURITY BIOMETRICS, INC.)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                         YEARS ENDED JUNE 30,
                                                                             -----------------------------------------
                                                                                   2004                        2003
                                                                             -------------                 -----------

 CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss from continuing operations                                       $  (3,582,853)                $ (9,659,334)
   Adjustments to reconcile net income to net cash
     provided by operating activities:
   Depreciation of property and equipment                                           10,026                      55,072
   Deferred rent expense                                                            16,954                           -
   Gain on settlement of debt                                                      (55,156)                          -
   Compensation charge                                                                   -                      85,500
   Issuance of stock for consulting services                                       194,000                     104,550
   Issuance of stock to extend note and
     convertible debenture                                                       2,496,000                           -
   Write-down of capital assets                                                          -                      64,042
   Write-down of investment                                                              -                     187,500
   Write-down of goodwill                                                                -                   7,527,654
   Minority interest in equity of consolidated subsidiary                             (193)                          -
   Changes in assets and liabilities:
     Accounts receivable                                                          (753,983)                    (64,797)
     Inventory                                                                      (3,884)                          -
     Prepaid expenses and other current assets                                     (39,724)                    169,163
     Deposits                                                                      (56,916)                      4,374
     Accounts payable and accrued expenses                                       1,500,439                   1,169,011
     Costs and estimated earnings in excess of billings
      on uncompleted contracts                                                      90,018                    (541,245)
     Corporation income taxes payable                                               34,934                           -
                                                                             -------------                 -----------

 NET CASH USED BY OPERATING ACTIVITIES                                            (150,338)                   (898,510)
                                                                             -------------                 -----------

 CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                             (207,002)                     (9,268)
   Proceeds on disposal of property and equipment                                        -                      38,000
   Advances to discontinued subsidiaries                                          (288,796)                   (246,414)
                                                                             -------------                 -----------

 NET CASH USED IN INVESTING ACTIVITIES                                            (495,798)                   (217,682)
                                                                             -------------                 -----------

 CASH FLOWS FROM FINANCING ACTIVITIES:
   Net proceeds from issuance of common stock                                    1,427,015                     615,702
   Proceeds from issuance of common stock by subsidiary                             27,593                      56,000
   Repayments on capital lease obligations                                          (2,773)                     (5,539)
   Repayments on equipment notes payable                                                 -                     (28,918)
   Repayments on convertible debenture                                            (321,431)                          -
   Repayments on notes payable - related parties                                  (373,505)                          -
                                                                             -------------                 -----------

 NET CASH PROVIDED BY FINANCING ACTIVITIES                                         756,899                     637,245
                                                                             -------------                 -----------

 EFFECT OF FOREIGN EXCHANGE RATE
   CHANGES ON CASH                                                                  (1,975)                      1,742
                                                                             -------------                 -----------

 NET INCREASE (DECREASE) IN CASH FROM
   CONTINUING OPERATIONS                                                           108,788                    (477,205)

 DECREASE IN CASH FROM DISCONTINUED
   OPERATIONS                                                                            -                      (1,978)
                                                                             -------------                 -----------

 INCREASE (DECREASE) IN CASH DURING THE YEAR                                       108,788                    (479,183)

 CASH, AT BEGINNING OF PERIOD                                                        4,092                     483,275
                                                                             -------------                 -----------

 CASH, AT END OF PERIOD                                                      $     112,880                 $     4,092
                                                                             =============                 ===========

The accompanying notes are an integral part of these consolidated financial statements.

                     SIVAULT SYSTEMS, INC. AND SUBSIDIARIES
                      (FORMERLY SECURITY BIOMETRICS, INC.)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (CONTINUED)

                                                                                        YEARS ENDED JUNE 30,
                                                                             ----------------------------------------
                                                                                  2004                       2003
                                                                             ------------                 -----------

 SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

 CASH PAID DURING THE YEAR FOR:
 Interest                                                                    $    795,258                 $   212,877
                                                                             ============                 ===========
 Income taxes                                                                $          -                 $         -
                                                                             ============                 ===========

 NON-CASH INVESTING AND FINANCING ACTIVITIES
 Issuance of common stock for:
   Services                                                                  $    194,000                 $   104,550
                                                                             ============                 ===========
   Software                                                                  $    375,000                     $    -
                                                                             ============                 ===========
   Settlement of convertible debenture                                       $    100,000                     $    -
                                                                             ============                 ===========
   Settlement of note payable - related party                                $    970,968                     $    -
                                                                             ============                 ===========

 Issuance of stock warrants to:
                                                                             ============                 ===========
   Extend convertible debenture                                              $  2,016,000                     $     -
                                                                             ============                 ===========
   Extend note payable - related party                                       $    480,000                     $     -
                                                                             ============                 ===========
   Settle note payable - related party                                       $    640,000                     $     -
                                                                             ============                 ===========


 Conversion of accounts payable and accrued liabilities -
   related parties to notes payable - related parties                        $    325,000                     $     -
                                                                             ============                 ===========


The accompanying notes are an integral part of these consolidated financial statements.

                     SIVAULT SYSTEMS, INC. AND SUBSIDIARIES
                      (FORMERLY SECURITY BIOMETRICS, INC.)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2004 AND 2003
                             ----------------------



NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Nature of Business

Security Biometrics, Inc. pursuant to the acquisition of SiVault Analytics, Inc. in July 2004 changed its name to SiVault Systems, Inc. ("SiVault").

SiVault (together with its consolidated subsidiaries, unless the context otherwise requires, "the Company") is a Nevada corporation incorporated on March 12, 1999. SiVault and its subsidiaries are engaged in the commercialization of technologies designed to implement secure electronic storage and retrieval of signed documents and biometric signature-based authentification for electronic transactions technologies which the Company has developed, acquired or licensed from others. Lightec Communications Corp. ("Lightec"), a wholly-owned subsidiary of SiVault, is a provider of telecommunications design, installation and technical support for information technology systems.

Organization

On August 25, 2000, the Company acquired all of the issued and outstanding stock of Biometrics Security, Ltd. ("BSI") in exchange for 1,912,884 shares of its common stock. (1,875,000 of these shares were owned by a trust whose beneficiaries were the children of an officer of the Company). This transaction has the effect of what is commonly referred to as a "reverse acquisition" in that the Company is the legal acquirer; however, BSI is the accounting acquirer. In connection with the legal form of this transaction, BSI became a wholly-owned subsidiary of the Company. For accounting purposes, the acquisition is treated as a recapitalization of BSI rather than a business combination. BSI was subsequently renamed eMedRx, Inc. ("eMedRx Nevada") (a Nevada corporation) on December 2, 2002, which is still in the development stage as of June 30, 2004.

Lightec  Communications  Corp.
-------------------------------

On March 14, 2002, the Company acquired 100% of the outstanding common stock of Lightec. Lightec is a New York corporation incorporated on July 2, 1996.

eMedRx,  Inc. (Canada)
-------------------

On January 21, 2003, the Company incorporated a new subsidiary, eMedRx, Inc. ("eMedRx Canada") under the Company Act of the Province of British Columbia, Canada. eMedRx Canada entered into an exclusive license agreement with the Company to develop and market its electronic medical prescription system around the world. EMedRx Canada had no revenues, expenses, nor net income/loss during the period from January 21, 2003 to June 30, 2003. During the year ended June 30, 2004, eMedRx Canada was still in the development stage.

NOTE  1     ORGANIZATION AND NATURE OF BUSINESS  -  (cont'd)

eMedRx,  Inc. ("eMedRx, USA")
-----------------------------

On October 1, 2003, the Company established a new subsidiary to sell, market and implement the eMedRx product and PenFlow application in the U.S. healthcare delivery market. In return for the rights to the product, the Company received consideration of 49% of the stock of the new subsidiary, eMedRx, USA. The chairman of eMedRx, USA is also a director of the Company. The Company granted to the chairman of eMedRx, USA, 50,000 shares of the Company's common stock as compensation for his services. eMedRx, USA has not generated any revenues to date, and its losses have been funded by the Company as of June 30, 2004. Accordingly, eMedRx, USA is considered a variable interest entity and has been consolidated in the Company's financial statements as of June 30, 2004.

Datadesk  Technologies,  Inc.
------------------------------

On June 28, 2002, the Company acquired 100% of the outstanding common stock of Datadesk Technologies, Inc. ("Datadesk"). Datadesk is a state of Washington corporation incorporated on May 20, 1997. Datadesk designed and produced (through subcontractors) advanced digital input devices and appliances. The Company discontinued its operations as of August 20, 2003 (see Note 19).

Netface,  LLC.
---------------

On June 29, 2001, the Company acquired all of the outstanding membership interest of Netface, LLC ("Netface"). Netface is a Connecticut limited liability corporation. Netface held an option to acquire on exclusive worldwide perpetual, royalty-free license to exploit the Gesture Recognition Technology developed by DSI Datotech Systems, Inc. (hereinafter referred to as Datotech) for video games and internet/television. In the year ended June 30,2002, Netface, LLC abandoned its Datotech option and is now inactive.

Security Biometrics Ltd.
------------------------------

On November 13, 2003, the Company established a subsidiary in the United Kingdom to sell and market the Company's products in Europe. This subsidiary, Security Biometrics Limited ("SBL"), was incorporated as a private limited company in England and Wales with 100,000 shares of authorized capital stock. The Company was issued 60,000 shares of SBL and a minority interest holder was issued 10,000 shares. On May 24, 2004, the Board of Directors approved the sale of this subsidiary to its minority interest holder for consideration of one US dollar. The liabilities will be assumed by the minority interest holder, pursuant to a resolution of the Board of Directors and an acknowledgement by the minority stockholder. The expenses of SBL have been reported as discontinued operations in the accompanying financial statements for the year ended June 30, 2004.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
---------------------

The Consolidated Financial Statements reflect the operations of the Biometrics and Lightec operations as continuing operations. The results of operations and cash flows of Datadesk Technologies, Inc. and Security Biometrics Ltd. are reflected as discontinued operations in accordance with Accounting Principles Board "(APB") Opinion 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions.

GOING CONCERN
-------------

The consolidated financial statements have been prepared assuming the Company will continue to operate as a going concern which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company has experienced significant operating losses since inception. In addition, as at June 30, 2004, the Company has a working capital deficit amounting to approximately $4.3 million. Management has adopted a reorganization plan which the Company believes will address its current financial condition (see Note 3).

The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

PRINCIPLES  OF  CONSOLIDATION
-----------------------------

The consolidated financial statements include the accounts of SiVault Systems, Inc. and the following subsidiaries:

      Lightec Communications  Corp.
      eMedRX, Inc. (Nevada)
      eMedRX, Inc (Delaware)
      eMedRx Inc. (Canada)
      Datadesk Technologies, Inc. (discontinued on August 20, 2003)
      NetFace, LLC (Inactive)
      Security Biometrics Limited (effective November 13, 2003 and discontinued on May 24, 2004)

The company has consolidated all entities under its control.

All significant inter-company accounts and transactions have been eliminated.

         ------------------------------------------

VARIABLE  INTEREST  ENTITIES
-----------------------------

In January 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" which was replaced in December 2003 by the issuance of FIN 46R ("FIN 46R"). FIN 46R explains how to identify variable interest entities ("VIEs") and how a company should assess its interests in a variable interest entity to decide whether to consolidate that entity. FIN 46R requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. The provisions of FIN 46R must be applied to VIEs as of June 30 2004. The Company is considered the primary beneficiary of eMedRX, USA, and accordingly, has consolidated the assets, liabilities and the results of operations of eMedRX, USA, as of and for the year ended June 30, 2004.

CONCENTRATIONS OF CREDIT RISK
-----------------------------

The Company derived substantially all of its revenues for year ended June 30, 2004 from one customer.

The Company maintains cash balances in banks, which, at times, may exceed the limits of the Federal Deposit Insurance Corp.

ACCOUNTING  ESTIMATES
----------------------

Management uses estimates and assumptions in preparing consolidated financial statements in accordance with generally accepted accounting principles in the United States. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used. Significant estimates made by management include revenue recognition, and the fair values of property and equipment and warrants issued, allowances on receivables, and the valuation allowance on deferred tax assets.

REVENUE  RECOGNITION
---------------------

The Company recognizes product revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectibility is reasonably assured. In instances where the customer specifies final acceptance of the product, system, or solution, revenue is deferred until all acceptance criteria have been met. Service revenue is generally deferred and, in most cases, recognized ratably over the period during which the services are to be performed, which is typically approximately one year. Cash payments received in advance of product or service revenue are recorded as deferred revenue.

When a sale involves multiple elements, such as sales of products that include services, the entire fee from the arrangement is allocated to each respective element based on its relative fair value and recognized when revenue recognition criteria for each element are met. Fair value for each element is established based on the sales price charged when the same element is sold separately.

         ------------------------------------------

Lightec recognizes revenues from fixed-price and modified fixed-price contracts on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total cost for each contract. This method is used because management considers total cost to be the best available measure of progress on the contracts. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

Revenue from time-and-materials contracts is recognized currently as the work is performed.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provision, claims change orders and settlements, are accounted for as changes in estimates in the current period.

The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts", represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts", represents billings in excess of revenues recognized.

Revenue from claims is recognized when realization is probable and the amount can be reliably estimated. When realization is probable, but the amount cannot be reliably estimated, revenue is recognized to the extent of costs incurred.

ACCOUNTS  RECEIVABLE
---------------------

Management performs ongoing credit evaluations of its customers and estimated that an allowance was not necessary at June 30, 2004 and 2003. Such estimates may change in the future. Accounts receivable represent amounts due from a contract entered into by Lightec.

Accounts would be written off if significantly past due and management deemed them to be uncollectible after exhaustive efforts to collect them. However, no write-offs have been necessary.

INVENTORY
----------

The Company's inventory is stated at the lower of cost (determined on the first-in, first-out method) or market.

SOFTWARE  DEVELOPMENT COSTS
----------------------------

The Company accounts for software development costs in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed."

         ------------------------------------------

PROPERTY AND EQUIPMENT
------------------------

Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

The Company depreciates its property and equipment for financial reporting purposes using the straight-line method based upon the following useful lives of the assets:

     Furniture and fixtures        7-10  Years
     Machinery and equipment          5  Years
     Computer equipment               5  Years
     Software                         3  Years

PATENTS AND TRADEMARKES
-----------------------

Costs incurred for the application of patents and trademarks are capitalized and amortized on the straight-line method, based on their estimated useful lives, commencing upon approval of the patent and trademarks. These costs are charged to expense if the patent or trademark is unsuccessful. As of the date of this report, no patents have yet been approved.

INCOME  TAXES
--------------

The Company adopted SFAS No. 109, "Accounting for Income Taxes," which requires the use of the liability method of accounting for income taxes. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur.

LOSS PER COMMON SHARE
---------------------

Net loss per common share is calculated by dividing net loss by the weighted average number of shares outstanding during each period presented. Common stock equivalents, consisting of, warrants and convertible debentures, have not been included, as their effect would be antidilutive for the two years ended June 30, 2004 and 2003, the following potentially dilutive securities were not included in the computation of diluted loss per share:

                                              2004                     2003
                                    ------------------------  -----------------------
                                                    EXERCISE                EXERCISE
                                       SHARES        PRICE       SHARES      PRICE
                                    ------------  ----------  -----------  ----------

         Warrants                    2,944,440      $ 2.75       599,205     $ 2.43

         Convertible debenture         226,428      $ 6.00       295,152     $ 6.03

         ------------------------------------------

The following table sets forth the numerator and denominator in the computation of basic and diluted per share information:

                                                                2004             2003
                                                           -------------     -------------
Numerator for basic and diluted loss per share:
     Loss from continuing operations                         $(3,582,853)    $(9,659,334)
                                                           -------------     -------------

     Income (loss) from discontinued operations              $   176,193     $(3,918,281)
                                                           -------------     -------------

     Weighted-average shares outstanding                      6,971,497        6,037,476
                                                           =============     =============

LONG-LIVED ASSETS
------------------

SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets," requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset in question may not be recoverable. For the years ended June 30, 2004 and 2003, SFAS No. 144 did not have a material effect on the Company's results of operations, cash flows or financial condition.

DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
-------------------------------------------------------

The Company estimates that the fair value of all financial instruments as of June 30, 2004 and 2003, as defined in SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.


STOCK-BASED COMPENSATION
-------------------------

The Company accounts for stock-based compensation in accordance with the provision of SFAS NO. 148, ""Accounting for Stock-Based Compensatin - Transition and Disclosure - an amendment of SFAS No. 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has adopted the provisions of SFAS No. 148 prospectively from July 1, 2003. Prior to 2003, the Company accounted for stock-based employee compensation under the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. Warrants issued to consultants and others are expensed in accordance with SFAS No. 123, as amended by SFAS No. 148.

         ------------------------------------------


STOCK  ISSUED  BY  SUBSIDIARY
------------------------------

The issuance of stock by a subsidiary to third parties reduces the proportionate ownership interest in the investee. The subsidiary's plan is to continue raising funds through private placements and, as a result, the additional equity raised has been included in additional paid-in capital.

COMPREHENSIVE  INCOME
----------------------

The Company follows the provisions of SFAS No. 130, "Reporting Comprehensive Income," which establishes rules for the reporting of comprehensive income and its components. Comprehensive income is comprised of foreign currency translation adjustments.

FOREIGN  CURRENCY  TRANSLATION
-------------------------------

The financial statements of the Company are measured using the United States dollar as the functional and reporting currency. Assets, liabilities and equity accounts of the Company are translated from foreign currency to United States currency at exchange rates as of the balance sheet date or historical acquisition date, depending on the nature of the account. Revenues and expenses are translated at average rates of exchange in effect during the year. The resulting cumulative translation adjustments have been recorded as a separate component of stockholders' equity (deficiency).

RECLASSIFICATION
-----------------

Certain 2003 amounts have been reclassified to conform with the 2004 financial statement presentation.

SHIPPING AND HANDLING COSTS
----------------------------

The Company's policy is to classify shipping and handling costs as part of cost of goods sold in the statement of operations.

NEW ACCOUNTING POLICIES
-----------------------

In 2003 and 2004, the FASB issued the following statements:

SFAS  No.  146       -  Accounting  for  costs associated with exit or disposal activities
SFAS  No.  147       -  Acquisitions  of  Certain  Financial  Institution
SFAS  No.  148       -  Accounting of Stock-based Compensation - Transition and
                        Disclosure, an amendment  of  FASB  statement  No.  123
SFAS  No.  149       -  Amendment  of  Statement  No.  133  on  Derivitive
                        Instruments and  Hedging  Activities
SFAS  No.  150       -  Accounting  for  Certain  Financial  Instruments  with
                        Characteristic's  of  Both  Liabilities  and  Equity.
FASB Interpretation  -  Guarantor's Accounting and Disclose Requirement for
  ("FIN") No. 45        Guarantees

SFAS No.s 146-150 and FIN45 did not have a material impact on the Company's financial position and results of operations.

NOTE 3 - MANAGEMENT'S LIQUIDITY PLANS
         -----------------------------

As shown in the accompanying financial statements, the Company has shown recurring losses from operations, negative cash flows from operations and as of June 30, 2004 had a working capital deficit of approximately $4.3 million. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plan includes the following:

1. Raised approximately $2 million from July 1 through September 30, 2004 through the issuance of its common stock.
2. Subsequent to June 30, 2004, related party debt of approximately $600,000 was settled through issuance of common stock.
3. Acquired SiVault Analytics, Inc. on July 9, 2004 which had entered into several strategic alliances and licensing agreements.
4. Entered into strategic alliances and licensing agreements which management believes will increase revenues.
5. Increased Lightec's contracts to approximately $9.6 million for the year ended June 30, 2005.

In addition, management's business plan is to seek to acquire additional companies, enter into more strategic alliances and to increase its sales force. The Company expects that it will need to raise additional capital to meet its business plan. The Company expects to seek to obtain additional funding through issuance of stock and/or lending from financial institutions.

However, continuation of the business thereafter is dependent on the Company's ability to achieve profitable operations and sufficient cash flow to meet its current obligations. Management believes that with settlements of certain debt and with the expected increase in revenues on the Lightec and Biometric contracts, that the Company will continue as an ongoing entity at least through the end of fiscal year 2005.


NOTE  4  -  ACQUISITION  OF  DATAGILITY
            ---------------------------

On February 18, 2004, the Company entered into a Stock Purchase Agreement to purchase all of the outstanding shares of Datagility Inc. ("Datagility"). Datagility has developed a software application, CyberTrooper, which fulfills the scanning requirements of the USA Patriot Act and Office of Foreign Assets Control (OFAC).

The fair value of the assets acquired at the date of acquisition are as follows:

         Property and equipment         $  500,000
                                        ----------


         Total assets acquired             500,000
         Total liabilities                       -
                                        ----------

         Net assets acquired            $  500,000
                                        ==========

NOTE  4  -  ACQUISITION  OF  DATAGILITY  -  (cont'd)
            ---------------------------

Total consideration:

     Cash                                                   $     200,000  *

     Common stock - 116,279 shares                                300,000
                                                            ------------
                                                            $     500,000
                                                            =============

* $100,000 in cash is payable by December 31, 2004, including $50,000 to an officer of the Company.

As of the date of this report no revenues and expenses have been generated by Datagility.


NOTE 5 - PROPERTY AND EQUIPMENT
         ----------------------

Property and equipment at June 30, consists of the following:

                                                     2004              2003
                                                ------------        -----------

         Furniture and fixtures                 $     64,198        $    64,198
         Computer equipment                           24,601             16,027
         Computer software                           573,477                  -
                                                ------------        -----------
                                                     662,276             80,225
         Less: accumulated depreciation              (25,282)           (15,207)
                                                ------------        -----------

                                                $    636,994        $    65,018
                                                ============        ===========

Depreciation charged to operations for the years ended June 30, 2004 and 2003 amounted to $10,026 and $55,072, respectively. There has been no amortization of computer software costs because it has not been fully implemented as of June 30, 2004.


NOTE  6  -  Goodwill
            --------

The Company adopted the provisions of FASB 142 for the accounting for goodwill. According to the FASB requirements, goodwill is capitalized and not amortized. Each year, management is required to review goodwill to determine if there has been an impairment loss to recognize on the carrying value of goodwill. Management believes that there has been an impairment of goodwill for the year ended June 30, 2003, and has accordingly written-down the balance of goodwill relating to the acquisition of Lightec in the amount of $7,527,654 and the goodwill relating to the acquisition of Datadesk in the amount of $3,405,345 (see Note 19, discontinued operations).

NOTE  7 -     Estimated  Earnings  On  Uncompleted  Contracts
              -----------------------------------------------

                                                                               2004               2003
                                                                         ---------------     -------------

         Costs incurred on uncompleted contracts                         $     3,637,670     $           -
         Estimated earnings to date                                            3,471,459                 -
                                                                         ---------------     -------------
                                                                               7,109,129                 -
         Less:  Billings to date                                               7,199,147                 -
                                                                         ---------------     -------------

         Billings  in  excess  of  costs and
           estimated earnings  on uncompleted
           contracts                                                     $        90,018     $           -
                                                                         ===============     =============


NOTE 8  -  Notes  Payable
           --------------

                                                                                               2004                  2003
                                                                                          -------------         --------------


MARYANNE RICHARD

On  June  13, 2002, the Company issued a note payable to

MaryAnne Richard in the amount of $1,000,000 as part of the consideration for the purchase of Lightec. The note was secured by deposit accounts, investment property, letters of credit, rights to payments evidenced by chattel paper, rights to payments for money or funds advanced or sold and all proceeds of any and all of the above. On November 6, 2002, the Company agreed to grant a warrant to Ms. Richard to purchase 400,000 shares of common stock at a price of $2.50 for a period of two years, in order to extend the initial repayment terms of the note. These warrants were cancelled in the June 2004 settlement Agreement.

Pursuant to an agreement dated October 29, 2003, the Company agreed to set the principal of the note at $1,105,000 ("new principal"). Interest accrued on the new principal at the rate of 9% per annum commencing on the date of the first receipt of funds generated from the Lightec contract with the City of Bridgeport
Board of Education. 9% of the receipts from the Bridgeport School contract was applied against the new principal and accrued interest.

           --------------

On June 4, 2004, the Company entered into a settlement Agreement with MaryAnne and Michael Richard (together, the "Richards") whereby the Richards agreed to settle all obligations and disputes with the Company. The Company agreed to a payment to the Richards of $1,189,983 (new principal and accrued interest) and the May 7, 2004 issuance of a warrant for 400,000 shares of the Company's common stock at $2.50 per share. The Richards agreed to (i) a June 7, 2004 transfer of
850,000 shares (valued at $850,000) of the Company's common stock to a third-party designees of the Company and (ii) settlement of the promissory note.
On July 2, 2004, the parties finalized the settlement and executed a mutual waiver and release of all claims against each other. On July 2, 2004, the
remaining balance of $339,983 was paid to the Richards.                                   $     339,983         $    1,000,000

SYNERGEX GROUP LLC

On June 11, 2002, Synergex Group LLC ("Synergex") loaned the Company $1,000,000 to facilitate the acquisition of Lightec. The note bears interest at 9% and originally matured on December 31, 2002. A director and stockholder of the Company also is the managing director and member of Synergex.

Pursuant to an agreement dated September 12, 2003, the Company was required to pay the following:

i) The principal plus all interest accrued in the outstanding principal balance at the rate of 9% per annum from the date of receipt of the first payment related to the Lightec's Bridgeport School contract until paid in full;

ii) 7.4% of all money received on account of the Bridgeport School contract until paid in full.

The note was secured by certain Lightec assets. On May 25, 2004, the Company agreed to grant a warrant to Synergex to purchase 400,000 shares of common stock at a price of $2.50 for a period of two years, in order to extend the initial repayment terms of the note by three months.

On June 24, 2004, the Company entered into a settlement agreement with Synergex.
Under the terms of the settlement, Synergex was issued 485,484 shares (48,548 of these shares were directed to legal counsel) of common stock of the Company valued at $2.00 per share, in exchange for surrender
of the note with the  remaining balance due of $970,968.                                  $           -         $    1,000,000
                                                                                          -------------         --------------
                                                                                          $     339,983         $    2,000,000
                                                                                          -------------         --------------

Interest on these notes amounted to $188,877 and $180,000 for 2004 and 2003, respectively.

NOTE 9 -  CONVERTIBLE DEBENTURE PAYABLES
           -----------------------------

                                                                                              2004                   2003
                                                                                          -------------         --------------

EDINBURGH  INVESTMENTS  LLC

On June 30, 2002, the Company issued a convertible debenture to Edinburgh
Investments LLC ("Edinburgh"). The debenture was secured by a first priority interest in the revenues and assets of Lightec and originally matured on June
30, 2003. Accrued interest at 10% was payable quarterly. Edinburgh has the option to convert the debenture into the Company's common stock at a conversion price of $6.00 per share, subject to anti-dilution adjustments.

On August 29, 2003, Edinburgh obtained a court order for settlement against the Company requiring the Company to pay the following:

i) $50,000 on each of October 31, 2003, November 28, 2003 and December 31, 2003,
($150,000 paid as penalty has been included in interest expense);

ii) principal plus all interest accrued on the outstanding principal balance at the rate of 18% per annum from June 28, 2002. All outstanding principal and accrued interest shall be paid to Edinburgh no later than December 31, 2004;

iii) accrued interest at the rate of 18% from September 1, 2003 payable on January 5, 2004, April 5, 2004, July 5, 2004 and October 5, 2004;

iv) 15% of all funds received from Lightec's Bridgeport School contract until the principal and interest is fully paid;

Under the court order, the Company was also required to deliver to Edinburgh a five-year warrant to purchase 672,000 shares of common stock at an exercise price of $3.00 per share. On September 30, 2003, this warrant was issued as consideration for extending the maturity date to December 31, 2004.

As of June 30, 2004, the Company has not paid 15% of all the receipts from the
Bridgeport School Contract. The Company was notified by Edinburgh that it was
not in technical compliance with the terms of the settlement.                             $   1,358,569         $    1,680,000

           -----------------------------

LIBRICO  PROPERTIES,  LTD.

On November 8, 2001, the Company issued a convertible debenture to Librico
Properties, Ltd. ("Librico") for a minimum of $100,000 to a maximum of
$1,000,000. The debenture was unsecured, bore interest at 12% and was due to mature on November 2, 2011. On September 12, 2003, Librico converted its convertible debenture into 55,000 common shares of the Company and received another 55,000 warrants to purchase an additional 55,000 common shares of the
Company at $3.00 Canadian for two years from September 12, 2003.                          $           -         $      100,000
                                                                                          -------------         --------------
                                                                                          $   1,358,569         $    1,780,000
                                                                                          =============         ==============

Interest on these debentures totaled $507,651 and $237,874 for the years 2004 and 2003, respectively.


NOTE  10 -    401(K)  PLAN
              ------------

On February 1, 2002, Lightec (prior to the acquisition of the Company) adopted a 401(K) retirement savings plan for its employees. Contributions are determined by the Board of Directors, and the Company did not make any contributions to the plan for the years ended June 30, 2004 and 2003.


NOTE   11 -   INCOME TAXES
              -------------

The income tax expense for the years ended June 30, 2004 and 2003 was $34,934 and $-0-, respectively. The income tax expense for June 30, 2004 represents current state and local income taxes.

The Company's effective tax rate differs from the statutory Federal income tax rate of 34%, primarily due to the impact of recording a valuation allowance to offset the potential future tax benefit resulting from net operating loss carry-forwards for all years presented.

As of June 30, 2004 and 2003, the net deferred tax assets were approximately $1,122,000, resulting primarily from net operating loss carry-forwards. In accordance with SFAS No. 109, the Company has provided a full valuation allowance against its net deferred tax assets as of June 30, 2004 and 2003, due to the uncertainty as to their future realization. The valuation allowance against the net deferred tax assets remained the same during the year ended June 30, 2004 and increased by approximately $687,000 during the year ended June 30, 2003.

As of June 30, 2004, the Company has net operating loss carry forwards totaling approximately $3,300,000 available to offset future taxable income for federal income tax purposes. The net operating loss carry-forwards expire in varying amounts through 2024 and may be limited in accordance with Section 382 of the Internal Revenue Code of 1986, as amended, based on certain changes in ownership that have occurred, or could in the future occur.

NOTE  12 - COMMITMENTS AND CONTINGENCIES
           -----------------------------

LEASES
------

On January 23, 2004, the Company entered into a sublease for its new office space in New York City. On June 22, 2004, the Company entered into a sub-sublease for part of this office space. The sublease and sub-sublease expires on December 30, 2007. Future annual minimum lease payments as of June 30, 2004 are as follows:

                                   MINIMUM ANNUAL           MINIMUM ANNUAL
      YEAR ENDING JUNE 30,        RENTAL EXPENSE            RENTAL INCOME
      --------------------   -----------------------   ----------------------
            2005                    $  113,832            $    65,040
            2006                       113,832                 65,040
            2007                       113,832                 65,040
            2008                        56,916                 32,520
                                    ----------            -----------
                                    $  398,412            $   227,640
                                    ==========            ===========

Lightec rents its Connecticut facilities on a month-to-month basis.

Rent expense for the years ended June 30, 2004 and 2003 was $136,466 and $53,744, respectively.

WONDERNET, LTD. AGREEMENT
-------------------------

On April 20, 2002, the Company entered into an exclusive distribution and partnership agreement with WonderNet, Ltd. ("WonderNet") a Company located in Israel, whereby the Company received the distribution rights for WonderNet's Penflow Proprietary Biometric signature authentication software engine. During the year ended June 30, 2003, the Company wrote-down its investment of $187,500 to its net realizable value of $-0- and wrote-off the balance of the paid purchases in the amount of $68,219. This amount is included in selling, general and administrative expenses for the year ended June 30, 2003.

On August 15, 2003, the Company entered into new exclusive distribution and partnership agreement with WonderNet whereby the Company was granted the right to develop products based on WonderNet's technology and to use, market, sell, distribute and exploit the technology in North America, Central America, Bermuda and the Caribbean Islands. The Company is required to pay Wondernet a minimum of $120,000 per quarter and to pay a 12% royalty on gross sales of the product. $480,000 in licensing fees was included in the selling, general and administrative expenses for the year ended June 30, 2004. As of the date of this report, the Company is intending to end their exclusive distribution agreement, thereby ending the Company's minimum $120,000 quarterly payment.

EMPLOYMENT AND CONSULTING AGREEMENTS
------------------------------------

At June 30, 2004, the Company had employment and consulting agreements with five key executives of the Company. The agreements provide for minimum payments of approximately $627,000 and performance bonuses to certain of the individuals. These agreements have no fixed date of expiration.

           -----------------------------

ACQUISITION  OF  DATAGILITY
----------------------------

In accordance with the Stock Purchase Agreement entered into on February 18, 2004, the Company is required to pay $100,000 in cash as fixed consideration to the former stockholders of Datagility before December 31, 2004 (see Note 4). In addition, the Company may owe the former stockholders of Datagility (including one officer of the Company) the following additional cash consideration if, on or before the following dates, revenues received in connection with Datagility's CyberTrooper software application exceed the following amounts:

     CYBERTROOPER        ACHIEVEMENT         CONTINGENT ADDITIONAL
       REVENUES             DATES              CASH CONSIDERATION
    -------------    -------------------     ----------------------

      $ 500,000       December 31, 2004             $ 100,000
        750,000         June 30, 2005                 100,000

CONVERTIBLE DEBENTURE PAYABLE
------------------------------

The Company is currently not in technical compliance of its obligations under a convertible debenture held by Edinburgh Investments LLC, as further discussed in
Note 9. This obligation is reflected in current liabilities as of June 30, 2004.

PIVOT GROUP
-----------

The Company and a subsidiary received a summary judgment against them dated September 12, 2003 for $93,912 for an unpaid account. Management is currently in negotiations to settle this claim. This amount has been provided for in the current liabilities of discontinued operations.


NOTE 13  -  STOCKHOLDERS' EQUITY (DEFICIENCY)
            ---------------------------------

REVERSE STOCK SPLIT
----------------------

On April 30, 2004, the Company's stockholders approved a one-for-twenty reverse stock split which was effected in June 2004. All references in the accompanying consolidated financial statements and notes thereto relating to common stock an additional paid-in capital and warrants per share and share data have been retroactively adjusted to reflect the one-for-twenty reverse stock split.

INCREASE IN AUTHORIZED SHARES
---------------------------------

On April 30, 2004, the Company's stockholders approved an increase in the authorized number of common shares to 50 million from 15 million which became effective on the date of the reverse stock split.

NOTE  14 -  STOCK-BASED  WARRANTS
            ----------------------

At June 30, 2004 the Company had the following warrants outstanding:

                           EXERCISE
      WARRANTS              PRICE                  EXPIRATION
     OUTSTANDING          PER SHARE                   DATE
     -----------       ---------------        --------------------
       90,500   (A)         $3.00               February 17, 2005
        1,000   (A)          3.00               February 27, 2005
        3,375   (A)          3.00               March 20, 2005
       55,000                3.00               September 12, 2005
      600,998                3.00               September 18, 2005
      137,875                3.00               November 19, 2005
      184,525                3.60               December 22, 2005
      400,000                2.50               May 7, 2006
      400,000                2.50               May 25, 2006
      100,000                2.00               August 22, 2006
      354,167   (B)          2.00               September 13, 2006
      672,000                3.00               September 29, 2008
    ---------
    2,999,440
    =========


(A) The Company extended warrants that were to expire on February and March 2004 by a term of one year.

(B) The Company repriced warrants expiring on June 14, 2005 with an exercise price of $7.00 per share. The exercise price of the repriced warrants dated September 13, 2004 are as follows: if exercised within 30 days $2.00 per share, within one year $4.00 per share, and within 2 years $6.00 per share.

During the year ended June 30, 2004, the Company settled $100,000 of convertible debentures (see Note 9) by issuing 55,000 shares and issued 55,000 warrants entitling the holder thereof the right to purchase one common share for each warrant held at $3.00 per share for a period of two years.

During the year ended June 30, 2004, the Company issued 672,000 warrants to Edinburgh to extend the maturity date of the convertible debentures to December 31, 2004. Each warrant entitles the holder thereof the right to acquire one common share at $3.00 per share for a period of five years commencing September 30, 2003 (see Note 9). The fair value of each warrant issued to Edinburgh is estimated on the date of grant using the Black-Scholes binomial pricing model with the following assumptions:

     Expected  life            5  years
     Interest  rate            5%
     Volatility              199%
     Dividend  yield           -

During the year ended June 30, 2004, the Company issued 400,000 warrants to Synergex to extend the maturity date of the Synergex note by three months (Note
9). Each warrant entitles the holder thereof the right to acquire one common share at $2.50 per share for a period of two years.

            ---------------------

During the year ended June 30, 2004, the Company issued 400,000 warrants to MaryAnne Richard as part of the settlement agreement (Note 8). Each warrant entitles the holder thereof the right to acquire one common share at $2.50 per share for a period of two years. The fair value of each warrant issued to Synergex and Richard was estimated on the date of grant using the Black-Scholes binomial pricing model with the following assumptions:

         Expected life              2 years
         Interest rate              5%
         Volatility               199%
         Dividend yield             -


NOTE 15 - INCENTIVE  STOCK  PLAN
          -----------------------

In 2002, the Company's Board of Directors adopted an Incentive Stock Plan, the effectiveness of which was contingent upon the Plan's approval by the Company's stockholders at the 2002 Annual Meeting. The 2002 Annual Meeting was not held and approval of the Plan was neither sought nor obtained. Accordingly, the grants made pursuant to that Plan are void.

On April 30, 2004, the Company's stockholders approved the Security Biometrics, Inc. 2004 Incentive Stock Plan (the "2004 Plan") which provides for the issuance of up to 2,250,000 shares. The 2004 Plan permits the grant of stock options, stock awards and restricted stock purchase awards. Stock options granted under the 2004 Plan may be options intended to qualify as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code or nonqualified stock options ("NSOs"), which are options that are not intended to qualify as ISOs. Stock options granted to a person who owns more than 10% of the Company's voting power shall have exercise prices of at least 110% of fair market value of the Company's stock on the date of the grant. Stock options granted to others will have exercise prices of not less than 100% of the fair market value of the Company's stock on the date of grant if they are ISOs, and not less than 85% of the fair market value of the Company's stock on the date of grant if they are NSOs. Stock options granted under the 2004 Plan will have terms of not more than 10 years.


NOTE  16 -   BUSINESS  SEGMENTS
             ------------------

SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information", requires companies to provide certain information about their operating segments. The Company has three reportable segments: SiVault Systems, Inc., Lightec, and eMedRx at June 30, 2004 and SiVault Systems, Inc., Lightec and DataDesk at June 30, 2003.

NOTE  16 -   BUSINESS  SEGMENTS  -  (cont'd)
             ------------------

The summarized financial information, concerning the Company's reportable segments for the year ended June 30, 2004, as follows:

                                        SiVault
                                        Systems     Lightec     Emedrx         Total
                                       ----------  ----------  ---------     ---------

Net sales to external companies      $    19,573   $7,110,034   $  1,830    $ 7,131,437

Operating earnings (loss)             (4,324,661)   1,190,802   (414,181)    (3,548,040)
Total assets                             685,324      950,515     82,240      1,719,079
Depreciation and amortization              9,566          460          -         10,026
Capital expenditures                     505,683            -     75,000        580,683
Interest expense                         789,305        6,915          -        796,220
Provision for income taxes                     -       34,934          -         34,934
Charge related to issuance
  of stock warrants                    2,496,000            -          -      2,496,000

The summarized financial information, concerning the Company's reportable segments for the year ended June 30, 2003, as follows:

                                                             Total before        Datadesk
                                   SiVault                   Discontinued     (Discontinued
                                   Systems      Lightec      Operations        Operations)
                                  ----------   ----------   --------------    --------------

Net sales to external customers   $      -     $1,147,140    $ 1,147,140        $  231,301
Operating loss                    (8,512,220)  (1,147,114)    (9,659,334)         (512,636)
Total assets                          82,432      100,376        182,808           161,053
Depreciation and amortization          8,399       46,673         55,072            10,568
Capital expenditures                   7,176        2,092          9,268             4,165
Interest expense                     391,514            -        391,514                 -
Provision for income taxes                 -            -              -                 -
Charge related to issuance
  Of stock warrants                        -            -              -                 -


NOTE 17 -    ECONOMIC DEPENDENCY
             -------------------

The sales and purchases listed below are for the year ended June 30, 2004 and 2003 for Lightec only:

                                                             2004        2003
                                                          ----------  ----------
Sales
------
Sales to major customers were as follows:
     Customer A. . . . . . . . . . . .. . . . . . . . . .    100%        47%
     Customer B. . . . . . . . . . . .. . . . . . . . . .      -         28%

Purchases
---------
Purchases from major suppliers and subcontractors were as follows:
     Supplier or subcontractor A . . .. . . . . . . . . .     69%        14%

             -------------------

Customer A is a local municipality in Connecticut. 90% of these revenues are collected from a United States governmental agency. The Company is able to purchase materials from other suppliers besides Supplier A.


NOTE 18  -     RELATED PARTY TRANSACTIONS
               --------------------------

During the year ended June 30, 2004 and 2003, the Company incurred the following expenses charged by directors, relatives of directors, former directors, officers and private companies with common directors with the Company.

                                                         2004        2003
                                                      ----------  ----------

Consulting fees. . . . . . . . . . . . . . .           $ 158,400  $  277,350
Directors fees . . . . . . . . . . . . . . .                   -       1,965
Interest . . . . . . . . . . . . . . . . . .             244,789     180,000
Accounting fees. . . . . . . . . . . . . . .                   -      62,500

Included in additional paid-in capital are finder's fees totalling $16,430 and $14,850 paid to a former director of the Company for the years ended June 30, 2004 and 2003, respectively.

Included in accounts payable and accrued expenses-related parties at June 30, 2004 and 2003, respectively, is $24,226 and $76,539 owing to former officers of the Company with respect to advances. At June 30, 2004, an officer of the Company was due a payment of $50,000 in regards to the acquisition of Datagility (see Note 4). At June 30, 2003, included in accrued liabilities is interest payable of $188,875 due to a relative of a former director and to a company with a common director.

Accounts payable and accrued expenses-related parties at June 30, 2004 represents amounts owing to directors, former directors, officers and companies with a former common officer with respect to unpaid wages, advances, fees and expenses. On July 28, 2004, the Company issued 375,335 shares to two officers of the Company and two other related parties in exchange for reduction of their payable balances by $600,568, (the total balance due to the four individuals was $715,006 and $800,759 as of June 30, 2004 and 2003, respectively). Amounts due to related entities are unsecured, non-interest bearing with no specific terms for repayment with the exception of the aforementioned.


NOTE 19 -     DISCONTINUED OPERATIONS
              -----------------------

During the year ended June 30, 2004, the Company entered into a Stock and Note Transfer Agreement (the "Transfer Agreement") with Pan Pacifica Ltd. ("Pan Pacifica"), effective as of August 20, 2003, to transfer all of the outstanding shares of Datadesk, a wholly-owned subsidiary of the Company, in exchange for Pan Pacifica assuming the net liabilities of Datadesk. The Transfer Agreement was entered into simultaneously with a settlement agreement between the Company and its former officer. In connection with the settlement, the Company transferred available funds in the amount of $151,020 to Pan Pacifica. For the year ended June 30, 2004, the Company realized a net gain on the disposal of Datadesk of $288,160 which was recognized at the date of disposition. During the year ended June 30, 2003, the Company adopted a formal plan to dispose of Datadesk.

NOTE 19 -     DISCONTINUED OPERATIONS  -  (cont'd)
              -----------------------

On May 24, 2004, the Company agreed to sell its ownership in Security Biometrics Limited ("SBL") to the minority stockholder of SBL for a total consideration of one dollar plus the assumption by this individual of the liabilities of this United Kingdom subsidiary.

The consolidated financial statements include the following amounts related to the discontinued operations of Datadesk and SBL:
                                                            2004        2003
                                                         ----------  ----------

Inventories. . . . . . . . . . . . . . . . . .            $       -   $ 137,270
                                                          ---------   ---------

Current assets of discontinued operations. . .            $       -   $ 137,270
                                                          =========   =========

Capital assets . . . . . . . . . . . . . . . .            $       -   $  22,283
Other. . . . . . . . . . . . . . . . . . . . .                    -       1,500
                                                          ---------   ---------

Long-term assets of discontinued operations. .            $       -   $  23,783
                                                          =========   =========

Bank indebtedness. . . . . . . . . . . . . . .            $       -   $   1,207
Accounts payable . . . . . . . . . . . . . . .               93,912     718,748
                                                          ---------   ---------

Current liabilities of discontinued operations            $  93,912   $ 719,955
                                                          =========   =========

Capital assets related to discontinued operations at June 30, 2003 consist of the following:

                                        Accumulated        Net
                             Cost       Amortization  Carrying Value
                         -------------  ------------  --------------

Computer equipment. . .  $      39,320  $    27,984     $   11,336
Furniture and equipment         26,131       15,184         10,497
Vehicles. . . . . . . .         27,393       27,393              -
                         -------------  ------------    ----------

                         $      92,844  $    70,561     $   22,283
                         =============  ============    ==========

NOTE 19 -     DISCONTINUED OPERATIONS  -  (cont'd)
              -----------------------

Income (loss) from discontinued operations is as follows:

                                        2004            2003
                                    ------------   -------------
Revenue . . . . . . . . . . . . .    $   6,431      $   231,301
Direct expenses . . . . . . . . .            -           99,357
                                     ---------      -----------
Gross profit. . . . . . . . . . .        6,431          131,944
                                     ---------      -----------

Expenses
Administrative and general. . . .      118,398          634,012
Amortization of capital assets. .            -           10,568
                                     ---------      -----------

                                       118,398          644,580
                                     ---------      -----------

Loss before other income (expenses)   (111,967)        (512,636)
Other income (expenses):
Write-down of goodwill. . . . . .            -       (3,405,645)
Gain on disposition                    288,160                -
                                     ---------      -----------

Income (loss) from discontinued
operations                           $ 176,193      $(3,918,281)
                                     =========      ===========

Cash flows from discontinued operations are as follows:

                                                             2004         2003
                                                          -----------  -----------

Cash Flows from Operating Activities:
Net income (loss) for the year .. . . . . . . . . . . . . $   176,193  $(3,918,281)
Items not involving cash:
Gain on disposition of subsidiary                            (288,160)           -
Amortization of capital assets. . . . . . . . . . . . . .           -       10,568
Write-off of marketable securities. . . . . . . . . . . .           -        1,150
Write-down of goodwill. . . . . . . . . . . . . . . . . .           -    3,405,645
Changes in non-cash working capital balances consist of:
Accounts receivable . . . . . . . . . . . . . . . . . . .      (2,910)      89,905
Inventories . . . . . . . . . . . . . . . . . . . . . . .       2,375      (71,787)
Accounts payable and accrued liabilities. . . . . . . . .    (182,198)     237,366
                                                          -----------  -----------
Net Cash Used In Operating Activities                        (294,700)    (245,434)
                                                          -----------  -----------
Cash Flows from Investing Activities:
Purchase of capital assets                                          -       (4,165)
                                                          -----------  -----------
Net Cash Used In Investing Activities                               -       (4,165)
                                                          -----------  -----------

NOTE 19 -     DISCONTINUED OPERATIONS  -  (cont'd)
              -----------------------

                                                             2004         2003
                                                          -----------  -----------

Cash Flows from Financing Activities:
Bank indebtedness . . . . . . . . . . . . . . . . . . . .       5,904        1,207
Advances from parent company. . . . . . . . . . . . . . .     288,796      246,414
                                                          -----------  -----------
Net Cash Provided By Financing Activities                     294,700      247,621

Net decrease in cash from discontinued
operations during the year. . . . . . . . . . . . .                 -       (1,978)

Cash, beginning of the year . . . . . . . . . . . . . . .           -        1,978
                                                          -----------  -----------
Cash, end of the year . . . . . . . . . . . . . . . . . . $         -  $         -
                                                          ===========  ===========


NOTE 20 -   SUBSEQUENT EVENTS
            -----------------

NOTE PAYABLE - RELATED PARTY
----------------------------

On July 2, 2004, the Company issued a $150,000 unsecured note to Synergex, a related party (see Note 9). The principal and any accrued and unpaid interest on this note is payable on demand by Synergex at any time on or after July 2, 2005. Interest on the note is equal to the LIBOR Rate plus one percent per annum and is payable on a quarterly basis commencing October 1, 2004. The proceeds from this note were utilized to payoff the Richard note (see Note 9).

ACQUISITION OF SIVAULT ANALYTICS, INC.
--------------------------------------


On July 9, 2004, the Company acquired SiVault Analytics, Inc., ("SiVault Analytics"), which is in the business of providing products and services to implement secure storage and retrieval of signed documents and signature-based authentication for processing on-line transactions. The acquisition was completed by the Company's purchase of all the outstanding common shares of SiVault Analytics in exchange for 4 million of the Company's restricted common stock at $1.80 per share (market price as of July 9, 2004). The Company issued 140,000 of its common shares valued at $1.60 as finders fees in conjunction with this acquisition. SiVault Analytics was incorporated in the State of Delaware on June 16, 2003 under the name of "PERFORMANCE CENTRAL, INC." and changed its name to SiVault Analytics, Inc. on November 5, 2003.

            -----------------

The following table summarizes the estimated fair value of assets acquired and liabilities assumed from SiVault Analytics at the date of acquisition. The Company is in the process of evaluating the valuations of certain intangible assets.

         Assets:
              Cash                                             $          5,622
              Property and equipment                                     51,815
              Deposits                                                      450
              Excess cost over net assets acquired                    7,863,060
                                                                   ------------

                                                                   $  7,920,947
                                                                   ============

         Liabilities:

              Accrued expenses                                     $    381,947

              Shareholders' advance                                     115,000
                                                                   ------------

                                                                   $    496,947
                                                                   ============

         Net assets acquired                                       $  7,424,000
                                                                   ============


Three key executives of SiVault Analytics have employment agreements as of January 1, 2004. Future minimum base salary of three executives is as follows:


                                                    Minimum Annual
                 Year Ending June 30,                   Salary
                 --------------------               --------------
                         2005                       $    574,111
                         2006                            574,111
                         2007                            574,111
                         2008                            574,111
                         2009                            287,056
                                                    ------------
                                                    $  2,583,500
                                                    ============

In addition, the three executives are entitled to a bonus each quarter for 15% of their yearly salary, based upon the performance and approval by the Board of Directors. Per the July 9, 2004 acquisition agreement, the employment agreements may be modified. As of the date of this report, there have been no modifications to these agreements.

SiVault Analytics, prior to being acquired entered into several strategic alliances and licensing agreements during 2004.

EQUITY TRANSACTIONS
-------------------

On August 6, 2004, 350,000 common shares of the Company at $1.60 per share were issued to the Directors of the Company for renumeration of directors for services to be rendered for the year ended June 30, 2005. An officer also received 15,000 common shares at $1.60 per share upon signing of his August 3, 2004 employment agreement. These stock awards were pursuant to the Company's 2004 Incentive Stock Plan.

On September 10, 2004, the Company completed the private placement of common shares and warrants begun on June 12, 2004 in which the Company raised gross proceeds of approximately $1.35 million subsequent to June 30, 2004. On September 13, 2004, the Company initiated a new private placement of 1 million shares of common stock at $1.50 per share and the proceeds from this placement through September 30, 2004 was approximately $700,000.

            -----------------


LEASE COMMITMENT
----------------

On September 24, 2004, the Company entered into a sub-sublease agreement for rental space in San Jose, California which expires on May 31, 2008. The sublessor, in the San Jose lease, has the option to terminate, if, on or before January 2, 2005, the Company fails to provide the sublessor with satisfactory evidence that (i) the Company has net cash of at least $3 million, or (ii) the Company has obtained new equity financing of $5 million. If these requirements are not met, the sublessor could terminate the lease after January 2, 2005 with a written notice of at least thirty days prior to such termination. Future approximate annual minimum lease payments are as follows:

                                                     Minimum Annual
                  Year Ending June 30,               Rental Expense
                  --------------------               --------------

                        2005                          $    236,000
                        2006                               459,000
                        2007                               476,000
                        2008                               375,000
                                                      ------------
                                                      $  1,546,000
                                                      ============

LICENSING AGREEMENT
-------------------

On September 15, 2004, the Company entered into a licensing and strategic alliance with a software solutions company to deploy an integrated system for securing biometric authentication, validation, verification, records access and point-of-sale payment, serving the healthcare, retail, financial services and government markets.

The software license is for 3500 point of sale devices driven by Electra-POS and 250,000 cards issued by Electra-Card for a thirty month period. The software license fees as defined in the license agreement call for $620,000 to be paid in monthly installments with a 10% annual interest rate per annum as follows:

1. Initial payment of $100,000: $50,000 paid upon initiation of the contract and an additional $50,000 is due on the commencement date, two weeks after the contract initiation.
2. The Company and software solution company agreed to negotiate the financing of $40,000 in third party software.
3. The remaining thirty monthly payments of $16,833 each start ninety days from the commencement date.

In addition, the software solutions company will be charging the Company an annual maintenance fee for the base software license of $10,333 per month. Additional maintenance fees will be charged based on additional customizations and a revenue sharing program.

NOTE 21 -   PRIOR PERIOD ADJUSTMENT
            -----------------------

A prior period adjustment was recorded to correct an error in the recording of federal income taxes for the year ended June 30, 2002. As originally reported, a federal income tax liability of $329,556 was provided for Lightec as if it was filing as a separate tax entity. Lightec was filed as part of the Company's June 30, 2002 consolidated tax return, which showed a loss, therefore, no federal tax accrual was necessary. Both the accumulated deficit and the liability for income taxes at July 1, 2002 were reduced by $329,556. The corrected basic and diluted loss per share for the year ended June 30, 2002 was $(0.11) per share (reflecting the 2004 one-for-twenty reverse stock split).

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Nevada General Corporation Law and our Articles of Incorporation, as amended, and our Bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our Articles of Incorporation and Bylaws is to eliminate the rights of our Company and our stockholders (through stockholder's derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of our Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our Bylaws provide that if the Nevada General Corporation Law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Nevada General Corporation Law grants corporations the right to indemnify their directors officers employees and agents in accordance with applicable law.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

           Registration fee                                     $  6,473.12
           Legal fees and expenses                                25,000.00
           Accounting fees and expenses                           10,000.00
           Printing and related expenses                           5,000.00
           Miscellaneous                                           3,526.88
                                                                -----------
           TOTAL                                                 $50,000.00

All of the above expenses except the SEC registration fee are estimated. All of the above expenses will be paid by the Registrant.

ITEM 26.                   RECENT SALES OF UNREGISTERED SECURITIES

     The following sets forth certain information regarding sales of our securities during the year ended June 30, 2004, the quarter ended September 30, 2004 and through December 21, 2004 which sales were not registered under the Securities Act of 1933. Unless otherwise indicated, no underwriters were involved in these transactions.

1. On September 19, 2003 we sold to private investors 600,998 shares of our common stock for a total purchase price of $1,201,996. For no additional consideration, the investors also received two-year warrants to purchase a like number of shares of common stock at an exercise price of $3.00 per share.

2. On November 20, 2003 we sold to private investors 137,875 shares of our common stock for a total purchase price of $275,750 . For no additional consideration, the investors also received two-year warrants to purchase a like number of shares of common stock at an exercise price of $3.00 per share.

3. On December 30, 2003 we sold to private investors 184,525 shares of our common stock for a total purchase price of $369,050 For no additional consideration, the investors also received two-year warrants to purchase a like number of shares of common stock at an exercise price of $3.60 per share.

4. On September 21 2003 we issued 7,500 shares of our common stock and on May 10, 2004 we issued 12,500 shares of common stock to Jim Williams pursuant to a consulting agreement.


5. On December 23, 2003 we issued 7,500 shares of our common stock to John Leggate pursuant to a consulting agreement.

6. On May 15, 2004, we issued 58,139 shares of our common stock to each of the two shareholders of Datagility, Herve Bertacchi and John Bell, in consideration for the acquisition of Datagility.

7. On May 10 2004, we issued 50,000 of our common stock to David Dalton pursuant to his engagement as Chairman of eMedRx Inc. (USA) and 15,000 shares of common stock to Jeff Maynard pursuant to his employment agreement as President and CEO of that company.

8. On May 7, 2004, we issued to Maryanne Richard warrants to purchase 400,000 shares of common stock at an exercise price of $2.50 per share. The warrants are scheduled to expire on May 7, 2006. The warrants were issued in connection with a settlement of outstanding claims.

9. On May 25, 2004, we issued to the Synergex Group LLC warrants to purchase 400,000 shares of common stock at an exercise price of $2.50 per share. The warrants are scheduled to expire on May 25 , 2006. The warrants were issued in consideration for extending the initial repayment date by three months of an outstanding note which had an original principal balance of $1,000,000 held by the Synergex Group LLC.

10. On September 30, 2003, we issued to Edinburgh LLC warrants to purchase 672,000 shares of common stock at an exercise price of $3.00 per share. The warrants are scheduled to expire on September 30, 2008. The warrants were issued in consideration for extending to December 31, 2004 the maturity date of an outstanding debenture which had an original principal balance of $1,680,000 held by Edinburgh LLC.

11. On June 24, 2004 we issued 485,484 shares of our common stock to Synergex Group LLC in consideration of the settlement of a note that had a remaining balance of $970,968.

12. On August 1, 2003, we issued 25,000 shares of common stock to Thien Pham, valued at $3.00 per share, for an electronic prescription program developed by Mr. Pham for eMedRx Canada.

13. On July 21, 2004 we issued a total of 4,000,000 shares of our common stock to Emilian Elefteratos, Jonatan Schmidt, Alex Gelf, Steve Pollini and Maria Diaconu in consideration of the purchase of SiVault Analytics, Inc.

14. In July, August and September 2004 we sold to private investors 904,974 shares of our common stock for a total purchase price of $1,357,463 in our June 2004 Private Placement. For no additional consideration, the investors also received two-year warrants to purchase a like number of shares of common stock at an exercise price of $2.00 per share.

15. On August 4, 2004 we issued a total of 207,500 shares of our common stock to two individuals pursuant to a consulting agreement and finders fee in the raising of capital.

16. On August 9, 2004 we issued a total of 125,000 shares of our common stock to two individuals pursuant to a finders fee agreement in the acquisition of SiVault Analytics, Inc.

17. On August 9, 2004 we issued a total of 375,355 shares of S8 common stock to settle $600,570 of debts due to related parties.

18. On August 9, 2004 we issued 15,000 shares of S8 common stock to an officer, in consideration of signing a new employment contract.

19. On August 9, 2004 we issued 6,600 shares of S8 common stock to an individual, to settle $10,656 of debt.

20. On August 9, 2004 we issued a total of 70,000 shares of S8 common stock to three individuals pursuant to a consulting agreement and a finders agreement in the acquisition of SiVault Analytics, Inc. and raising of capital.

21. On August 10, 2004 we issued a total of 350,000 shares of S8 common stock to seven directors of the company in consideration of services rendered in fiscal 2004.

22. On August 28, 2004 we issued a total of 166,667 shares of our common stock in consideration of the excising of warrants for a total purchase price of $333,334.

23. On September 1, 2004, we issued to Orhan Sadik Khan options to purchase 100,000 shares of common stock at an exercise price of $1.50 per share. The options are scheduled to expire on September 1, 2009. The options were issued pursuant to a consulting contract.

24. In September 2004 we sold to private investors 267,100 of our common stock for a total purchase price of $400,650. For no additional consideration, the investors also received two-year warrants to purchase a like number of shares of common stock at an exercise price of $2.00 per share.

25. On September 9, 2004 we issued a total of 38,050 shares to a law firm to settle a debt of $57,075.

26. On September 21, 2004 we issued 7,500 shares of our common stock to a consultant.

27. On October 19, 2004, the Company entered into three Share Exchange Agreements with shareholders of eMedRx Delaware and eMedRx Canada and a shareholder of eMedRx Nevada (the "Agreements"). The Agreements call for the exchange of the common shares of eMedRx Delaware, eMedRx Canada and of eMedRx Nevada not currently owned by the Company for 568,070 restricted shares of the Company's common stock.

28. On October 18, 2004 we issued a total of 80,000 shares of S8 common stock to eight directors of the company in consideration of services being rendered in fiscal 2005.

29. On October 11, 2004 we issued 125,500 shares of our common stock to three individuals for consulting services.

30. On October 18, 2004 we issued 20,000 shares of our common stock to a consultant.

31. On October 20, 2004 we issued 100,000 shares of our common stock to 10 individuals as consideration for services rendered as advisors.

32. On November 30, 2004 we issued 3,050,000 shares for the acquisition of substantially all of the assets of ViaQuo Corporation (of which 2,300,000 shares are in escrow, pending outcomes of patent applications).

33. In October and November, 2004 we sold to private investors 636,050 shares of our common stock for a total purchase price of $954,075. For no additional consideration, the investors also received two-year warrants to purchase a like number of shares of common stock at an exercise price of $2.00 per share.

34. On December 21, 2004 we issued 50,000 shares of our common stock as consideration for a loan.

Each of the foregoing sales was made in reliance on the exemption afforded by
Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities, the securities were offered to a limited number of individuals and the transfer thereof was appropriately restricted by us, all purchasers were believed to be accredited or sophisticated investors capable of evaluating the merits and risks of the investment and each purchaser represented that the securities were acquired for investment and not with a view to re-sale in contravention of the registration provisions of the Securities Act.

ITEM 27.                            EXHIBITS

2.1 Stock Exchange Agreement among the Registrant, Biometrics Security Inc. and the shareholders of Biometrics Security Inc. (3)

2.2 Exchange Agreement among the Registrant, NetFace LLC and the members of NetFace LLC dated June 29, 2001. (4)

2.3 Agreement and Plan of Merger dated as of June 28, 2002, by and among Security Biometrics, Inc., Datadesk Technologies, Inc., Edinburgh Investments LLC, and SBTI Acquisition Corporation. (6)

2.4 Agreement and Plan of Merger dated as of March 14, 2002, by and among Security Biometrics, Inc., LT Acquisition Corp., Lightec Communications Inc., Maryanne Richards and Michael Richards. (7)

2.5 Agreement and Plan of merger dated as of June 28, 2002, and among Security Biometrics, Inc., Datadesk Technologies, Inc., Edinburgh Investment LLC, and SBTI Acquisition Corporation. (6)

2.6 Stock and Note Transfer Agreement, effective as of August 20, 2003, by and between Security Biometrics, Inc. and Pan Pacifica Ltd. (19)

2.7 Stock Purchase Agreement dated July 9, 2004 among the registrant and all shareholders of SiVault Analytics, Inc. (13)

3.1 Certificate of Amendment to Articles of Incorporation of Registrant changing the name e of the Registrant to Great Bear Investments, Inc. (1)

3.2 Certificate of Amendment of Articles of Incorporation of Great Bear Investments, Inc. changing name to "SECURITY BIOMETRICS, INC." (2)

3.3   Articles of Incorporation of Registrant. (1)

3.4   By-Laws of the Registrant. (1)

3.5   Amended and Restated By-Laws of the registrant. (9)

3.6 Article Fourth and Article Eleventh of the Registrant's Articles of Incorporation, as in, effect through amendments filed as of July 7, 2004.
      (18)

4.1 Warrant in favor of MaryAnne Richard to purchase 400,000 shares expiring May 6, 2006. (10)

4.2 Form of Class A Common Stock Purchase Warrant dated as of November 23, 2004 issued by SiVault Systems, Inc. to the Purchasers. (16)

4.3   Form of Convertible Note. (16)

4.4 Form of Lock-Up Agreement dated as of November 23, 2004 between SiVault Systems, Inc. and certain of its stockholders. (16)

4.5 Registration Rights Agreement, dated as of November 30, 2004 between SiVault Systems, Inc. and Viaquo Corporation. (16)

10.1 Consulting Agreement between Security Biometrics, Inc. and LK & Z Advisory International, Inc. (2)

10.2 Exclusive License Agreement and Option Agreement between DSI and Datatech Systems Inc. and Biometrics Security, Inc. (2)

10.3 Financial Consulting Agreement between DSI Datatech Systems, Inc. and Wayne Alan Taylor, dated February 28, 2000. (3)

10.4 Assignment from Wayne Alan Taylor to Gesture Recognition Technologies International Limited dated July 28, 2000. (3)

10.5 Assignment from GRT International Limited to Biometrics Security Inc. dated August 1, 2000. (3)

10.6 Option Agreement between Biometrics Security Inc. and DSI Datatech Systems, Inc. dated August 22, 2000. (3)

10.7 Consulting Agreement between the Registrant and LK&Z Advisory International, Inc. (3)

10.8 Promissory Note for $1,000,000 dated June 14, 2002 between Security Biometrics, Inc and Maryanne Richard. (7)

10.9 Promissory Note for $1,000,000 dated June 14, 2002 between Security Biometrics, Inc. and Gerard Munera. (7)

10.10 Security Agreement for the $1,000,000 Promissory Note dated June 14, 2002 between Security Biometrics, Inc. and Maryanne Richards. (7)

10.11 Security Agreement for the $1,000,000 Promissory Note dated June 14, 2002 between Security Biometrics, Inc. and Gerard Munera. (7)

10.12 Employment Agreement between Robert Solomon and Security Biometrics, Inc. dated June 28, 2002. (6)

10.13 Option Agreement by and between DSI Datatech Systems, Inc. and NetFace, LLC dated June 28, 2000. (5)

10.14 Employment Agreement between Kenneth Barr and Security Biometrics, Inc. date May 1, 2002. (8)

10.15 Employment between Kenneth Barr and Security Biometrics, Inc. dated May 1, 2002. (8)

10.16 Employment Agreement between Michael Richard and Security Biometrics, Inc. dated June 14, 2002. (8)

10.17 Consultancy Agreement between Christopher Farnworth and Security Biometrics, Inc. dated December 6, 2001. (8)

10.18 Consultancy Agreement between Wayne Taylor and Security Biometrics, Inc. dated October 1, 2001. (8)

10.19 Consultancy Agreement between Stephen Henry and Security Biometrics, Inc. dated October 1, 2001. (8)

10.20 Finder's Fee Agreement between Chris Farnworth and Security Biometrics, Inc. dated October 10, 2001. (8)

10.21 Exclusive Distribution and Partnership Agreement dated April 20, 2002 between WonderNet Ltd. and Security Biometrics, Inc. (8)

10.22 Security Biometrics, Inc. Incentive Stock Option Plan dated April 29, 2002. Subsidiaries. (8)

10.23   2004 Incentive Stock Plan of the Registrant. (9)

10.24 Settlement Agreement dated June 4, 2004 among the registrant, MaryAnne Richard, Michael Richard and Lightec Communications Corp. (11)

10.25 Agreement for Purchase and sale of Assets, dated as of November 30, 2004, among SiVault Systems, Inc., Viaquo Corporation and the Escrow Holder. (17)

10.26 Settlement Agreement dated June 23, 2004 between the registrant and Synergex Group, LLC. (12)

10.27 Sublease dated September 24, 2004 between the registrant and Euclid Network Solutions for San Jose facility. (14)

10.28 Exclusive Distribution and Partnership Rights Agreement dated August 15, 2003 between the registrant and WonderNet, Ltd. (14)

10.29 Strategic Partnering and ASP License Agreement effective as of May 13, 2004 between SiVault Analytics, Inc. and Viaquo Corporation. (14)

10.30 ISV and Reseller License Agreement effective May 13, 2004 between SiVault Analytics, Inc. and Communications Intelligence Corporation.
        (14)

10.31 Reseller Agreement effective May 13, 2004 between Hypercom U.S.A., Inc. and SiVault Analytics, Inc. (14)

10.32 Agreement dated March 2, 2004 for Purchase and Sale of Assets between SiVault Analytics, Inc. and @POS.com, Inc. (14)

10.33 Master Agreement effective September 15, 2004 between Opus Software Solutions Pvt. Ltd and the registrant. (14)

10.34 Software License and Strategic Alliance Agreement effective September 2004 between Intelli-Check, Inc. and the registrant. (14)

10.35 Strategic Alliance and Exclusive Management Agreement effective September 22, 2004 between Rycom CCI Inc. and the registrant. (14)

10.36 Form of Subscription Agreement dated as of November 23, 2004, among SiVault Systems, Inc. and the Purchasers. (16)

10.37 Form of Security and Pledge Agreement among SiVault Systems, Inc. and the Purchasers. (16)

23.1    Consent of Miller Ellin & Company, LLP, Certified Public Accountants. *

23.2    Consent of Amisano Hanson, Certified Public Accountants. *

24.     Power of Attorney **


---------------------

1. Incorporated by reference to Registrant's Registration Statement on Form 10-SB, filed on May 26, 2000.

2. Incorporated by reference to Registrant's Registration Statement on Form 10-SB/A (No. 2), filed on December 28, 2000.

3. Incorporated by reference to Registrant's Registration Statement on Form 10-SB/A (No. 3), filed on March 7, 2001.

4. Incorporated by reference to Registrant's report on Form 8-K filed on July 13, 2001.

5. Incorporated by reference to Registrants report on Form 10K SB filed on October 11, 2001.

6. Incorporated by reference to Registrants report on Form 8K filed on July 12, 2002 and amended on September 20, 2002.

7. Incorporated by reference to Registrants report on Form 8K filed on June 28, 2002 and amended on September 20, 2002.

8. Incorporated by reference to the Registrant's annual report on Form 10KSB filed on October 7, 2002

9. Incorporated by reference to the Registrant's Proxy Statement on Schedule 14A filed on April 19, 2004.

10. Incorporated by reference to Exhibit 3.1 to the Registrant's report on Form 10-Q filed on June 4, 2004.

11. Incorporated by reference to the Registrant's report on Form 8-K filed on June 8, 2004.

12. Incorporated by reference to the Statement on Schedule 13D filed by Synergex Group LLC and Gerard Munera on July 1, 2004

13. Incorporated by reference to the Registrant's report on Form 8-K filed on July 20, 2004.

14. Incorporated by reference to the Registrant's report on Form 10KSB filed on October 13, 2004.

15. Incorporated by reference to the Registrant's report on Form 8-K filed on October 24, 2004.

16. Incorporated by reference to Registrant's report on Form 8-K filed November 24, 2004.

17. Incorporated by reference to the Registrant's report on Form 8-K filed on December 8, 2004.

18. Incorporated by reference to the Registrant's report Registration Statement on Form S-8 filed on July 15, 2004.

19. Incorporated by reference from Registrant's report on Form 8-K filed on September 4, 2003.

*    Filed herewith

* *  Included in signature page

ITEM 28.                        UNDERTAKINGS

A. Undertaking Pursuant to Rule 415.

        The Undersigned registrant hereby undertakes:

1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Irvine, State of California, on January 3, 2005.

                                         SIVAULT SYSTEMS, INC.

                                         By:   /s/ EMILIAN ELEFTERATOS
                                               ------------------------
                                               Emilian Elefteratos
                                               CEO and President



                                POWER OF ATTORNEY

        We, the undersigned officers and directors of SiVault Systems, Inc., hereby severally constitute and appoint Emilian Elefteratos, our true and lawful attorney-in-fact and agent, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement and all documents in connection thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.


/s/  EMILIAN ELEFTERATOS              Director             January 3, 2005
------------------------
Emilian Elefteratos


/s/  WAYNE TAYLOR                     Director             January 3, 2005
------------------------
Wayne Taylor


/s/  IGOR J. SCHMIDT                  Director             January 3, 2005
------------------------
Igor J. Schmidt


/s/  DAVID DALTON                     Director             January 3, 2005
------------------------
David Dalton


/s/  ALLAN GIBBONS                    Director             January 3, 2005
------------------------
Allan Gibbons


/s/  GERARD MUNERA                    Director             January 3, 2005
------------------------
Gerard Munera


/s/  ELAINE BLOOM                     Director             January 3, 2005
------------------------
Elaine Bloom


                                      Director             January 3, 2005
/s/  STUART PLATT
------------------------
Stuart Platt